As filed with the U.S. Securities and Exchange Commission on February 26, 2021

File No. 811-7440

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form N‑1A

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940	(X)

Amendment No. 45	(X)

DIMENSIONAL EMERGING MARKETS VALUE FUND
(Exact Name of Registrant as Specified in Charter)

6300 Bee Cave Road, Building One
Austin, Texas 78746
(Address of Principal Executive Offices)

(512) 306-7400
(Registrant’s Telephone Number, including Area Code)
___________

Catherine L. Newell, Esq.
Dimensional Fund Advisors LP
6300 Bee Cave Road, Building One
Austin, TX 78746
(Name and Address of Agent for Service)
___________

Please Send Copies of Communications to:
Jana L. Cresswell, Esq.
Stradley, Ronon, Stevens & Young, LLP
2600 One Commerce Square
Philadelphia, PA 19103
(215) 564-8048

DIMENSIONAL EMERGING MARKETS VALUE FUND

Part A

February 28, 2021

Introduction

DIMENSIONAL EMERGING MARKETS VALUE FUND (formerly, Dimensional Emerging Markets Value Fund Inc.) (the “Fund”), 6300 Bee Cave Road, Building One, Austin, TX 78746, (512) 306-7400, offers its shares to other investment companies and institutional investors.  The investment objective of the Fund is to seek long-term capital growth through investment in emerging market equity securities.
Shares of the Fund are issued solely in private placements pursuant to available exemptions from registration under the Securities Act of 1933, as amended (“Securities Act”).  This Part A of the Fund’s registration statement (“Part A”) does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” to the public within the meaning of the Securities Act.

DIMENSIONAL EMERGING MARKETS VALUE FUND
Investment Objective and Policies
Dimensional Fund Advisors LP (the “Advisor”) believes that equity investing should involve a long-term view and a systematic focus on sources of expected returns, not on stock picking or market timing. In constructing an investment portfolio, the Advisor identifies a broadly diversified universe of eligible securities with precisely-defined risk and return characteristics. It then places priority on efficiently managing portfolio turnover and keeping trading costs low. In general, the Advisor does not intend to purchase or sell securities for the investment portfolio based on prospects for the economy, the securities markets or the individual issuers whose shares are eligible for purchase.
The investment objective of the Fund is to achieve long-term capital growth through investment in emerging market equity securities.  The Fund seeks to achieve its investment objective by investing in companies associated with emerging markets, including frontier markets (emerging market countries in an earlier stage of development), authorized for investment by the Investment Committee of the Advisor (“Approved Markets”).  The Fund invests its assets primarily in Approved Market equity securities listed on bona fide securities exchanges or actively traded on over-the-counter markets.  These exchanges or over-the-counter markets may be either within or outside the issuer’s domicile country.  For example, the securities may be listed or traded in the form of European Depositary Receipts (“EDRs”), Global Depositary Receipts (“GDRs”), American Depositary Receipts (“ADRs”) or other types of depositary receipts (including non-voting depositary receipts) or may be listed on bona fide securities exchanges in more than one country.
The Fund may also invest in China A-shares (equity securities of companies listed in China) that are accessible through the Shanghai-Hong Kong Stock Connect program or the Shenzhen-Hong Kong Stock Connect program (together, “Stock Connect”).
The Fund seeks to achieve its objective by purchasing emerging market equity securities that are deemed by the Advisor to be value stocks at the time of purchase.  An equity issuer is considered to have a low relative price (i.e., a value stock) primarily because it has a low price in relation to its book value.  In assessing relative price, the Advisor may consider additional factors, such as price to cash flow or price to earnings ratios. The Advisor may also adjust the representation in the Fund of an eligible company, or exclude a company, after considering such factors as free float, momentum, trading strategies, liquidity, size, relative price, profitability, investment characteristics, and other factors that the Advisor determines to be appropriate.  In assessing profitability, the Advisor considers different ratios, such as that of earnings or profits from operations relative to book value or assets.  In assessing a company's investment characteristics, the Advisor considers ratios such as recent changes in assets divided by total assets. The criteria the Advisor uses for assessing relative price, profitability, and investment characteristics are subject to change from time to time.  No assurance can be given that the Fund’s investment objective will be achieved.  As a non-fundamental policy, under normal circumstances, the Fund will invest at least 80% of its net assets, plus the amount of any
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borrowings for investment purposes, in emerging markets investments that are defined in this Part A as Approved Market securities.
Fund Characteristics and Policies
The Fund’s policy is to seek to achieve its investment objective by purchasing emerging market equity securities across all market capitalizations, and specifically those that are deemed by the Advisor to be value stocks at the time of purchase, as described in the paragraph above.
The Fund will consider for purchase securities that are associated with an Approved Market (“Approved Market Securities”). Approved Market securities are: (a) securities of companies organized under the laws of, or maintain their principal place of business in, an Approved Market; (b) securities for which the principal trading market is in an Approved Market; (c) securities issued or guaranteed by the government of an Approved Market, its agencies or instrumentalities, or the central bank of such country or territory; (d) securities of companies that derive at least 50% of their revenues or profits from goods produced or sold, investments made, or services performed in Approved Markets or have at least 50% of their assets in Approved Markets; (e) securities included in the Fund’s benchmark index, which tracks Approved Markets; or (f) depositary shares of companies associated with Approved Markets under the criteria above.
Securities of Approved Markets may include securities of companies that have characteristics and business relationships common to companies in other countries or regions.  As a result, the value of the securities of such companies may reflect economic and market forces in such other countries as well as in the Approved Markets.  The Advisor, however, will select only those companies that, in its view, have sufficiently strong exposure to economic and market forces in Approved Markets that satisfy the criteria described above. The Fund also may obtain exposure to Approved Market Securities by investing in derivative instruments that derive their value from Approved Market Securities, or by investing in securities of pooled investment vehicles that invest at least 80% of their assets in Approved Market Securities.
In determining what countries are eligible markets for the Fund, the Advisor may consider various factors, including without limitation, the data, analysis, and classification of countries published or disseminated by the International Bank for Reconstruction and Development (commonly known as the World Bank), the International Finance Corporation, FTSE International, and MSCI.  Approved Markets may not include all such emerging markets.  In determining whether to approve markets for investment, the Advisor may take into account, among other things, market liquidity, relative availability of investor information, government regulation, including fiscal and foreign exchange repatriation rules, and the availability of other access to these markets for the Fund.
As of the date of this Part A, the Fund invests in the following countries that are designated as Approved Markets:  Brazil, Chile, China, Columbia, Czech Republic, Greece, Hungary, India, Indonesia, Malaysia, Mexico, the Philippines, Poland, Qatar, Russia, Saudi Arabia, South Africa, South Korea, Taiwan, Thailand, Turkey, and United Arab Emirates.  The Advisor will determine in its discretion when and whether to invest in countries that have been authorized, depending on a number of factors, including, but not limited to, asset growth in the
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Fund, constraints imposed in Approved Markets and other characteristics of each country’s markets.  The Investment Committee of the Advisor also may designate other countries as Approved Markets for investment in the future, in addition to the countries listed above. Although the Advisor does not intend to purchase securities not associated with an Approved Market, the Fund may acquire such securities in connection with corporate actions or other reorganizations or transactions with respect to securities that are held by the Fund from time to time.  In addition to the Approved Markets listed above, the Fund may continue to hold securities in countries that are not currently authorized for investment, but that had been authorized for investment in the past and may reinvest distributions received in connection with such existing investments in such previously Approved Markets.
Pending the investment of new capital in Approved Markets securities, the Fund will typically invest in money market instruments or other highly liquid debt instruments including those denominated in U.S. dollars (including, without limitation, repurchase agreements).  In addition, the Fund may, for liquidity, or for temporary defensive purposes during periods in which market or economic or political conditions warrant, purchase highly liquid debt instruments or hold freely convertible currencies, although the Fund does not expect the aggregate of all such amounts to exceed 20% of its net assets under normal circumstances.  The Fund may also invest in Exchange Traded Funds (“ETFs”) that provide exposure to Approved Markets or other equity markets, including the United States, for the purposes of gaining exposure to the equity markets while maintaining liquidity.
To the extent permitted by the Investment Company Act of 1940, as amended (the “1940 Act”), the Fund also may invest in shares of other investment companies that invest in one or more Approved Markets, although it intends to do so only where access to those markets is otherwise significantly limited.  In some Approved Markets, it may be necessary or advisable for the Fund to establish a wholly-owned subsidiary or a trust for the purpose of investing in the local markets.
The Fund may purchase or sell futures contracts and options on futures contracts for Approved Market or other equity market securities and indices, including those of the United States, to increase or decrease equity market exposure based on actual or expected cash inflows to or outflows from the Fund.  The Fund does not intend to sell futures contracts to establish short positions in individual securities or to use derivatives for purposes of speculation or leveraging investment returns.  In addition to money market instruments and other short-term investments, the Fund may invest in affiliated and unaffiliated registered and unregistered money market funds to manage cash pending investment in other securities or to maintain liquidity for the payment of redemptions or other purposes.  Investments in ETFs and money market funds may involve duplication of certain fees and expenses.
Portfolio Construction
Generally, changes in the composition and relative ranking (in terms of price to book ratio) of the stocks that are eligible for purchase by the Fund take place with every trade when the securities markets are open for trading due primarily to price changes of such securities.  On a periodic basis, the Advisor will identify value stocks that are eligible for investment and re-evaluate eligible value stocks no less than semi-annually.
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In general, securities will not be purchased or sold based on the prospects for the economy, the securities markets, or the individual issuers whose shares are eligible for purchase.  Securities that have depreciated in value since their acquisition will not be sold solely because prospects for the issuer are not considered attractive or due to an expected or realized decline in securities prices in general.  Securities generally will not be sold solely to realize short-term profits, but when circumstances warrant, they may be sold without regard to the length of time held.  Securities, including those eligible for purchase, may be disposed of, however, at any time when, in the Advisor’s judgment, circumstances warrant their sale, including but not limited to tender offers, mergers and similar transactions, or bids made for block purchases at opportune prices.  Generally, securities will be purchased with the expectation that they will be held for longer than one year and will be held until such time as they are no longer considered an appropriate holding in light of the investment policy of the Fund.
For the purpose of converting U.S. dollars to another currency, or vice versa, or converting one foreign currency to another foreign currency, the Fund may enter into foreign currency forward contracts.  In addition, to hedge against changes in the relative value of foreign currencies, the Fund may purchase foreign currency futures contracts.  However, the Fund generally does not hedge foreign currency risk.  The Fund will only enter into such a futures contract if it is expected that the Fund will be able readily to close out such contract.  However, there can be no assurance that the Fund will be able in any particular case to do so, and if it cannot, the Fund may suffer a loss.
For the Fund, the Advisor may consider a small capitalization company’s investment characteristics with respect to other eligible companies when making investment decisions and may exclude a small capitalization company when the Advisor determines it to be appropriate. In assessing a company’s investment characteristics, the Advisor considers ratios such as recent changes in assets divided by total assets. Under normal circumstances, the Fund will seek to limit such exclusion to no more than 5% of the eligible small capitalization company universe in each country that the Fund invests.  The Advisor may decrease the allocation of the Fund’s assets to eligible small capitalization companies that generally have lower profitability and/or higher relative prices .
In attempting to respond to adverse market, economic, political, or other conditions, the Fund may, from time to time, invest its assets in a temporary defensive manner that is inconsistent with the Fund’s principal investment strategies. In these circumstances, the Fund may be unable to achieve its investment objective.
Investment Terms Used in the Part A

Below are the definitions of some terms that the Advisor uses to describe the investment strategies for the Fund.

Free Float generally describes the number of publicly traded shares of a company.

Momentum generally describes the past performance of a stock relative to other stocks.

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Trading Strategies generally refers to the ability to execute purchases and sales of stocks in a cost-effective manner.

Profitability generally measures a company’s profit in relation to its book value or assets.

SECURITIES LOANS
The Fund is authorized to lend securities to qualified brokers, dealers, banks, and other financial institutions for the purpose of earning additional income.  While the Fund may earn additional income from lending securities, such activity is incidental to the investment objective of the Fund.  The value of securities loaned may not exceed 33⅓% of the value of the Fund’s total assets, which includes the value of collateral received.  To the extent the Fund loans a portion of its securities, the Fund will receive collateral consisting generally of cash or U.S. Government securities.  Collateral received will be maintained by marking to market daily and (i) in an amount equal to at least 100% of the current market value of the loaned securities with respect to securities of the U.S. Government or its agencies; (ii) in an amount generally equal to 102% of the current market value of the loaned securities with respect to U.S. securities; and (iii) in an amount generally equal to 105% of the current market value of the loaned securities with respect to foreign securities.  Subject to its stated investment policies, the Fund will generally invest the cash collateral received for loaned securities in The DFA Short-Term Investment Fund (the “Money Market Series”), an affiliated registered money market fund advised by the Advisor for which the Advisor receives a management fee of 0.05% of the average daily net assets of the Money Market Series.  The Fund may also invest such collateral in securities of the U.S. Government or its agencies, repurchase agreements collateralized by securities of the U.S. Government or its agencies, and unaffiliated registered and unregistered money market funds.  For purposes of this paragraph, agencies include both agency debentures and agency mortgage backed securities.
In addition, the Fund will be able to terminate the loan at any time and will receive reasonable interest on the loan, as well as amounts equal to any dividends, interest, or other distributions on the loaned securities.  However, dividend income received from loaned securities may not be eligible to be taxed at qualified dividend income rates.  See Part B “TAXATION OF THE FUND—Complex Securities—Securities lending” for a further discussion of the tax consequences related to securities lending.  The Fund will be entitled to recall a loaned security in time to vote proxies or otherwise obtain rights to vote proxies of loaned securities if the Fund knows a material event will occur.  In the event of the bankruptcy of the borrower, the Fund could experience delay in recovering the loaned securities or only recover cash or a security of equivalent value.  See “PRINCIPAL RISKS—Securities Lending” for a discussion of the risks related to securities lending.
SECURITIES LENDING REVENUE
During the fiscal year ended October 31, 2020, the Fund received $10,973,123 in net revenues from a securities lending program (see “SECURITIES LOANS”), which constituted 0.07% of the average daily net assets of the Fund. The amount of net revenues reported above may differ from the amounts disclosed in the Fund’s annual report due to timing differences, reconciliations, and certain other adjustments.
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PRINCIPAL RISKS
Because the value of your investment in the Fund will fluctuate, there is the risk that you will lose money. An investment in the Fund is not a deposit of a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.  The following is a description of principal risks of investing in the Fund.
Equity Market Risk
Even a long-term investment approach cannot guarantee a profit. Economic, market, political, and issuer-specific conditions and events will cause the value of equity securities, and the Fund that owns them, to rise or fall. Stock markets tend to move in cycles, with periods of rising prices and periods of falling prices. In addition, economies and financial markets throughout the world have become increasingly interconnected, which increases the likelihood that events or conditions in one region or country will adversely affect markets or issuers in other regions or countries. Portfolio securities may be negatively impacted by inflation (or expectations for inflation), interest rates, global demand for particular products/services or resources, natural disasters, pandemics, epidemics, terrorism, war, military confrontations, regulatory events and governmental or quasi-governmental actions, among others.
The ongoing outbreak of the novel coronavirus, COVID-19, has resulted, at times, in market closures, market volatility, liquidity constraints and increased trading costs. Efforts to contain the spread of COVID-19 have resulted in global travel restrictions and disruptions of healthcare systems, business operations and supply chains, layoffs, reduced consumer demand, defaults and credit rating downgrades, and other significant economic impacts. The effects of COVID-19 have impacted global economic activity and may heighten pre-existing political, social and economic risks, domestically or globally. The full impact of the COVID-19 pandemic is unpredictable and may adversely affect the Portfolio’s performance.
Small and Mid-Cap Company Risk
Securities of small and mid-cap companies are often less liquid than those of large companies and this could make it difficult to sell a small and mid-cap company security at a desired time or price.  As a result, small and mid-cap company stocks may fluctuate relatively more in price.  In general, small and mid-capitalization companies are also more vulnerable than larger companies to adverse business or economic developments and they may have more limited resources.
Value Investment Risk
Value stocks may perform differently from the market as a whole and an investment strategy purchasing these securities may cause the Fund to at times underperform equity funds that use other investment strategies. Value stocks can react differently to political, economic, and industry developments than the market as a whole and other types of stocks. Value stocks also may underperform the market for long periods of time.
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Profitability Investment Risk
High relative profitability stocks may perform differently from the market as a whole and an investment strategy purchasing these securities may cause the Fund to at times underperform equity funds that use other investment strategies.
Foreign Securities Risk
The Fund invests in foreign issuers.  Such investments involve risks that are not associated with investments in U.S. public companies.  Such risks may include legal, political, and/or diplomatic actions of foreign governments, such as imposition of withholding taxes on interest and dividend income payable on the securities held, possible seizure or nationalization of foreign deposits, establishment of exchange controls, or the adoption of other foreign governmental restrictions that might adversely affect the value of the assets held by the Fund.  Further, foreign issuers are not generally subject to uniform accounting, auditing, and financial reporting standards comparable to those of U.S. public companies, and there may be less publicly available information about such companies than comparable U.S. companies.
The economies of many countries in which the Fund invests are not as diverse or resilient as the U.S. economy, and have significantly less financial resources.  Some countries are more heavily dependent on international trade and may be affected to a greater extent by protectionist measures of their governments, or dependent upon a relatively limited number of commodities and, thus, sensitive to changes in world prices for these commodities.
In many foreign countries, stock markets are more variable than U.S. markets for two reasons.  Contemporaneous declines in both (i) foreign securities prices in local currencies, and (ii) the value of local currencies in relation to the U.S. dollar can have a significant negative impact on the net asset value of the Fund.  The net asset value of the Fund is denominated in U.S. dollars, and, therefore, declines in market price of both the foreign securities held by the Fund and the foreign currency in which those securities are denominated will be reflected in the net asset value of the Fund’s shares.
Depositary Receipts Risk
Depositary receipts, such as EDRs, GDRs and ADRs, are subject to many of the risks of the underlying securities. For some depositary receipts, the custodian or similar financial institution that holds the issuer’s shares in a trust account is located in the issuer’s home country. In these cases if the issuer’s home country does not have developed financial markets, the Fund could be exposed to the credit risk of the custodian or financial institution and greater market risk.  In addition, the depository institution may not have physical custody of the underlying securities at all times and may charge fees for various services. The Fund may experience delays in receiving its dividend and interest payments or exercising rights as a shareholder. There may be an increased possibility of untimely responses to certain corporate actions of the issuer in an unsponsored depositary receipt program. Accordingly, there may be less information available regarding issuers of securities underlying unsponsored programs and there may not be a correlation between this information and the market value of the depositary receipts.

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Emerging Markets Risk
Securities of issuers associated with emerging market countries, including, but not limited to, issuers that are organized under the laws of, maintain a principal place of business in, derive significant revenues from, or issue securities backed by the government (or, its agencies or instrumentalities) of emerging market countries may be subject to higher and additional risks than securities of issuers in developed foreign markets. These risks include, but are not limited to (i) social, political and economic instability; (ii) government intervention, including policies or regulations that may restrict the Portfolio’s investment opportunities, including restrictions on investment in issuers or industries deemed sensitive to an emerging market country’s national interests; (iii) less transparent and established taxation policies; (iv) less developed legal systems which may limit the rights and remedies available to the Fund against an issuer and with respect to the enforcement of private property rights and/or redress for injuries to private property; (v) the lack of a capital market structure or market-oriented economy which could limit reliable access to capital; (vi) higher degree of corruption and fraud  and potential for market manipulation; (vii) counterparties and financial institutions with less financial sophistication, creditworthiness and/or resources as those in developed foreign markets; (viii) the possibility that the process of easing restrictions on foreign investment occurring in some emerging market countries may be slowed or reversed by unanticipated economic, political or social events in such countries, or the countries that exercise a significant influence over those countries; and (ix) differences in regulatory, accounting, auditing, and financial reporting and recordkeeping standards that could impede the Advisor’s ability to evaluate issuers. Similar to foreign issuers, emerging market issuers may not be subject to uniform accounting, auditing and financial reporting standards and there may be less publicly available financial and other information about such issuers, comparable to U.S. issuers. Stock markets in many emerging market countries are relatively small, expensive to trade in and generally have higher risks than those in developed markets. Securities in emerging markets also may be less liquid than those in developed markets and foreigners are often limited in their ability to invest in, and withdraw assets from, these markets. Additional restrictions may be imposed under other conditions. Frontier market countries generally have smaller economies or less developed capital markets and, as a result, the risks of investing in emerging market countries are magnified in frontier market countries.

Foreign Securities and Currencies Risk
Foreign securities prices may decline or fluctuate because of: (a) economic or political actions of foreign governments, and/or (b) less regulated or liquid securities markets. Investors holding these securities may also be exposed to foreign currency risk (the possibility that foreign currency will fluctuate in value against the U.S. dollar or that a foreign government will convert, or be forced to convert, its currency to another currency, changing its value against the U.S. dollar). The Fund does not hedge foreign currency risk.
Foreign issuers may not be subject to uniform accounting, auditing and financial reporting standards and here may be less publicly available financial and other information about such issuers, comparable to U.S. issuers. Certain countries’ legal institutions, financial markets, and services are less developed than those in the U.S. or other major economies. The Portfolio may have greater difficulty voting proxies, exercising shareholder rights, securing dividends and
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obtaining information regarding corporate actions on a timely basis, pursuing legal remedies, and obtaining judgments with respect to foreign investments in foreign courts than with respect to domestic issuers in U.S. courts.

Risks of Borrowing
The Fund has reserved the right to borrow amounts not exceeding 33% of its net assets for the purpose of making redemption payments.  When advantageous opportunities to do so exist, the Fund may purchase securities when borrowings exceed 5% of the value of its net assets.  Such purchases can be considered to be “leveraging” and, in such circumstances, the net asset value of the Fund may increase or decrease at a greater rate than would be the case if the Fund had not leveraged.  The interest payable on the amount borrowed would increase the Fund’s expenses and, if the appreciation and income produced by the investments purchased when the Fund has borrowed are less than the cost of borrowing, the investment performance of the Fund will be reduced as a result of leveraging.
Derivatives Risk
Derivatives are instruments, such as futures and foreign currency forward contracts, whose value is derived from that of other assets, rates or indices.  Derivatives can be used for hedging (attempting to reduce risk by offsetting one investment position with another) or non-hedging purposes. Hedging with derivatives may increase expenses, and there is no guarantee that a hedging strategy will work.  While hedging can reduce or eliminate losses, it can also reduce or eliminate gains.  When the Fund uses derivatives, the Fund will be directly exposed to the risks of those derivatives.  Derivatives expose the Fund to counterparty risk (the risk that the derivative counterparty will not fulfill its contractual obligations), including credit risk of the derivative counterparty, and settlement risk (the risk faced when one party to a transaction has performed its obligations under a contract but has not yet received value from its counterparty). The possible lack of a liquid secondary market for derivatives and the resulting inability of the Fund to sell or otherwise close a derivatives position could expose the Fund to losses and could make derivatives more difficult for the Fund to value accurately. Some derivatives are more sensitive to interest rate changes and market price fluctuations than other securities. The Fund could also suffer losses related to its derivatives positions as a result of unanticipated market movements, which losses are potentially unlimited. The Advisor may not be able to predict correctly the direction of securities prices, interest rates, currency exchange rates and other economic factors, which could cause the Fund’s derivatives positions to lose value. Valuation of derivatives may also be more difficult in times of market turmoil since many investors and market makers may be reluctant to purchase derivatives or quote prices for them. Changes in the value of a derivative may not correlate perfectly with the underlying asset, rate or index, and the Fund could lose more than the principal amount invested.
Risks of Futures Contracts and Options on Futures
The Fund may purchase or sell index futures contracts and options on index futures.  Index futures contracts and options on index futures are derivative securities.  These investments entail the risk that an imperfect correlation may exist between changes in the market value of the stocks owned by the Fund and the prices of such futures contracts and options, and, at times, the
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market for such contracts and options might lack liquidity, thereby inhibiting the Fund’s ability to close a position in such investments.  Gains or losses on investments in options and futures depend on the direction of securities prices, interest rates and other economic factors, and the loss from investing in futures transactions is potentially unlimited.  Certain restrictions imposed by the Internal Revenue Code of 1986, as amended (the “Code”) on regulated investment companies may limit the ability of the Fund to invest in futures contracts and options on futures contracts because, while the Fund is not classified as a “regulated investment company” under Subchapter M of the Code, the Fund’s assets, income and distributions will be managed in such a way that an investor in the Fund will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invested all of its assets in the Fund for the Fund’s entire fiscal year.
The Fund is operated by a person that has claimed an exclusion from the definition of the term “commodity pool operator” under the Commodity Exchange Act (“CEA”) with respect to the Fund described in this Part A, and, therefore, such person is not subject to registration or regulation as a commodity pool operator under the CEA with respect to such Fund.
China Investments Risks
There are special risks associated with investments in China and Taiwan. The Chinese government has implemented significant economic reforms in order to liberalize trade policy, promote foreign investment in the economy, reduce government control of the economy and develop market mechanisms.  But there can be no assurance that these reforms will continue or that they will be effective. Despite reforms and privatizations of companies in certain sectors, the Chinese government still exercises substantial influence over many aspects of the private sector and may own or control many companies. The Chinese government continues to maintain a major role in economic policy making and investing in China involves risks of losses due to expropriation, nationalization, confiscation of assets and property, and the imposition of restrictions on foreign investments and on repatriation of capital invested. In addition, investments in Taiwan could be adversely affected by its political and economic relationship with China. The Chinese economy is also vulnerable to the long running disagreements with Hong Kong related to integration.
Investing in China A-shares through Stock Connect is subject to trading, clearance, settlement, and other procedures, which could pose risks to the Fund. Trading through the Stock Connect program is subject to daily quotas that limit the maximum daily net purchases on any particular day, each of which may restrict or preclude the Fund’s ability to invest in China A-shares through the Stock Connect program. Trading through Stock Connect may require pre-validation of cash or securities prior to acceptance of orders. This requirement may limit the Fund’s ability to dispose of its A-shares purchased through Stock Connect in a timely manner.
A primary feature of the Stock Connect program is the application of the home market’s laws and rules applicable to investors in China A-shares. Therefore, the Fund’s investments in Stock Connect China A-shares are generally subject to the securities regulations and listing rules of the People’s Republic of China (“PRC”), among other restrictions. Stock Connect can only operate when both PRC and Hong Kong markets are open for trading and when banking services are available in both markets on the corresponding settlement days. As such, the Shanghai and
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Shenzhen markets may be open at a time when Stock Connect is not trading, with the result that prices of China A-shares may fluctuate at times when the Fund is unable to add to or exit its position, which could adversely affect the Fund’s performance.
Changes in the operation of the Stock Connect program may restrict or otherwise affect the Fund’s investments or returns. Furthermore, any changes in laws, regulations and policies of the China A-shares market or rules in relation to Stock Connect may affect China A-share prices. These risks are heightened generally by the developing state of the PRC’s investment and banking systems and the uncertainty about the precise nature of the rights of equity owners and their ability to enforce such rights under Chinese law. An investment in China A-Shares is also generally subject to the risks identified under “Emerging Markets Risk,” and foreign investment risks such as price controls, expropriation of assets, confiscatory taxation, and nationalization may be heightened when investing in China.
Securities Lending Risk
The Fund may lend its portfolio securities to generate additional income.  Securities lending involves the risk that the borrower may fail to return the securities in a timely manner or at all.  As a result, the Fund may lose money and there may be a delay in recovering the loaned securities.  The Fund could also lose money if it does not recover the securities and/or the value of the collateral falls, including the value of investments made with cash collateral.  Securities lending may have certain potential adverse tax consequences.  See “SECURITIES LOANS” for further information on securities lending.
Operational Risk
Operational risks include human error, changes in personnel, system changes, faults in communication, and failures in systems, technology, or processes. Various operational events or circumstances are outside the Advisor's control, including instances at third parties.  The Fund and the Advisor seek to reduce these operational risks through controls and procedures. However, these measures do not address every possible risk and may be inadequate to address these risks.
Cyber Security Risk
The Fund and its service providers’ use of internet, technology and information systems may expose the Fund to potential risks linked to cyber security breaches of those technological or information systems. Cyber security breaches, amongst other things, could allow an unauthorized party to gain access to proprietary information, customer data, or fund assets, or cause the Fund and/or its service providers to suffer data corruption or lose operational functionality.
MANAGEMENT OF THE FUND
Dimensional Fund Advisors LP (the “Advisor”) serves as investment advisor to the Fund.  As such, the Advisor is responsible for the management of the Fund’s assets.  The Fund is managed using a team approach.  The investment team includes the Investment Committee of the Advisor, portfolio managers, and trading personnel.
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The Investment Committee is composed primarily of certain officers and directors of the Advisor who are appointed annually.  As of the date of this Part A, the Investment Committee has fourteen members.  Investment strategies for the Fund are set by the Investment Committee, which meets on a regular basis and also as needed to consider investment issues.  The Investment Committee also sets and reviews all investment related policies and procedures and approves any changes in regards to approved countries, security types, and brokers.
In accordance with the team approach used to manage the portfolios, the portfolio managers and portfolio traders implement the policies and procedures established by the Investment Committee.  The portfolio managers and portfolio traders also make daily investment decisions regarding the Fund based on the parameters established by the Investment Committee.  Jed S. Fogdall, Bhanu P. Singh, Allen Pu, and Ethan Wren coordinate the efforts of all other portfolio managers or trading personnel with respect to the day-to-day management of the Fund.
Mr. Fogdall is Global Head of Portfolio Management, Chairman of the Investment Committee, Vice President, and Senior Portfolio Manager of the Advisor.  Mr. Fogdall has an MBA from the University of California, Los Angeles and a BS from Purdue University.  Mr. Fogdall joined the Advisor as a portfolio manager in 2004 and has been responsible for the Fund since 2010.
Mr. Singh is Vice President and Senior Portfolio Manager of the Advisor. Mr. Singh received his MBA from the University of Chicago Booth School of Business and his BA from the University of California, Los Angeles. Mr. Singh joined the Advisor originally in 2003, has been a portfolio manager since 2012 and has been responsible for the Fund since 2015.
Mr. Pu is Deputy Head of Portfolio Management, North America, a member of the Investment Committee, Vice President, and a Senior Portfolio Manager of the Advisor. Mr. Pu has an MBA from the University of California, Los Angeles, an MS and PhD from Caltech, and a BS from Cooper Union for the Advancement of Science and Art. Mr. Pu joined the Advisor as a portfolio manager in 2006 and has been responsible for the Fund since 2020.
Mr. Wren is Vice President and Senior Portfolio Manager of the Advisor. Mr. Wren holds an MBA and an MPA from the University of Texas at Austin. Mr. Wren joined the Advisor in 2010, has been a portfolio manager since 2018, and has been responsible for the Fund since 2020.
Part B, the statement of additional information, provides information about the portfolio manager’s compensation, other accounts managed by the portfolio manager, and the portfolio manager’s ownership of the Fund’s shares.
The Advisor, Dimensional Fund Advisors Ltd. (“DFAL”) and DFA Australia Limited (“DFA Australia”), provide  the Fund with a trading department and selects brokers and dealers to effect securities transactions.  Securities transactions are placed with a view to obtaining the best price and execution of such transactions.  The Advisor may pay compensation, out of the Advisor’s profits and not as an additional charge to the Fund, to financial intermediaries to support the sale of Fund shares. The Advisor is authorized to pay a higher commission to a broker, dealer, or exchange member than another such organization might charge if it
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determines, in good faith, that the commission paid is reasonable in relation to the research or brokerage services provided by such organization.  A discussion regarding the basis for the Board approving the new investment management agreement with respect to the Fund is available in the semi-annual report for the Fund for the six-month period ended April 30, 2020.
For the fiscal year ended October 31, 2020, the Advisor received a fee for its services from the Fund that, on an annual basis, equaled 0.10% of the average daily net assets of the Fund.
The Fund bears all of its own fees, expenses, charges, assessments, taxes, and other costs incurred in its operations, whether incurred directly by the Fund or incurred by the Advisor on its behalf. The expenses payable by the Fund shall include, but are not limited to: services of its independent registered public accounting firm, legal counsel to the Fund and its disinterested Trustees, fees and expenses of disinterested Trustees, employees and consultants, accounting and pricing costs (including the daily calculations of net asset value), brokerage fees, commissions and transfer taxes in connection with the acquisition and disposition of portfolio securities, taxes and other governmental fees levied against the Fund, insurance premiums, investment fees and expenses of the Fund, including the interest expense of borrowing money, the costs incidental to meetings of its shareholders and Trustees, the cost of filing its registration statement under the federal securities laws and the cost of any other filings required under federal and state securities laws, the costs of preparing, printing and mailing proxies, shareholder reports, prospectuses, statements of additional information and other fund documents, transfer and dividend disbursing agency, administrative services and custodian fees, including the expenses of issuing, repurchasing or redeeming its shares, fees and expenses of securities lending agents and the oversight of the securities lending activities of the Fund, fees and expenses associated with trade administration oversight services with respect to reconciliations and the oversight of settlement and collateral management, litigation, regulatory examinations/proceedings and other extraordinary or nonrecurring expenses, and other expenses properly payable by the Fund.
The Advisor has been engaged in the business of providing investment management services since May 1981.  The Advisor is currently organized as a Delaware limited partnership and is controlled and operated by its general partner, Dimensional Holdings Inc., a Delaware corporation.  As of January 31, 2021, assets under management of all Dimensional affiliated advisors totaled approximately $599 billion.
Investment Services
Pursuant to Sub-Advisory Agreements with the Advisor, DFAL, 20 Triton Street, Regent’s Place, London, NW13BF, United Kingdom, a company that is organized under the laws of England, and DFA Australia, Level 43 Gateway, 1 Macquarie Place, Sydney, New South Wales 2000, Australia, DFAL and DFA Australia have the authority and responsibility to select brokers or dealers to execute securities transactions for the Fund.  DFAL and DFA Australia have been U.S. federally registered investment advisors since 1991 and 1994, respectively. DFAL and DFA Australia’s duties include the maintenance of a trading desk for the Fund and the determination of the best and most efficient means of executing securities transactions.  On at least a semi-annual basis, the Advisor reviews the holdings of the Fund and reviews the trading process and the execution of securities transactions.  The Advisor is responsible for determining
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those securities that are eligible for purchase and sale by the Fund and may delegate this task, subject to its own review, to DFAL and DFA Australia.  DFAL and DFA Australia each maintain and furnish to the Advisor information and reports on securities of companies in certain markets, including recommendations of securities to be added to the securities that are eligible for purchase by the Fund, as well as making recommendations and elections on corporate actions. DFA Australia is located at Level 43 Gateway, 1 Macquarie Place, Sydney, New South Wales 2000, Australia.  DFAL is located at 20 Triton Street, Regent’s Place, London NW13BF, United Kingdom.  The Advisor controls DFAL and DFA Australia.
Manager of Managers Structure
The Advisor and the Fund have received an exemptive order from the U.S. Securities and Exchange Commission (the “SEC”) for a manager of managers structure that allows the Advisor to appoint, remove or change Dimensional Wholly-Owned Sub-advisors (defined below), and enter into, amend and terminate sub-advisory agreements with Dimensional Wholly-Owned Sub-advisors, without prior shareholder approval, but subject to Board approval. A “Dimensional Wholly-Owned Sub-advisor” includes (1) sub-advisors that are wholly-owned by the Advisor (i.e., an indirect or direct “wholly-owned subsidiary” (as such term is defined in the Investment Company Act of 1940 (the “1940 Act”)) of the Advisor, or (2) a sister company of the Advisor that is an indirect or direct “wholly-owned subsidiary” (as such term is defined in the 1940 Act) of the same company that, indirectly or directly, wholly owns the Advisor) (“Dimensional Wholly-Owned Sub-advisors”). The Board only will approve a change with respect to sub-advisors if the Trustees conclude that such arrangements would be in the best interests of the Fund. As described above, DFA Australia and DFAL, each a Dimensional Wholly-Owned Sub-advisor, currently serve as sub-advisors to the Fund. If a new Dimensional Wholly-Owned Sub-advisor is hired for the Fund, shareholders will receive information about the new sub-advisor within 90 days of the change. The exemptive order allows greater flexibility for the Advisor to utilize, if desirable, personnel throughout the worldwide organization enabling the Fund to operate more efficiently. The Advisor will not hire unaffiliated sub-advisors without prior shareholder approval and did not request the ability to do so in its application to the SEC for an exemptive order to allow the manager of managers structure.
The use of the manager of managers structure with respect to the Fund is subject to certain conditions set forth in the SEC exemptive order. Under the manager of managers structure, the Advisor has the ultimate responsibility, subject to oversight by the Board, to oversee the Dimensional Wholly-Owned Sub-advisors and recommend their hiring, termination and replacement.  The Advisor will provide general management services to the Fund, including overall supervisory responsibility for the general management and investment of the Fund’s assets. Subject to review and approval of the Board, the Advisor will (a) set the Fund’s overall investment strategies, (b) evaluate, select, and recommend Dimensional Wholly-Owned Sub-advisors to manage all or a portion of the Fund’s assets, and (c) implement procedures reasonably designed to ensure that Dimensional Wholly-Owned Sub-advisors comply with the Fund’s investment objective, policies and restrictions.  Subject to review by the Board, the Advisor will (a) when appropriate, allocate and reallocate the Fund’s assets among multiple Dimensional Wholly-Owned Sub-advisors; and (b) monitor and evaluate the performance of Dimensional Wholly-Owned Sub-advisors.
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DISTRIBUTIONS AND TAXES
The Fund has elected to be classified as a partnership and will not be a regulated investment company for U.S. federal income tax purposes.  As a partnership, the Fund will not be subject to U.S. federal income tax, subject to the application of certain partnership audit rules.  Instead, an investor in the Fund will report separately on its own income tax return, its distributive share of the Fund’s income, gains, losses, deductions, and credits (including foreign tax credits for creditable foreign taxes imposed on the Fund).  The Fund’s taxable year-end will be October 31, but may be subject to change, depending on the tax years of the investors in the Fund.  Although, as described above, the Fund will not be subject to U.S. federal income tax, the Fund will file appropriate U.S. federal income tax returns.
The use of derivatives by the Fund may cause the Fund to realize higher amounts of ordinary income or short-term capital gain, allocations of which are taxable to individual shareholders at ordinary income tax rates rather than at the more favorable tax rates for long-term capital gain.  Changes in government regulation of derivative instruments could affect the character, timing and amount of the Fund’s taxable income or gains, and may limit the Fund from using certain types of derivative instruments as a part of its investment strategy.
The Fund may be subject to foreign withholding taxes on income from foreign securities.
In general, distributions of money by the Fund to an investor will represent a non-taxable return of capital to the investor up to the amount of the investor’s adjusted tax basis in its entire interest in Fund.  The Fund, however, does not currently intend to declare and pay distributions to investors except as may be determined by the Board of Trustees.
Sale or Redemption of Fund’s Shares.  The sale of shares of the Fund is a taxable event and may result in a capital gain or loss to shareholders.  A distribution in partial or complete redemption of an investor’s shares in the Fund is taxable as a sale or exchange only to the extent the amount of money received exceeds the investor’s tax basis in the entire interest in the Fund.  Any loss may be recognized only if an investor redeems the investor’s entire interest in the Fund for money.
Tax-Exempt Investors.  In the case of a tax-exempt investor, an allocable share of income will be “unrelated business taxable income” (“UBTI”) to the extent that the Fund borrows money to acquire property or invests in assets that produce UBTI.
Medicare Tax.  An additional 3.8% Medicare tax is imposed on certain net investment income of U.S. individuals, estates and trusts to the extent that such person’s “modified adjusted gross income” (in the case of an individual) or “adjusted gross income” (in the case of an estate or trust) exceeds a threshold amount. “Net investment income,” for these purposes, means investment income (including (i) net gains from the taxable disposition of shares of the Fund to the extent the net gain would be taken into account by the investor if the Fund sold all of its property for fair market value immediately before the disposition of the shares of the Fund, and (ii) an allocable share of the Fund’s interest, dividends and net gains) reduced by the deductions properly allocable to such income.  This Medicare tax, if applicable, is reported by investors on, and paid with, the investor’s federal income tax return.
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State and Local Taxes.  In addition to federal taxes, an investor may be subject to state and local taxes on the distributive share of the Fund’s income and gains and on gains arising on redemption or exchange of the Fund’s shares.  Investors should consult their tax advisors to determine the applicability of state, local or foreign taxes to their distributive share of the Fund’s income, gains, losses, deductions, and credits.
Change in Entity Classification.  The Board reserves the right to change the entity classification of the Fund for U.S. federal income tax purposes at any time, as may be permitted or required under the Code.  For instance, the Board might cause the Fund, which is presently classified as a partnership, to elect to be classified as a corporation and taxable as a regulated investment company (if it has two or more shareholders) or disregarded entity (if it has one shareholder) or vice versa.  Such a change in entity classification may be prompted by, among other things, changes in law, the investment strategy of the Fund, or the nature and number of shareholders of the Fund or other factors or events adversely affecting the ability of the Fund to comply with the Code.  A change in entity classification of the Fund may be a taxable event, causing the Fund and shareholders of the Fund that are subject to tax to recognize a taxable gain or loss.  Such a change in entity classification also would cause the shareholders of the Fund to be subject to a different taxation regime, which may adversely affect some shareholders depending upon their particular circumstances.
At any time the Fund has only one shareholder (owner), the Fund will be classified as a disregarded entity (“Disregarded Entity”), meaning, for federal income tax purposes, that the Fund will be disregarded as an entity separate from its owner.  At any time the Fund becomes a Disregarded Entity, the income, gains, losses, deductions, and credits of the Disregarded Entity are treated as earned by its sole shareholder with the same consequences as if the shareholder directly realized such amounts.  A distribution in cash or in-kind in partial or complete redemption of shares in a Disregarded Entity by its sole shareholder is a non-event for federal income tax purposes.  A partial sale of shares in a Disregarded Entity to another person would create a new partnership.  A Disregarded Entity does not file U.S. federal income tax returns.
Other Reporting and Withholding Requirements.  Under the Foreign Account Tax Compliance Act (“FATCA”), the Fund will be required to withhold a 30% tax on certain U.S. source payments (such as interest and dividends) to certain foreign entities, referred to as foreign financial institutions or non-financial foreign entities, that fail to comply (or be deemed compliant) with extensive reporting and withholding requirements designed to inform the U.S. Department of the Treasury of U.S.-owned foreign investment accounts.  After December 31, 2018, FATCA withholding also would have applied to the payment of gross proceeds; however, based on proposed regulations issued by the IRS, which may be relied upon currently, such withholding is no longer required unless final regulations provide otherwise (which is not expected).  The Fund may disclose the information that it receives from its investors to the Internal Revenue Service, non-U.S. taxing authorities or other parties as necessary to comply with FATCA.  Withholding also may be required if a foreign entity that is an investor of the Fund fails to provide the Fund with appropriate certifications or other documentation concerning its status under FATCA.
This discussion of “Distributions and Taxes” is not intended or written to be used as tax advice.  Prospective investors should consult the Part B.  Because everyone’s tax situation is
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unique, investors should consult their own tax professional about federal, state, local, or foreign tax consequences before making an investment in the Fund.
PURCHASE OF SHARES
Shares issued by the Fund are not registered under the Securities Act, which means that the Fund’s shares may not be sold publicly.  However, the Fund may sell its shares through private placements pursuant to available exemptions from registration under the Securities Act.  Shares of the Fund are sold only to other investment companies and certain institutional investors.
One shareholder of the Fund is an open-end investment company that seeks to achieve its investment objective by investing substantially all of its investable assets in the Fund (the “Feeder Portfolio”).  The Feeder Portfolio has a similar investment objective and investment policies and limitations as the Fund.  The master-feeder structure is unlike many other investment companies that directly acquire and manage their own portfolio of securities.  The investment experience of the Feeder Portfolio will correspond directly with the investment experience of the Fund.
Cash Purchases
Investors may purchase shares of the Fund by first contacting the Fund’s transfer agent at (888) 576-1167.  All investments are subject to approval of the Advisor, and all investors must complete and submit the necessary account registration forms.  The Fund reserves the right to reject any initial or additional investment and to suspend the offering of shares of the Fund.
Investors having an account with a bank that is a member or a correspondent of a member of the Federal Reserve System may purchase shares by first calling the transfer agent at (888) 576-1167 to notify the transfer agent of the proposed investment, then requesting the bank to transmit immediately available funds (Federal Funds) by wire to the Fund’s custodian, for the account of Dimensional Emerging Markets Value Fund.  Additional investments also may be made through the wire procedure by first notifying the transfer agent.  Investors who wish to purchase shares of the Fund by check should first call the Fund’s transfer agent at (888) 576-1167 for additional instructions.
Payment of the total amount due should be made in U.S. dollars.  Under certain circumstances, shares also may be purchased and sold by investors through securities firms that may charge a service fee or commission for such transactions.  No such fee or commission is charged on shares that are purchased or redeemed directly from the Fund.
Purchases of shares will be made in full and fractional shares calculated to three decimal places.  In the interest of economy and convenience, certificates for shares will not be issued.
In-Kind Purchases
If accepted by the Fund, shares may be purchased in exchange for securities that are eligible for acquisition by the Fund or otherwise represented in its portfolio, as described in this Part A, or as otherwise consistent with the Fund’s policies and procedures, or in exchange for
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local currencies in which such securities of the Fund are denominated.  Securities and local currencies to be exchanged that are accepted by the Fund and Fund shares to be issued in the exchange will be valued as set forth under “VALUATION OF SHARES” at the time of the next determination of net asset value after such acceptance.  All dividends, interest, subscriptions, or other rights pertaining to such securities shall become the property of the Fund and must be delivered to the Fund by the investor upon receipt from the issuer.  Investors who desire to purchase shares of the Fund with local currencies should first contact the Advisor.
The Fund will not accept securities in exchange for shares of the Fund unless:  (i) such securities are, at the time of the exchange, eligible to be included, or otherwise represented, in the Fund and current market values are available for such securities based on the Fund’s valuation procedures; (ii) the investor represents and agrees that all securities offered to be exchanged are not subject to any restrictions upon their sale by the Fund under the Securities Act or under the laws of the country in which the principal market for such securities exists, or otherwise; and (iii) at the discretion of the Fund, the value of any such security (except U.S. Government securities) being exchanged, together with other securities of the same issuer owned by the Fund, may not exceed 5% of the net assets of the Fund immediately after the transaction.
A gain or loss for federal income tax purposes will generally be realized by investors who are subject to federal taxation upon the exchange, depending upon the cost of the securities or local currency exchanged.  Investors interested in such exchanges should contact the Advisor.  Purchases of shares will be made in full and fractional shares calculated to three decimal places.  In the interest of economy and convenience, certificates for shares will not be issued.
POLICY REGARDING EXCESSIVE SHORT-TERM TRADING
The Fund is designed for long-term investors and is not intended for investors that engage in excessive short-term trading activity that may be harmful to the Fund, including but not limited to market timing.  Excessive short-term trading into and out of the Fund can disrupt portfolio management strategies, harm performance and increase Fund expenses for all shareholders, including long-term shareholders who do not generate these costs.
In addition, the nature of the Fund’s holdings may present opportunities for a shareholder to engage in a short-term trading strategy that exploits possible delays between changes in the price of the Fund’s holdings and the reflection of those changes in the Fund’s net asset value (called “arbitrage market timing”).  Such delays may occur because the Fund has significant investments in foreign securities where, due to time zone differences, the values of those securities are established some time before the Fund calculates its net asset value.  In such circumstances, the available market prices for such foreign securities may not accurately reflect the latest indications of value at the time the Fund calculates its net asset value.  There is a possibility that arbitrage market timing may dilute the value of the Fund’s shares if redeeming shareholders receive proceeds (and purchasing shareholders receive shares) based upon a net asset value that does not reflect appropriate fair value prices.
The Board has adopted a policy (the “Trading Policy”) and the Advisor and DFA Securities LLC (formerly DFA Securities Inc.) (collectively, “Dimensional”) and Dimensional’s agents have implemented the following procedures, which are designed to discourage and
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prevent market timing or excessive short-term trading in the Fund:  (i) trade activity monitoring and purchase blocking procedures; and (ii) use of fair value pricing.
The Fund, Dimensional, and their agents monitor trades and flows of money in and out of the Fund from time to time in an effort to detect excessive short-term trading activities, and for consistent enforcement of the Trading Policy.  The Fund reserves the right to take the actions necessary to stop excessive or disruptive trading activities, including refusing or canceling purchase orders for any reason, without prior notice, particularly purchase orders that the Fund believes are made on behalf of market timers.  The Fund, Dimensional, and their agents reserve the right to restrict, refuse, or cancel any purchase request made by an investor indefinitely if the Fund or Dimensional believes that any combination of trading activity in the accounts is potentially disruptive to the Fund.  In making such judgments, the Fund and Dimensional seek to act in a manner that is consistent with the interests of shareholders.  For purposes of applying these procedures, Dimensional may consider an investor’s trading history in the Fund, and accounts under common ownership, influence, or control.
In addition to the Fund’s general ability to restrict potentially disruptive trading activity, as described above, the Fund also has adopted purchase blocking procedures.  Under the Fund’s purchase blocking procedures, where an investor has engaged in any two purchases and two redemptions in the Fund in any rolling thirty- (30) calendar day monitoring period (i.e., two “round trips”), the Fund and Dimensional intend to block the investor from making any additional purchases in the Fund for ninety (90) calendar days (a “purchase block”).  If implemented, a purchase block will begin at some point after the transaction that caused the investor to have engaged in the prohibited two round-trips is detected by the Fund, Dimensional, or their agents.  The Fund and Dimensional are permitted to implement a longer purchase block, or permanently bar future purchases by an investor, if they determine that it is appropriate.
Under the Fund’s purchase blocking procedures, the following purchases and redemptions will not trigger a purchase block:  (i) purchases and redemptions of shares having a value in each transaction of less than $25,000; (ii) purchases and redemptions by U.S. registered investment companies that operate as fund of funds and non-U.S. investment companies that operate as fund of funds that the Fund or Dimensional, in their sole discretion, have determined are not designed and/or are not serving as vehicles for excessive short-term or other disruptive trading (in each case, the fund of funds shall agree to be subject to monitoring by Dimensional); (iii) purchases and redemptions by a feeder portfolio of a master fund’s shares; (iv) systematic or automated transactions where the shareholder, financial advisor, or investment fiduciary does not exercise direct control over the investment decision; (v) retirement plan contributions, loans, loan repayments, and distributions (including hardship withdrawals) identified as such in the retirement plan recordkeeper’s system; (vi) purchase transactions involving transfers of assets, rollovers, Roth IRA conversions, and IRA recharacterizations; (vii) purchases of shares with Fund dividends or capital gain distributions; (viii) transfers and reregistrations of shares within the Fund; and (ix) transactions by 529 Plans.  Notwithstanding the Fund’s purchase blocking procedures, all transactions in Fund shares are subject to the right of the Fund and Dimensional to restrict potentially disruptive trading activity (including purchases and redemptions described above that will not be subject to the purchase blocking procedures).
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In addition, the purchase blocking procedures will not apply to a redemption transaction in which the Fund distributes portfolio securities to a shareholder in-kind, where the redemption will not disrupt the efficient portfolio management of the Fund and the redemption is consistent with the interests of the remaining shareholders of the Fund.
As of the date of this registration statement, the ability of the Fund and Dimensional to apply the purchase blocking procedures on purchases by all investors may be restricted due to systems limitations of the Fund’s service providers.  The Fund expects that the application of the Trading Policy as described above, including the purchase blocking procedures (subject to the limitations described above), will be able to be implemented by Intermediaries in compliance with Rule 22c-2 under the 1940 Act.
In addition to monitoring trade activity, the Board has adopted fair value pricing procedures that govern the pricing of the securities of the Fund.  These procedures are designed to help ensure that the prices at which Fund shares are purchased and redeemed are fair, and do not result in dilution of shareholder interests or other harm to shareholders.  See the discussion under “VALUATION OF SHARES—Net Asset Value” for additional details regarding fair value pricing of the Fund’s securities.
Although the procedures are designed to discourage excessive short-term trading, none of the procedures individually, nor all of the procedures taken together, can completely eliminate the possibility that excessive short-term trading activity in the Fund may occur.  The Fund does not knowingly accommodate excessive or disruptive trading activities, including market timing.
VALUATION OF SHARES
Net Asset Value
The net asset value per share of the Fund is generally calculated on days that the New York Stock Exchange (“NYSE”) is open for trading.  The net asset value per share of the Fund is calculated after the close of the NYSE (normally, 4:00 p.m. ET) by dividing the total value of the Fund’s investments and other assets, less any liabilities, by the total outstanding shares of the stock of the Fund.  Note:  The time at which transactions and shares are priced may be changed in case of an emergency or if the NYSE closes at a time other than 4:00 p.m. ET.
The value of the shares of the Fund will fluctuate in relation to its own investment experience.  Securities held by the Fund will be valued in accordance with applicable laws and procedures adopted by the Board, and generally, as described below.
Securities held by the Fund (including over-the-counter securities) are valued at the last quoted sale price of the day.  Securities held by the Fund that are listed on Nasdaq are valued at the Nasdaq Official Closing Price (“NOCP”).  If there is no last reported sale price or NOCP of the day, the Fund values the securities within the range of the most recent quoted bid and asked prices.  Price information on listed securities is taken from the exchange where the security is primarily traded.  Generally, options will be valued using the same pricing methods discussed above.  Generally, securities issued by open-end investment companies, such as the Fund, are valued using their respective net asset values or public offering prices, as appropriate, for purchase orders placed at the close of the NYSE.
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To the extent the Fund purchases fixed income securities, net asset value includes interest on fixed income securities, which is accrued daily.  Debt securities will be valued on the basis of prices provided by one or more pricing services or other reasonably reliable sources including broker/dealers that typically handle the purchase and sale of such securities.  Securities which are traded over-the-counter and on a stock exchange generally will be valued according to the broadest and most representative market, and it is expected that for bonds and other fixed income securities this ordinarily will be the over-the-counter market.
The value of the securities and other assets of the Fund for which no market quotations are readily available (including restricted securities), or for which market quotations have become unreliable, are determined in good faith at fair value in accordance with procedures adopted by the Board.  Fair value pricing may also be used if events that have a significant effect on the value of an investment (as determined in the discretion of the Advisor) occur before the net asset value is calculated.  When fair value pricing is used, the prices of securities used by the Fund may differ from the quoted or published prices for the same securities on their primary markets or exchanges.
As of the date of this registration statement, the Fund will also fair value price in the circumstances described below.  Generally, trading in foreign securities markets is completed each day at various times prior to the close of the NYSE.  For example, trading in the Japanese securities markets is completed each day at the close of the Tokyo Stock Exchange (normally, 2:00 a.m. ET), which is fourteen hours prior to the close of the NYSE (normally, 4:00 p.m. ET) and the time that the net asset value of the Fund is computed.  Due to the time differences between the closings of the relevant foreign securities exchanges and the time the Fund prices its shares at the close of the NYSE, the Fund will fair value its foreign investments when it is determined that the market quotations for the foreign investments are either unreliable or not readily available.  The fair value prices will attempt to reflect the impact of the U.S. financial markets’ perceptions and trading activities on the Fund’s foreign investments since the last closing prices of the foreign investments were calculated on their primary foreign securities markets or exchanges.  For these purposes, the Board has determined that movements in relevant indices or other appropriate market indicators, after the close of the Tokyo Stock Exchange or the London Stock Exchange, demonstrate that market quotations may be unreliable, and may trigger fair value pricing.  Consequently, fair valuation of portfolio securities may occur on a daily basis.  The fair value pricing by the Fund utilizes data furnished by an independent pricing service (and that data draws upon, among other information, the market values of foreign investments).  When the Fund uses fair value pricing, the values assigned to the Fund’s foreign investments may not be the quoted or published prices of the investments on their primary markets or exchanges.  The Board monitors the operation of the method used to fair value price the Fund’s foreign investments.
Valuing securities at fair value involves greater reliance on judgment than valuing securities that have readily available market quotations.  There can be no assurance that the Fund could obtain the fair value assigned to a security if it were to sell the security at approximately the time at which the Fund determines its net asset value per share.  As a result, the sale or redemption by the Fund of its shares at net asset value, at a time when a holding or holdings are valued at fair value, may have the effect of diluting or increasing the economic interest of existing shareholders.
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The net asset value per share of the Fund is expressed in U.S. dollars by translating the net assets of the Fund using the mean of the most recent bid and asked prices for the dollar as quoted by generally recognized reliable sources.  Since the Fund owns securities that are primarily listed on foreign exchanges that may trade on days when the Fund does not price its shares, the net asset value of the Fund may change on days when shareholders will not be able to purchase or redeem shares.
Certain of the securities holdings of the Fund in Approved Markets may be subject to tax, investment, and currency repatriation regulations of the Approved Markets that could have a material effect on the values of the securities.  For example, the Fund might be subject to different levels of taxation on current income and realized gains depending upon the holding period of the securities.  In general, a longer holding period (e.g., five years) may result in the imposition of lower tax rates than a shorter holding period (e.g., one year).  The Fund may also be subject to certain contractual arrangements with investment authorities in an Approved Market which require the Fund to maintain minimum holding periods or to limit the extent of repatriation of income and realized gains.
Futures contracts are valued using the settlement price established each day on the exchange on which they are traded.  The value of such futures contracts held by the Fund is determined each day as of such close.
Public Offering Price
Provided that State Street Bank and Trust Company, the Fund’s transfer agent (the “Transfer Agent”), has received the investor’s purchase order in good order, shares of the Fund will be priced at the public offering price, which is the net asset value of the shares next determined after receipt of such order. “Good order” with respect to the purchase of shares means that (1) a fully completed and properly signed Account Registration Form and any additional supporting legal documentation required by the Advisor and/or Transfer Agent have been received in legible form, and (2) the Transfer Agent has been notified of the purchase by telephone and, if the Advisor or Transfer Agent so requests, also in writing, no later than the close of regular trading on the NYSE (normally, 4:00 p.m. ET) on the day of the purchase. If your payment is not received on settlement date, your purchase may be cancelled.  If an order to purchase shares must be canceled due to non-payment, the purchaser will be responsible for any loss incurred by the Fund arising out of such cancellation. To recover any such loss, the Fund reserves the right to redeem shares owned by any purchaser whose order is canceled. The Fund also may prohibit or restrict the manner in which such purchaser may place further orders. No reimbursement fee or sales charge is imposed on purchases.
EXCHANGE OF SHARES
There is no exchange privilege between the Fund and the series of The DFA Investment Trust Company or any portfolio of DFA Investment Dimensions Group Inc. or Dimensional Investment Group Inc.
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REDEMPTION OF SHARES
Shares issued by the Fund are not registered under the Securities Act, which means that the Fund’s shares are restricted securities that may not be sold unless registered or pursuant to an available exemption from that Act.
Redemption Procedures
Investors who desire to redeem shares of the Fund must first contact the Transfer Agent at the telephone number shown under “PURCHASE OF SHARES.”  The Fund will redeem shares at the net asset value of such shares next determined, either:  (i) after receipt by the Transfer Agent (or by an Intermediary or a Sub-designee, if applicable) of a written request for redemption in good order, or (ii) if stock certificates have been issued, after receipt of the stock certificates in good order at the office of the Transfer Agent.  Good order means that the request to redeem shares must include all necessary documentation, to be received in writing by the Transfer Agent no later than the close of regular trading on the NYSE (normally, 4:00 p.m. ET), including but not limited to:  the stock certificate(s), if issued; a letter of instruction or a stock assignment specifying the number of shares or dollar amount to be redeemed, signed by all registered owners (or representatives thereof) of the shares; and, if the Fund does not have on file the authorized signatures for the account, proof of authority.
Shareholders redeeming shares for which certificates have not been issued, who have authorized redemption payment by wire on an authorization form filed with the Fund, may request that redemption proceeds be paid in federal funds wired to the bank they have designated on the authorization form.  The Fund reserves the right to send redemption proceeds by check in its discretion; a shareholder may request overnight delivery of such check at the shareholder’s own expense.  If the proceeds are to be wired to a bank account that differs from the standing instructions on file, or paid by check to an address other than the address of record, the Transfer Agent may request a Medallion Signature Guarantee.  If the proceeds are wired to the shareholder’s account at a bank that is not a member of the Federal Reserve System, there could be a delay in crediting the funds to the shareholder’s bank account.  The Fund reserves the right at any time to suspend or terminate the redemption by wire procedure after prior notification to shareholders.  No fee is charged by the Fund for redemptions.  The redemption of all shares in an account will result in the account being closed.  A new Account Registration Form will be required for future investments.  (See “PURCHASE OF SHARES.”)  In the interests of economy and convenience, certificates for shares are not issued.
The Fund typically expects to send (via check, wire or automated clearing house) redemption payments within 1 business day after receipt of a written request for redemption in good order by the transfer agent. Under certain circumstances and when deemed in the best interest of the Fund, redemption proceeds may take up to seven calendar days to be sent after receipt of the redemption request.  In addition, with respect to investors redeeming shares that were purchased by check, payment will not be made until the Fund can verify that the payments for the purchase have been, or will be, collected, which may take more than seven calendar days.  Investors may avoid this delay by submitting a certified check along with the purchase order.
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Redemption proceeds will typically be paid by Federal Reserve wire payment. The Fund typically expects to satisfy redemption requests from available cash and cash equivalents or the sale of portfolio assets. In certain circumstances, such as stressed market conditions, the Fund may use other methods to meet redemptions, including the use of a line of credit or participating in an interfund lending program in reliance on exemptive relief from the SEC. In addition, as described below, the Fund reserves the right to meet redemption requests through an in-kind redemption, typically in response to a particularly large redemption, at the request of a client or in stressed market conditions. Also, see “Redemption of Shares” in Part B for information regarding redemption requests that exceed $250,000 or 1% of the value of the Fund’s assets, whichever is less.
Redemption of Small Accounts
The Fund reserves the right to redeem an account if the value of the shares in the Fund is $500 or less.  Before the Fund involuntarily redeems shares from such an account and sends the proceeds to the stockholder, the Fund will give written notice of the redemption to the stockholder at least sixty days before the redemption date.  The stockholder will then have sixty days from the date of the notice to make an additional investment in the Fund in order to bring the value of the shares in the account to more than $500 and avoid such involuntary redemption.  The redemption price to be paid to a stockholder for shares redeemed by the Fund under this right will be the aggregate net asset value of the shares in the account at the close of business on the redemption date.
The Fund reserves the right to automatically redeem shares of the Fund owned by a stockholder if the investment advisory agreement between the stockholder and the Advisor is terminated.
In-Kind Redemptions
When in the best interests of the Fund, the Fund may make a redemption payment, in whole or in part, by a distribution of portfolio securities in lieu of cash.  Such distributions may be pro rata or another method that is determined to be fair to both the redeeming shareholder and the remaining shareholders in accordance with policies and procedures adopted by the Fund. The securities that the investor receives as redemption proceeds are subject to market risk until the investor liquidates those securities, and, if the proceeds include illiquid securities, the investor will bear the risk of not being able to sell the securities at all.  Investors may also incur brokerage charges and other transaction costs selling securities that were received in payment of redemptions.  The Fund reserves the right to redeem its shares in the currencies in which its investments are denominated.  Investors may incur charges in converting such currencies to dollars and the value of the securities may be affected by currency exchange fluctuations.
DISCLOSURE OF PORTFOLIO HOLDINGS
The Fund generally will disclose up to 25 of its largest portfolio holdings (other than cash and cash equivalents) and the percentages that each of these largest portfolio holdings represent of the total assets of the Fund, as of the most recent month-end by providing this information for portfolios that invest in the Fund as feeder portfolios.  This information is disclosed online at the
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Advisor’s Web site, http://us.dimensional.com, which is accessible by shareholders, within 20 days after the end of each month.  The Fund also generally will disclose its complete portfolio holdings (other than cash and cash equivalents), as of month-end, online at the Advisor’s Web site, which is accessible by shareholders, 30 days following the month-end or more frequently and at different periods when authorized in accordance with the Fund’s policies and procedures.  The Fund may, but is not required to, disclose a list of portfolio securities that generally would be included as proceeds in a redemption in-kind, as frequently as on a daily basis, online at the Advisor’s public Web site. Please consult Part B, the statement of additional information, for a description of the other policies and procedures that govern disclosure of the portfolio holdings by the Fund.

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DIMENSIONAL EMERGING MARKETS VALUE FUND

6300 Bee Cave Road, Building One, Austin TX, 78746
Telephone: (512) 306-7400

PART B

STATEMENT OF ADDITIONAL INFORMATION

February 28, 2021

This statement of additional information is not a prospectus but should be read in conjunction with Part A of the Fund’s registration statement dated February 28, 2021.  A free copy of the Fund’s Part A, annual and semi-annual reports to shareholders can be obtained from the Fund by writing to the Fund at the above address or by calling collect to the above telephone number.  Information from the Fund’s annual and semi-annual reports to shareholders is incorporated by reference into this statement of additional information.

PURCHASE OF SHARES	36
REDEMPTION OF SHARES	36
TAX MATTERS	37
PROXY VOTING POLICIES	48
DISCLOSURE OF PORTFOLIO HOLDINGS	50
SECURITIES LENDING	54
FINANCIAL STATEMENTS	55

FUND CHARACTERISTICS, POLICIES AND INVESTMENT PROCESS
The following information supplements the information set forth in Part A.  Capitalized terms not otherwise defined in this Part B have the meaning assigned to them in Part A.
Dimensional Emerging Markets Value Fund is a diversified, open-end management investment company.  The investment objective of the Fund is to seek long-term capital growth through investment in emerging market equity securities.
It is possible that the Fund might own at least 5% of the outstanding voting securities of one or more issuers.  In such circumstances, the Fund and the issuer would be deemed “affiliated persons” under the Investment Company Act of 1940 Act, as amended (the “1940 Act”), and certain requirements of the 1940 Act regulating dealings between affiliates might become applicable.
The Fund has adopted a non-fundamental policy as required by Rule 35d-1 under the 1940 Act that, under normal circumstances, at least 80% of the value of the Fund’s net assets, plus the amount of any borrowings for investment purposes, will be invested in emerging markets that are defined in the Part A as Approved Market securities.  For purposes of the 80% policy, the value of the derivatives in which the Fund invests will be calculated in the same way that the values of derivatives are calculated when calculating the Fund’s net asset value.  Derivative instruments are valued at market price (not notional value) and may be fair valued, for purposes of calculating the Fund’s net asset value. Additionally, if the Fund changes its 80% investment policy, the Fund will notify shareholders at least 60 days before the change, and will change the name of the Fund.  For more information on the Fund’s specific 80% policy, see the Fund’s “Investment Objective and Policies” section in the Part A.
The Advisor has adopted a process that monitors environmental, social, and governance news and large share price movements of eligible portfolio companies to identify issuers whose future financial data may be negatively impacted to a significant degree by environmental, social, or governance factors.  The Advisor may use third party tools to assist in filtering news focused on environmental, social and governance issues.  Companies that are identified through this process are escalated to the members of the Advisor’s portfolio management team for further evaluation.  After review, if the portfolio management team determines that an issuer’s future financial data is likely to be significantly impacted, the issuer may be underweighted, temporarily excluded from further investment, or divested from the Fund.
BROKERAGE COMMISSIONS
For the fiscal years ended October 31, 2020, October 31, 2019 and October 31, 2018, the Fund paid brokerage commissions of $3,877,032, $2,781,536  and $2,996,220, respectively.
Portfolio transactions will be placed with a view to receiving the best price and execution.  The Fund will seek to acquire and dispose of securities in a manner which would cause as little fluctuation in the market prices of securities being purchased or sold as possible in light of the size of the transactions being effected, and brokers will be selected with this goal in view.  The Advisor monitors the performance of brokers that effect transactions for the Fund to determine the effect that the brokers’ trading has on the market prices of the securities in which the Fund invests.  The Advisor also checks the rates of commissions being paid by the Fund to its brokers to ascertain that they are competitive with those charged by other brokers for similar services.  Transactions also may be placed with brokers who have assisted in the sale of the Fund’s shares and who provide the Advisor with investment research, such as reports concerning individual issuers, industries, and general economic and financial trends, and other research services. Dimensional Fund Advisors Ltd. and DFA Australia Limited also may perform these services for the Fund.
Subject to the duty to seek to obtain best price and execution, transactions may be placed with brokers that have assisted in the sale of Fund shares.  The Advisor, however, pursuant to policies and procedures approved by the Board of Trustees of the Fund (the “Board”), is prohibited from selecting brokers and dealers to effect the Fund’s portfolio securities transactions based (in whole or in part) on a broker’s or dealer’s promotion or sale of shares issued by the Fund or any other registered investment companies.
The Advisor believes that it needs maximum flexibility to effect trades on a best execution basis.  As deemed appropriate, the Advisor places buy and sell orders for the Fund with various brokerage firms that may act as principal or agent.  The Advisor may also make use of direct market access and algorithmic, program, or electronic trading methods.  The Advisor may extensively use electronic trading systems as such systems can provide the ability to customize the orders placed and can assist in the Advisor’s execution strategies.
During the fiscal year ended October 31, 2020, the Fund and the Advisor did not through an agreement or understanding with a broker, or otherwise through an internal allocation procedure, direct the Fund’s brokerage transactions to a broker because of research services provided.
The investment management agreement permits the Advisor knowingly to pay commissions on these transactions that are greater than another broker, dealer, or exchange member might charge if the Advisor, in good faith, determines that the commissions paid are reasonable in relation to the value of the research or brokerage services provided by the broker or dealer when viewed in terms of either a particular transaction or the Advisor’s overall responsibilities to the accounts under its management.  Research services furnished by brokers through whom securities transactions are effected may be used by the Advisor in servicing all of its accounts and not all such services may be used by the Advisor with respect to the Fund.
The Fund may purchase securities of its regular brokers or dealers (as defined in Rule 10b-1 under the 1940 Act).  The table below lists the regular brokers or dealers of the Fund whose securities (or securities of the broker’s or dealer’s parent company) were acquired by the Fund during the fiscal year ended October 31, 2020, as well as the value of such securities held by the Fund as of October 31, 2020.
Broker or Dealer	Value of Securities
Malayan Banking Berhad (Maybank)	$24,824,196

INVESTMENT LIMITATIONS
The Fund has adopted certain limitations that may not be changed without the approval of a majority of the outstanding voting securities of the Fund.  A “majority” is defined as the lesser of:  (i) at least 67% of the voting securities of the Fund (to be affected by the proposed change) present at a meeting, if the holders of more than 50% of the outstanding voting securities of the Fund are present or represented by proxy, or (ii) more than 50% of the outstanding voting securities of the Fund.
The Fund will not:
(1)
borrow money, except to the extent permitted by the 1940 Act, or any rules, exemptions or interpretations thereunder that may be adopted, granted or issued by the Securities and Exchange Commission (“SEC”);

(2)
make loans, except to the extent permitted by the 1940 Act, or any rules, exemptions or interpretations thereunder that may be adopted, granted or issued by the SEC; provided that in no event shall the Fund be permitted to make a loan to a natural person;

(3)
purchase or sell real estate, unless acquired as a result of ownership of securities or other instruments, and provided that this restriction does not prevent the Fund from: (i) purchasing or selling securities or instruments secured by real estate or interests therein, securities or instruments representing interests in real estate or securities or instruments of issuers that invest, deal or otherwise engage in transactions in real estate or interests therein; and (ii) purchasing or selling real estate mortgage loans;

(4)
purchase or sell physical commodities, unless acquired as a result of ownership of securities or other instruments, and provided that this limitation does not prevent the Fund from (i) purchasing or selling securities of companies that purchase or sell commodities or that invest in commodities; (ii) engaging in any transaction involving currencies, options, forwards, futures contracts, options on futures contracts, swaps, hybrid instruments or other derivatives; or (iii) investing in securities, or transacting in other instruments, that are linked to or secured by physical or other commodities;

(5)
purchase the securities of any one issuer, if immediately after such investment, the Fund would not qualify as a “diversified company” as that term is defined by the 1940 Act, as amended, and as modified or interpreted by regulatory authority having jurisdiction, from time to time;

(6)	engage in the business of underwriting securities issued by others, except to the extent that the sale of securities originally acquired for investment purposes may be deemed an underwriting;

(7)
acquire any securities of companies within one industry if, as a result of such acquisition, more than 25% of the value of the Fund’s total assets would be invested in securities of companies within such industry; or

(8)	issue senior securities (as such term is defined in Section 18(f) of the 1940 Act), except to the extent permitted under the 1940 Act.
For purposes of the investment limitation described in (1) above, the Fund may borrow in connection with a foreign currency transaction or the settlement of a portfolio trade.  Additionally, with respect to the investment limitation described in (1) above, the Fund will maintain asset coverage of at least 300% (as described in the 1940 Act), inclusive of any amounts borrowed, with respect to any borrowings made by the Fund. Under the 1940 Act, an open-end investment company may borrow up to 33⅓% of its total assets (including the amount borrowed) from banks, and may borrow up to an additional 5% of its total assets, for temporary purposes, from any other person.
Although the investment limitation described in (2) above prohibits loans, the Fund is authorized to lend portfolio securities. Investment limitation (2) above also does not, among other things, prevent the Fund from engaging in repurchase agreements, acquiring debt or loan instruments in the future or participating in an interfund lending order granted by the SEC.
With respect to the investment limitation described in (8) above, the Fund will not issue senior securities, except that the Fund may borrow money as described above.  The Fund may also borrow money for temporary purposes, but not in excess of 5% of the Fund’s total assets.  Further, a transaction or agreement that otherwise might be deemed to create leverage, such as a forward or futures contract, option, swap or when-issued security, delayed delivery or forward commitment transaction, will not be considered a senior security to the extent the Fund enters into an offsetting financial position, segregates liquid assets equal to the Fund’s obligations arising from the transaction or otherwise “covers” the transaction in accordance with SEC positions.
Pursuant to Rule 22e-4 under the 1940 Act (the “Liquidity Rule”), the Fund may not acquire any “illiquid investment” if, immediately after the acquisition, the Fund would have invested more than 15% of its net assets in illiquid investments that are assets. Illiquid investments are investments that the Fund reasonably expects cannot be sold or disposed of in current market conditions in seven calendar days or less without the sale or disposition significantly changing the market value of the investment, as determined pursuant to the Fund’s liquidity risk management program (the “Liquidity Program”).  As required by the Liquidity Rule, the Fund has implemented the Liquidity Program, and the Board, including a majority of the disinterested Trustees, has appointed a liquidity risk management program administrator (the “Liquidity Program Administrator”) to administer such the Liquidity Program. The Liquidity Program Administrator’s responsibilities include, among others, for determining the liquidity classification of the Fund’s investments and monitoring compliance with the 15% limit on illiquid investments.
Pursuant to Rule 144A under the Securities Act, the Fund may purchase certain unregistered (i.e., restricted) securities upon a determination that a liquid institutional market exists for the securities.  If it is determined that a liquid market does exist, the securities will not be subject to the 15% limitation on illiquid investments. Among other considerations, for Rule 144A securities to be considered liquid, there must be at least two dealers making a market in such securities.  After purchase, the Fund will continue to monitor the liquidity of Rule 144A securities.
Notwithstanding any of the above investment limitations, the Fund may establish subsidiaries or other similar vehicles for the purpose of conducting its investment operations in Approved Markets if such subsidiaries or vehicles are required by local laws or regulations governing foreign investors such as the Fund or whose use is otherwise considered by the Fund to be advisable.  The Fund would “look through” any such vehicle or subsidiary to determine compliance with its investment limitations.
The investment limitations described above do not prohibit the Fund from purchasing or selling futures contracts and options on futures contracts, to the extent otherwise permitted under the Fund’s investment strategies. Except with respect to the Fund’s limitation on borrowing, illiquid investments, or otherwise indicated, with respect to the investment limitations described above, all limitations applicable to the Fund’s investments apply only at the time that a transaction is undertaken.
FUTURES CONTRACTS
The Fund may purchase or sell futures contracts and options on futures contracts for equity securities and indices to adjust market exposure based on actual or expected cash inflows to or outflows from the Fund. The Fund, however, does not intend to sell futures contracts to establish short positions in individual securities.
Futures contracts provide for the future sale by one party and purchase by another party of a specified amount of defined securities at a specified future time and at a specified price.  Futures contracts that are standardized as to maturity date and underlying financial instrument are traded on national futures exchanges.  The Fund will be required to make a margin deposit in cash or government securities with a futures commission merchant (an “FCM”) to initiate and maintain positions in futures contracts.  Minimal initial margin requirements are established by the futures exchange and FCMs may establish margin requirements that are higher than the exchange requirements.  The Fund also will incur brokerage costs in connection with entering into futures contracts. After a futures contract position is opened, the value of the contract is marked to market daily.  If the futures contract price changes to the extent that the margin on deposit does not satisfy margin requirements, payment of additional “variation” margin to be held by the FCM will be required.  Conversely, a reduction in the required margin would result in excess margin that can be refunded to the custodial account of the Fund.  Variation margin payments may be made to and from the futures broker for as long as the contract remains open.  The Fund expects to earn income on its margin deposits.
At any time prior to the expiration of a futures contract, the Fund may elect to close the position by taking an opposite position, which will operate to terminate its existing position in the contract. Positions in futures contracts may be closed out only on the exchange on which they were entered into (or through a linked exchange).  No secondary market for such contracts exists.

Although the Fund may enter into futures contracts only if there is an active market for such contracts, there is no assurance that an active market will exist for any particular futures contract at any specific time.  Most futures exchanges limit the amount of fluctuation permitted in futures contract prices during a single trading day. Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond that limit or trading may be suspended for specified periods during the day. It is possible that futures contract prices could move to the daily limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of futures positions at an advantageous price and subjecting the Fund to substantial losses. In such event, and in the event of adverse price movements, the Fund would be required to make daily cash payments of variation margin. In such situations, if the Fund had insufficient cash, it might have to sell securities to meet daily variation margin requirements at a time when it would be disadvantageous to do so. In addition, if the transaction is entered into for hedging purposes, in such circumstances the Fund may realize a loss on a futures contract or option that is not offset by an increase in the value of the hedged position. Losses incurred in futures transactions and the costs of these transactions will affect the performance of the Fund.
Pursuant to published positions of the SEC and interpretations of the staff of the SEC, the Fund (or its custodian) is required to maintain segregated accounts or to segregate assets through notations on the books of the custodian, consisting of liquid assets (or, as permitted under applicable interpretations, enter into offsetting positions) in connection with its futures contract transactions in order to cover its obligations with respect to such contracts.  These requirements are designed to limit the amount of leverage the Fund may use by entering into futures transactions.
FOREIGN CURRENCY TRANSACTIONS
The Fund may enter into foreign currency exchange transactions in order to protect against uncertainty in the level of future foreign currency exchange rates.  The Fund will conduct its foreign currency exchange transactions either on a spot (i.e., cash) basis at the spot rate prevailing in the foreign currency exchange market, or by entering into forward contracts to purchase or sell foreign currencies.  A foreign currency forward contract involves an obligation to exchange two currencies at a future date, which may be any fixed number of days (usually less than one year) from the date of the contract agreed upon by the parties, at a fixed rate set at the time of the contract.  These contracts are traded in the interbank market conducted directly between traders (usually large commercial banks) and their customers.  A forward contract generally has no deposit requirement, and no commissions are charged at any stage for trades.  Although foreign exchange dealers do not charge a fee for conversion, they do realize a profit based on the difference (the spread) between the price at which they are buying and selling various currencies.
The Fund may enter into a foreign currency exchange transaction in connection with the purchase or sale of foreign equity securities, typically to “lock in” the value of the transaction with respect to a different currency.  In addition, from time to time, the Fund may enter into a forward contract to transfer balances from one currency to another currency.

At the maturity of a forward currency contract, the Fund may either exchange the currencies specified at the maturity of a forward contract or, prior to maturity, the Fund may enter into a closing transaction involving the purchase or sale of an offsetting contract. Closing transactions with respect to forward contracts are usually effected with the counterparty to the original forward contract.
Forward currency contracts are highly volatile, and a relatively small price movement in a forward currency contract may result in substantial losses to the Fund. To the extent the Fund engages in forward currency contracts to generate current income, the Fund will be subject to these risks which the Fund might otherwise avoid (e.g., through use of hedging transactions).
The use of foreign currency exchange transactions may not benefit the Fund if exchange rates move in an unexpected manner. In addition, these techniques could result in a loss if the counterparty to a transaction does not perform as promised, including because of the counterparty’s bankruptcy or insolvency.  These transactions also involve settlement risk, which is the risk faced when one party to a transaction has performed its obligations under a contract but has not yet received value from its counterparty.
EXCLUSION FROM COMMODITY POOL OPERATOR STATUS
The Advisor has claimed an exclusion from the definition of the term “commodity pool operator” under the Commodity Exchange Act (“CEA”) with respect to the Fund, and, therefore, is not subject to registration or regulation as a pool operator under the CEA with respect to the Fund. The CFTC has neither reviewed nor approved the Advisor’s reliance on these exclusions, the investment strategies of the Fund, or this Part B.
The terms of the commodity pool operator (“CPO”) exclusion require that the Fund, among other things, adhere to certain limits on its investments in “commodity interests.” Commodity interests include commodity futures, commodity options and swaps, which in turn include non-deliverable foreign currency forward contracts. Generally, the exclusion from CPO regulation on which the Advisor relies requires the Fund to meet one of the following tests for its commodity interest positions, other than positions entered into for bona fide hedging purposes (as defined in the rules of the CFTC): either (1) the aggregate initial margin and premiums required to establish positions in commodity interests may not exceed 5% of the liquidation value of the portfolio of the Fund (after taking into account unrealized profits and unrealized losses on any such positions); or (2) the aggregate net notional value of the Fund’s commodity interest positions, determined at the time the most recent such position was established, may not exceed 100% of the liquidation value of the Fund’s portfolio (after taking into account unrealized profits and unrealized losses on any such positions). In addition to meeting one of these trading limitations, the Fund may not be marketed as a commodity pool or otherwise as a vehicle for trading in the commodity futures, commodity options or swaps markets. If, in the future, the Fund can no longer satisfy these requirements, the Advisor would withdraw its notice claiming an exclusion from the definition of a CPO, and the Advisor would be subject to registration and regulation as a CPO with respect to the Fund, in accordance with CFTC rules that apply to CPOs of registered investment companies. Generally, these rules allow for substituted compliance with CFTC disclosure and shareholder reporting requirements, based on the Advisor’s compliance with comparable SEC requirements. However, as a result of CFTC regulation with respect to the Fund, the Fund may incur additional compliance and other expenses.
FOREIGN ISSUERS
The Fund may acquire and sell securities issued in foreign countries. There are substantial risks associated with investing in the securities issued by governments and companies located in, or having substantial operations in, foreign countries, which are in addition to the risks inherent in U.S. investments. In many foreign countries there is less government supervision and regulation of stock exchanges, brokers, and listed companies than in the U.S., which may result in greater potential for fraud or market manipulation. There is also the risk of substantially more government involvement in the economy in foreign countries, as well as, the possible arbitrary and unpredictable enforcement of securities regulations and other laws, which may limit the ability of the Fund to invest in foreign issuers.
Significantly, there is the possibility of cessation of trading on foreign exchanges, expropriation, nationalization of assets, confiscatory or punitive taxation, withholding and other foreign taxes on income or other amounts, foreign exchange controls (which may include suspension of the ability to transfer currency from a given country), restrictions on removal of assets, political or social instability, military action or unrest, or diplomatic developments. There is no assurance that the Advisor will be able to anticipate these potential events. In addition, the value of securities denominated in foreign currencies and of dividends and interest paid with respect to such securities will fluctuate based on the relative strength of the U.S. dollar. Foreign issuers may not be subject to uniform accounting, auditing and financial reporting standards and there may be less publicly available financial and other information about such issuers, comparable to U.S. issuers. Certain countries’ legal institutions, financial markets, and services are less developed than those in the U.S. or other major economies. The Fund may have greater difficulty voting proxies, exercising shareholder rights, securing dividends and obtaining information regarding corporate actions on a timely basis, pursuing legal remedies, and obtaining judgments with respect to foreign investments in foreign courts than with respect to domestic issuers in U.S. courts. The costs associated with foreign investments, including withholding taxes, brokerage commissions, and custodial costs, are generally higher than with U.S. investments. To the extent that the Fund invests a significant portion of its assets in a specific geographic region or country, the Fund will have more exposure to economic risks related to such region or country than a fund whose investments are more geographically diversified. In addition, economies of some emerging market countries may be based on only a few industries and may be highly vulnerable to changes in local or global trade conditions. Foreign markets also have substantially less volume than the U.S. markets and securities of some foreign issuers are less liquid and more volatile than securities of comparable U.S. issuers. The Fund, therefore, may encounter difficulty in obtaining market quotations for purposes of valuing its portfolio and calculating its net asset value.
It is also possible that the U.S., other nations or other governmental entities (including supranational entities) could impose sanctions against issuers in various sectors of certain foreign countries. This could limit the Fund’s investment opportunities in such countries, impairing the Fund’s ability to invest in accordance with its investment strategy and/or to meet its investment objective. In addition, an imposition of sanctions upon such issuers could result in an immediate freeze of the issuers’ securities, impairing the ability of the Fund to buy, sell, receive or deliver those securities.  Further, current sanctions or the threat of potential sanctions may also impair the value or liquidity of affected securities and negatively impact the Fund.
Emerging markets
Securities of issuers associated with emerging market countries, including, but not limited to, issuers that are organized under the laws of, maintain a principal place of business in, derive significant revenues from, or issue securities backed by the government (or, its agencies or instrumentalities) of emerging market countries may be subject to higher and additional risks than securities of issuers in developed foreign markets. These risks include, but are not limited to (i) social, political and economic instability; (ii) government intervention, including policies or regulations that may restrict the Fund’s investment opportunities, including restrictions on investment in issuers or industries deemed sensitive to an emerging market country’s national interests; (iii) less transparent and established taxation policies; (iv) less developed legal systems which may limit the rights and remedies available to the Fund against an issuer and with respect to the enforcement of private property rights and/or redress for injuries to private property; (v) the lack of a capital market structure or market-oriented economy which could limit reliable access to capital; (vi) higher degree of corruption and fraud  and potential for market manipulation; (vii) counterparties and financial institutions with less financial sophistication, creditworthiness and/or resources as those in developed foreign markets; (viii) the possibility that the process of easing restrictions on foreign investment occurring in some emerging market countries may be slowed or reversed by unanticipated economic, political or social events in such countries, or the countries that exercise a significant influence over those countries; and (ix) differences in regulatory, accounting, auditing, and financial reporting and recordkeeping standards that could impede the Advisor’s ability to evaluate issuers.
In addition, many emerging market countries have experienced substantial, and during some periods, extremely high rates of inflation, for many years. Inflation and rapid fluctuations in inflation rates have had, and may continue to have, negative effects on the economies and securities markets of these countries. Moreover, the economies of some emerging market countries may differ unfavorably from the U.S. economy in such respects as growth of gross domestic product, currency depreciation, debt burden, capital reinvestment, resource self-sufficiency and balance of payments position.
The Fund may have limited access to, or there may be a limited number of, potential counterparties that trade in the securities of emerging market issuers. Potential counterparties may not possess, adopt or implement creditworthiness standards, financial reporting standards or legal and contractual protections similar to those in developed foreign markets. Currency and other hedging techniques may not be available or may be limited. The local taxation of income and capital gains accruing to nonresidents varies among emerging market countries and may be comparatively high. Emerging market countries typically have less well-defined tax laws and procedures and such laws may permit retroactive taxation so that the Fund could in the future become subject to local tax liabilities that had not been anticipated in conducting its investment activities or valuing its assets. Custodial services and other investment-related costs in emerging market countries are often more expensive, compared to developed foreign markets and the U.S., which can reduce the Fund’s income from investments in securities or debt instruments of emerging market country issuers.
Some emerging market currencies may not be internationally traded or may be subject to strict controls on foreign investment by local governments, resulting in undervalued or overvalued currencies and associated difficulties with the valuation of assets, including the Fund’s securities, denominated in that currency. Some emerging market governments restrict currency conversions and/or set limits on repatriation of invested capital. Future restrictive exchange controls could prevent or restrict a company’s ability to make dividend or interest payments in the original currency of the obligation (usually U.S. dollars). In addition, even though the currencies of some emerging market countries may be convertible into U.S. dollars, the conversion rates may be different than the actual market values and may be adverse to the Fund’s shareholders.
Investments in companies that use a special structure known as a variable interest entity (“VIE”) may pose additional risks because the investment is made through an intermediary entity that exerts control of the underlying operating business through contractual means rather than equity ownership and, as a result, may limit the rights of an investor.  Many Chinese companies have created VIEs as a means to circumvent limits on foreign ownership of equity in Chinese companies. VIEs allow foreign shareholders to exert a degree of control and obtain economic benefits arising from a company without formal legal ownership. The contractual arrangements may not be as effective in providing operational control as direct equity ownership. VIEs are a longstanding industry practice, well known to Chinese officials and regulators; however, VIEs are not formally recognized under Chinese law. It is uncertain whether Chinese officials or regulators will withdraw their implicit acceptance of the VIE structure, or whether any new laws, rules or regulations relating to VIE structures will be adopted or, if adopted, what impact they would have on the interests of foreign shareholders. There is a risk that contracts underlying the VIE structure may not be enforced by Chinese courts or that China might prohibit the existence of VIEs or sever their ability to transmit economic and governance rights to foreign individuals and entities; if so, the market value of any associated portfolio holdings would likely suffer substantial, detrimental, and possibly permanent effects.
GENERAL MARKET AND GEOPOLITICAL RISKS
The value of the Fund’s securities changes daily due to economic and other events that affect market prices generally, as well as those that affect particular regions, countries, industries, or issuers. Economies and financial markets throughout the world have become increasingly interconnected, which increases the likelihood that events or conditions in one region or country will adversely affect markets or issuers in other regions or countries. Portfolio securities may be negatively impacted by inflation (or expectations for inflation), interest rates, global demand for particular products/services or resources, natural disasters, pandemics, epidemics, terrorism, war, military confrontations, regulatory events and governmental or quasi-governmental actions, among others. Natural and environmental disasters, including weather-related phenomena, also can adversely affect individual issuers, sectors, industries, markets, currencies, countries, or regions. The occurrence of global events similar to those in recent years (e.g., natural disasters, virus epidemics, social and political discord, and terrorist attacks around the world) may result in market volatility and have long term effects on both the U.S. and global economies and financial markets. The risks associated with such events may be greater in developing or emerging market countries, many of which have less developed political, financial, healthcare, and/or emergency management systems. Negative global events also can disrupt the operations and processes of any of the service providers for the Fund. Similarly, negative global events, in some cases, could constitute a force majeure event under contracts with service providers or contracts entered into with counterparties for certain transactions.
POLITICAL, UNITED KINGDOM AND EUROPEAN MARKET RELATED RISKS
Portfolios that have significant exposure to certain countries can be expected to be impacted by the political and economic conditions within such countries. There is continuing uncertainty regarding the ramifications of the United Kingdom’s (UK) vote to exit the European Union (EU) in June 2016 (Brexit).  On January 31, 2020, the UK officially withdrew from the EU and after an eleven-month transition phase the UK and EU preliminarily approved an EU-UK Trade and Cooperation Agreement (Agreement) that is provisionally applicable until February 28, 2021, subject to a confirmatory vote of the European Parliament.  The provisional period may be extended by mutual agreement between the EU and the UK.  While the Agreement is viewed as a positive step towards finalizing the framework of the future relationship between the EU and UK, many aspects of the relationship are still under negotiation and it is unclear when these negotiations will be complete.  For example, the Agreement is limited with respect to its treatment of the trade of services.  As the outcomes of these negotiations remain unclear, the effects on the UK, EU and the broader global economy cannot be determined at this time.  Brexit may cause greater market volatility and illiquidity, currency fluctuations, deterioration in economic activity, a decrease in business confidence, and increased likelihood of a recession in the UK. While it is not possible to determine the precise impact these events may have on the Fund, during this period and beyond, the impact on the UK, EU countries, other countries or parties that transact with the UK and EU, and the broader global economy could be significant and could adversely affect the value and liquidity of the Fund’s investments.  In addition, if one or more other countries were to exit the EU or abandon the use of the euro as a currency, the value of investments tied to those countries or the euro could decline significantly and unpredictably.
CASH MANAGEMENT PRACTICES
The Fund engages in cash management practices in order to earn income on uncommitted cash balances.  Generally, cash is uncommitted pending investment in other securities, payment of redemptions, or in other circumstances where the Advisor believes liquidity is necessary or desirable.  For example, cash investments may be made for temporary defensive purposes during periods in which market, economic or political conditions warrant.  In addition, the Fund may enter into arrangements with its custodian whereby it may earn a credit on its cash balances maintained in its non-interest bearing U.S. dollar custody cash account to be applied against fund service fees payable to the custodian or the custodian’s subsidiaries for fund services provided.
Pending the investment of new capital in Approved Market equity securities, the Fund may invest cash in short-term repurchase agreements.  In addition, the Fund may invest a portion of its assets, such as money market instruments, freely convertible currencies, index futures contracts and options thereon, and affiliated and unaffiliated registered and unregistered money market funds (which may involve duplication of certain fees and expenses).
With respect to the Fund’s investment in repurchase agreements, in the event of the bankruptcy of the other party to a repurchase agreement, the Fund could experience delay in recovering the securities underlying such agreement.  Management believes that this risk can be controlled through stringent security selection criteria and careful monitoring procedures.
EXCHANGE TRADED FUNDS
The Fund may also invest in exchange traded funds (“ETFs”) and similarly structured pooled investments for the purpose of gaining exposure to the equity markets while maintaining liquidity.  An ETF is an investment company classified as an open-end investment company or unit investment trust that is traded similar to a publicly traded company.  ETFs in which the Fund invests are passively managed and attempt to track or replicate a desired index, such as a sector, market or global segment.  The risks and costs of investing in ETFs are comparable to investing in a publicly traded company.  The goal of an ETF is to correspond generally to the price and yield performance, before fees and expenses, of its underlying index.  The risk of not correlating to the index is an additional risk to the investors of ETFs.  When the Fund invests in an ETF, shareholders of the Fund bear their proportionate share of the underlying ETF’s fees and expenses.
INTERFUND BORROWING AND LENDING
The DFA Fund Complex (defined below) has received exemptive relief from the SEC which permits the registered investment companies to participate in an interfund lending program among portfolios and series managed by the Advisor (the “Portfolios/Series”) (portfolios that operate as feeder portfolios do not participate in the program). The interfund lending program allows the participating Portfolios/Series to borrow money from and loan money to each other for temporary or emergency purposes. The program is subject to a number of conditions designed to ensure fair and equitable treatment of the participating Portfolios/Series, including the following: (1) no Portfolio/Series may borrow money through the program unless it receives a more favorable interest rate than a rate approximating the lowest interest rate at which bank loans would be available to any of the participating Portfolios/Series under a loan agreement; and (2) no Portfolio/Series may lend money through the program unless it receives a more favorable return than that available from an investment in overnight repurchase agreements or the yield of any money market fund in which the Portfolio/Series could invest. In addition, a Portfolio/Series may participate in the program only if and to the extent that such participation is consistent with its investment objectives, policies and limitations. Interfund loans and borrowings have a maximum duration of seven days and loans may be called on one business day’s notice.

A participating Portfolio/Series may not lend to another Portfolio/Series under the interfund lending program if the interfund loan would cause its aggregate outstanding interfund loans to exceed 15% of its current net assets at the time of the loan.  Interfund loans by a Portfolio/Series to any one Portfolio/Series may not exceed 5% of net assets of the lending Portfolio/Series.

The restrictions discussed above and the other conditions of the SEC exemptive order permitting interfund lending are designed to minimize the risks associated with interfund lending for both the lending Portfolio/Series and the borrowing Portfolio/Series. However, no borrowing or lending activity is without risk. If a Portfolio/Series borrows money from another Portfolio/Series, there is a risk that the interfund loan could be called on one business day’s notice or not renewed, in which case the Portfolio/Series may have to borrow from a bank at higher rates if an interfund loan were not available from another Portfolio/Series. A delay in repayment to a lending Portfolio/Series could result in a lost opportunity or additional lending costs, and interfund loans are subject to the risk that the borrowing Portfolio/Series could be unable to repay the loan when due.
WHEN-ISSUED SECURITIES, DELAYED DELIVERY, AND FORWARD COMMITMENT TRANSACTIONS
The Fund may purchase eligible securities or sell securities it is entitled to receive on a when-issued basis. When purchasing securities on a when-issued basis, the price or yield is agreed to at the time of purchase, but the payment and settlement dates are not fixed until the securities are issued.  It is possible that the securities will never be issued and the commitment cancelled.  In addition, the Fund may purchase or sell eligible securities for delayed delivery or on a forward commitment basis where the Fund contracts to purchase or sell such securities at a fixed price at a future date beyond the normal settlement time. The Fund may renegotiate a commitment or sell a security it has committed to purchase prior to the settlement date, if deemed advisable.

While the payment obligation and, if applicable, interest rate are set at the time the Fund enters into a when-issued, delayed delivery, to-be-announced, or forward commitment transaction, no interest or dividends accrue to the purchaser prior to the settlement date.  In addition, the value of a security purchased or sold is subject to market fluctuations and may be worth more or less on the settlement date than the price the Fund committed to pay or receive for the security.  The Fund will lose money if the value of a purchased security falls below the purchase price and the Fund will not benefit from the gain if a security sold appreciates above the sales price during the commitment period.

When entering into a commitment to purchase a security on a when-issued, delayed delivery, to-be-announced, or forward commitment basis, the Fund will segregate cash and/or liquid assets and will maintain such cash and/or liquid assets in an amount equal in value to such commitments.
TRUSTEES AND OFFICERS
Trustees
Organization of the Board
The Board is responsible for establishing the Fund’s policies and for overseeing the management of the Fund.  The Board elects the officers of the Fund, who, along with third party service providers, are responsible for administering the day-to-day operations of the Fund.  The Board of the Fund is comprised of one interested Trustee and seven disinterested Trustees.  David G. Booth, an interested Trustee, is Chairman of the Board.  The disinterested Trustees of the Board designated Myron S. Scholes as the lead disinterested Trustee.  As the lead disinterested Trustee, Mr. Scholes, among other duties: acts as a principal contact for management for communications to the disinterested Trustees in between regular Board meetings; assists in the coordination and preparation of quarterly Board meeting agendas; raises and discusses issues with counsel to the disinterested Trustees; raises issues and discusses ideas with management on behalf of the disinterested Trustees in between regular meetings of the Board; and chairs executive sessions and separate meetings of the disinterested Trustees (other than Committee meetings, which are chaired by the respective Committee Chairperson).  The Board believes the existing Board structure for the Fund is appropriate because it provides the disinterested Trustees with adequate influence over the governance of the Board and the Fund, while also providing the Board with the invaluable insight of the interested Trustee, who, as both an officer of the Fund and the Advisor, participates in the day-to-day management of the Fund’s affairs, including risk management.
The agenda for each quarterly meeting of the Board is provided prior to the meeting to the lead disinterested Trustee in order to provide an opportunity to contact Fund management and/or the disinterested Trustees’ independent counsel regarding agenda items.  In addition, the disinterested Trustees regularly communicate with Mr. Booth regarding items of interest to them in between regularly scheduled meetings of the Board.  The Board of the Fund meets in person at least four times each year and by telephone at other times.  At each in-person meeting, the disinterested Trustees meet in executive session with their independent counsel to discuss matters outside the presence of management.
The Board has three standing committees.  The Audit Committee and Nominating Committee are composed entirely of disinterested Trustees.  As described below, through these Committees, the disinterested Trustees have direct oversight of the Fund’s accounting and financial reporting policies and the selection and nomination of candidates to the Fund’s Board.  The Investment Strategy Committee (the “Strategy Committee”) assists the Board in carrying out its fiduciary duties with respect to the oversight of the Fund and its performance.
The Board’s Audit Committee is comprised of George M. Constantinides, Roger G. Ibbotson, Abbie J. Smith, and Ingrid M. Werner.  The Audit Committee for the Board oversees the Fund’s accounting and financial reporting policies and practices, the Fund’s internal controls, the Fund’s financial statements and the independent audits thereof, and performs other oversight functions as requested by the Board.  The Audit Committee for the Board recommends the appointment of the Fund’s independent registered public accounting firm and also acts as a liaison between the Fund’s independent registered public accounting firm and the full Board.  There were two Audit Committee meetings held for the Fund during the fiscal year ended October 31, 2020.
The Board’s Nominating Committee is comprised of George M. Constantinides, Douglas W. Diamond, Darrell Duffie, Roger G. Ibbotson, Myron S. Scholes, Abbie J. Smith, and Ingrid M. Werner.  The Nominating Committee for the Board makes recommendations for nominations of disinterested and interested members on the Board to the disinterested Board members and to the full Board.  The Nominating Committee evaluates a candidate’s qualification for Board membership and the independence of such candidate from the Advisor and other principal service providers. The Nominating Committee did not meet during the fiscal year ended October 31, 2020.
The Strategy Committee is comprised of Gerard K. O’Reilly, Douglas W. Diamond, Myron S. Scholes, and Darrell Duffie. At the request of the Board or the Advisor, the Strategy Committee (i) reviews the design of possible new series of the Fund, (ii) reviews performance of existing series of the Fund, and discusses and recommends possible enhancements to the series’ investment strategies, (iii) reviews proposals by the Advisor to modify or enhance the investment strategies or policies of each series, and (iv) considers issues relating to investment services for each series of the Fund.  There were three Strategy Committee meetings held for the Fund during the fiscal year ended October 31, 2020.
The Board of the Fund, including all of the disinterested Trustees, oversees and approves the contracts of the third party service providers that provide advisory, administrative, custodial and other services to the Fund.
Board Oversight of Risk Management
The Board, as a whole, considers risk management issues as part of its general oversight responsibilities throughout the year at regular board meetings, through regular reports that have been developed by Fund management and the Advisor.  These reports address certain investment, valuation, liquidity and compliance matters.  The Board also may receive special written reports or presentations on a variety of risk issues, either upon the Board’s request or upon the initiative of the Advisor.  In addition, the Audit Committee of the Board meets regularly with management of the Advisor to review reports on the Advisor’s examinations of functions and processes that affect the Fund.
With respect to investment risk, the Board receives regular written reports describing and analyzing the investment performance of the Fund’s series.  The Board discusses these reports and the portfolios’ performance and investment risks with management of the Advisor at the Board’s regular meetings.  The Investment Committee of the Advisor meets regularly to discuss a variety of issues, including the impact that the investment in particular securities or instruments, such as derivatives, may have on the series.  To the extent that the Investment Committee of the Advisor decides to materially change an investment strategy or policy of a series and such change could have a significant impact on the series’ risk profile, the Advisor will present such change to the Board for their approval.
With respect to valuation, the Advisor and the Fund’s administrative and accounting agent provide regular written reports to the Board that enable the Board to review fair valued securities in a particular series.  Such reports also include information concerning illiquid and any worthless securities held by each series.  In addition, the Fund’s Audit Committee reviews valuation procedures and pricing results with the Fund’s independent registered public accounting firm in connection with such Committee’s review of the results of the audit of each series’ year-end financial statements.

With respect to liquidity risk, the Board oversees the Fund’s liquidity risk through, among other things, receiving periodic reporting and presentations by investment and other personnel of the Advisor. Additionally, as required by the Liquidity Rule, the Board, including a majority of the disinterested Trustees, approved the Fund’s Liquidity Program, which is reasonably designed to assess and manage the Fund’s liquidity risk, and appointed the Liquidity Program Administrator that is responsible for administering the Liquidity Program. The Board also reviews, no less frequently than annually, a written report prepared by the Liquidity Program Administrator that addresses, among other items, the operation of the Liquidity Program and assesses its adequacy and effectiveness of implementation.
With respect to compliance risks, the Board receives regular compliance reports prepared by the Advisor’s compliance group and meets regularly with the Fund’s Global Chief Compliance Officer (CCO) to discuss compliance issues, including compliance risks.  As required under SEC rules, the disinterested Trustees meet in executive session with the CCO, and the Fund’s CCO prepares and presents an annual written compliance report to the Board.  The Fund’s Board adopts compliance policies and procedures for the Fund and receives information about the compliance procedures in place for the Fund’s service providers.  The compliance policies and procedures are specifically designed to detect and prevent violations of the federal securities laws.
The Advisor periodically provides information to the Board relevant to enterprise risk management describing the way in which certain risks are managed at the complex-wide level by the Advisor.  Such presentations include areas such as counter-party risk, material fund vendor or service provider risk, investment risk, reputational risk, personnel risk and business continuity risk.
Trustee Qualifications
When a vacancy occurs on the Board, the Nominating Committee of the Board evaluates a candidate’s qualification for Board membership and the independence of such candidate from the Advisor and other principal service providers.  While the Nominating Committee believes that there are no specific minimum qualifications for a candidate to possess or any specific educational background, qualities, skills, or prior business and professional experience that are necessary, in considering a candidate’s qualifications, the Nominating Committee may consider the following factors, among others, which may change over time or have different weight: (1) whether or not the person is willing to serve and willing and able to commit the time necessary for the performance of the duties of a Board member; (2) the candidate’s judgment, skill, diversity, and experience with investment companies and other organizations of comparable purpose, complexity and size; (3) the business activities of the Fund, including any new marketing or investment initiatives, and whether the candidate possesses relevant experience in these areas; (4) whether the person’s business background or other business activities would be incompatible with the Fund’s and the Advisor’s business purposes; (5) the interplay of the candidate’s experience with the experience of other Board members and how the candidate and his or her academic or business experience will be perceived by the Fund’s shareholders; and (6) the extent to which the candidate would be a desirable addition to the Board and any committees thereof.

While the Nominating Committee is solely responsible for the selection and recommendation to the Board of disinterested Board candidates, the Nominating Committee will consider nominees recommended by Qualifying Fund Shareholders if a vacancy occurs among Board members.  A Qualifying Fund Shareholder is a shareholder, or group of shareholders, that:  (i) owns of record, or beneficially through a financial intermediary, 5% or more of the Fund’s outstanding shares, and (ii) has owned such shares for 12 months or more prior to submitting the recommendation to the Nominating Committee.  Such recommendations shall be directed to the Secretary of the Fund at 6300 Bee Cave Road, Building One, Austin, Texas 78746.  The Qualifying Fund Shareholder’s letter should include:  (i) the name and address of the Qualifying Fund Shareholder making the recommendation; (ii) the number of shares of the Fund that are owned of record and beneficially by such Qualifying Fund Shareholder, and the length of time that such shares have been so owned by the Qualifying Fund Shareholder; (iii) a description of all arrangements and understandings between such Qualifying Fund Shareholder and any other person or persons (naming such person or persons) pursuant to which the recommendation is being made; (iv) the name and address of the nominee; and (v) the nominee’s resume or curriculum vitae.  The Qualifying Fund Shareholder’s letter must be accompanied by a written consent of the individual to stand for election if nominated for the Board and to serve if elected by shareholders.  The Nominating Committee also may seek such additional information about the nominee as the Nominating Committee considers appropriate, including information relating to such nominee that is required to be disclosed in solicitations or proxies for the election of Board members.
The Nominating Committee of the Board believes that it is in the best interests of the Fund and its shareholders to obtain highly-qualified individuals to serve as members of the Board.  The Fund’s Board believes that each Trustee currently serving on the Board has the experience, qualifications, attributes and skills to allow the Board to effectively oversee the management of the Fund and protect the interests of shareholders.  The Board noted that each Trustee had professional experience in areas of importance for investment companies.  The Board considered that each disinterested Trustee held an academic position in the areas of finance or accounting.  George M. Constantinides, Douglas W. Diamond, Darrell Duffie, Roger G. Ibbotson, Myron S. Scholes and Ingrid M. Werner are each Professors of Finance, while Abbie J. Smith is a Professor of Accounting.  The Board also noted that Myron S. Scholes and Abbie J. Smith each had experience serving as a director or trustee on the boards of operating companies and/or other investment companies.  In addition, the Board considered that David G. Booth contributed valuable experience due to his position with the Advisor.
Certain biographical information for each disinterested Trustee and each interested Trustee of the Fund is set forth in the tables below, including a description of each Trustee’s experience as a Trustee of the Fund and as a director or trustee of other funds, as well as other recent professional experience.

Disinterested Trustees
Name, Address and Year of Birth	Position	Term of Office[1] and Length of Service	Principal Occupation During Past 5 Years	Portfolios within the DFA Fund Complex[2] Overseen	Other Directorships of Public Companies Held During Past 5 Years
George M. Constantinides University of Chicago Booth School of Business 5807 S. Woodlawn Avenue Chicago, IL 60637 1947	Trustee	Since 1993	Leo Melamed Professor of Finance, University of Chicago Booth School of Business (since 1978).	138 portfolios in 5 investment companies	None
Douglas W. Diamond c/o Dimensional Fund Advisors LP 6300 Bee Cave Road, Building One Austin, TX 78746 1953	Trustee	Since 2017
Merton H. Miller Distinguished Service Professor of Finance, University of Chicago Booth School of Business (since 1988). Formerly, Visiting Scholar, Federal Reserve Bank of Richmond (1990-2019). Formerly, Fischer Black Visiting Professor of Financial Economics, Alfred P. Sloan School of Management, Massachusetts Institute of Technology (2015-2016).
				138 portfolios in 5 investment companies	None
Darrell Duffie c/o Dimensional Fund Advisors LP 6300 Bee Cave Road, Building One Austin, TX 78746 1954	Trustee	Since 2019	Dean Witter Distinguished Professor of Finance, Graduate School of Business, Stanford University (since 1984). Director, TNB Inc. (bank) (since 2020).	138 portfolios in 5 investment companies	Formerly, Director, Moody’s Corporation (financial information and information technology) (2008-2018).
Roger G. Ibbotson Yale School of Management 165 Whitney Avenue New Haven, CT 06511 1943	Trustee	Since 1993
Professor in Practice Emeritus of Finance, Yale School of Management (since 1984). Chairman and Partner, Zebra Capital Management, LLC (hedge fund and asset manager) (since 2001). Formerly, Consultant to Morningstar, Inc. (2006-2016).
				138 portfolios in 5 investment companies	None
Myron S. Scholes c/o Dimensional Fund Advisors LP 6300 Bee Cave Road, Building One Austin, TX 78746 1941	Trustee	Since 1993	Chief Investment Strategist, Janus Henderson Investors (since 2014). Frank E. Buck Professor of Finance, Emeritus, Graduate School of Business, Stanford University (since 1981).	138 portfolios in 5 investment companies	None

Name, Address and Year of Birth	Position	Term of Office[1] and Length of Service	Principal Occupation During Past 5 Years	Portfolios within the DFA Fund Complex[2] Overseen	Other Directorships of Public Companies Held During Past 5 Years
Abbie J. Smith University of Chicago Booth School of Business 5807 S. Woodlawn Avenue Chicago, IL 60637 1953	Trustee	Since 2000	Boris and Irene Stern Distinguished Service Professor of Accounting and James S. Ely, III Faculty Fellow, University of Chicago Booth School of Business (since 1980).	138 portfolios in 5 investment companies
Director, (since 2000) and formerly, Lead Director (2014 -2017), HNI Corporation (office furniture); Director, Ryder System Inc. (transportation, logistics and supply-chain management) (since 2003); and Trustee, UBS Funds (3 investment companies within the fund complex) (14 portfolios) (since 2009).

Ingrid M. Werner c/o Dimensional Fund Advisors LP 6300 Bee Cave Road, Building One Austin, TX 78746 1961	Trustee	Since 2019
Martin and Andrew Murrer Professor of Finance, Fisher College of Business, The Ohio State University (since 1998). Adjunct Member, the Prize Committee for the Swedish Riksbank Prize in Economic Sciences in Memory of Alfred Nobel (annual award for significant scientific research contribution) (since 2018). Director, American Finance Association (global association of academic researchers and practitioners in finance) (since January 2019). Member, Scientific Board, Leibniz Institute for Financial Research (institute supporting academic research in finance) (since 2020).  Chair, Economic Advisory Committee, FINRA (since 2017). Chairman, Scientific Advisory Board, Swedish House of Finance (institute supporting academic research in finance) (since 2014). Member, Scientific Board, Danish Finance Institute (institute supporting academic research in finance) (since 2017). Member, Academic Board, Mistra Financial Systems (organization funding academic research on environment, governance and climate/sustainability in finance) (since 2016). Fellow, Center for Analytical Finance (academic research) (since 2015). Associate Editor, Journal of Finance (since 2016). Formerly, President, Western Finance Association (global association of academic researchers and practitioners in finance) (2018-2019).
				138 portfolios in 5 investment companies	Director, Fourth Swedish AP Fund (pension fund asset management) (since 2017).

Interested Trustee
The following interested Trustee is described as such because he is deemed to be an “interested person,” as that term is defined under the 1940 Act, due to his position with the Advisor.
Name, Address and Year of Birth	Position	Term of Office[1] and Length of Service	Principal Occupation During Past 5 Years	Portfolios within the DFA Fund Complex[2] Overseen	Other Directorships of Public Companies Held During Past 5 Years
David G. Booth 6300 Bee Cave Road, Building One Austin, TX 78746 1946	Chairman and Trustee	Since 1993
Chairman, Director/Trustee, and formerly, President and Co-Chief Executive Officer (each until March 2017) of the Fund, DFA Investment Dimensions Group Inc. (“DFAIDG”), Dimensional Investment Group Inc. (“DIG”) and The DFA Investment Trust Company (“DFAITC”).  Chairman and Trustee, Dimensional ETF Trust (since June 2020).  Executive Chairman, and formerly, President and Co-Chief Executive Officer (each until February 2017) of Dimensional Holdings Inc., Dimensional Fund Advisors LP, Dimensional Investment LLC and DFA Securities LLC (collectively with DEM, DFAIDG, DIG and DFAITC, the “DFA Entities”). Formerly, Chairman and Director (2009-2018) and Co-Chief Executive Officer (2010 – June 2017) of Dimensional Fund Advisors Canada ULC. Trustee, University of Chicago (since 2002). Trustee, University of Kansas Endowment Association (since 2005). Member of Hoover Institution Board (since September 2019). Formerly, Director of Dimensional Fund Advisors Ltd. (2002 – July 2017), DFA Australia Limited (1994 – July 2017), Dimensional Advisors Ltd. (2012 – July 2017), Dimensional Funds plc (2006 – July 2017) and Dimensional Funds II plc (2006 – July 2017).  Formerly, Director and President of Dimensional Japan Ltd. (2012 – April 2017). Formerly, President, Dimensional SmartNest (US) LLC (2009-2014); and Limited Partner, VSC Investors, LLC (2007 to 2015). Formerly, Chairman, Director, President and Co-Chief Executive Officer of Dimensional Cayman Commodity Fund I Ltd. (2010-September 2017).
				138 portfolios in 5 investment companies	None

[1]	Each Trustee holds office for an indefinite term until his or her successor is elected and qualified.
[2]
Each Trustee is a director or trustee of each of the five registered investment companies within the DFA Fund Complex, which include: the Fund; DFAIDG; DIG; DFAITC; and Dimensional ETF Trust.  Each disinterested Trustee also serves on the Independent Review Committee of the Dimensional Funds, mutual funds registered in the provinces of Canada and managed by the Advisor’s affiliate, Dimensional Fund Advisors Canada ULC.

Information relating to each Trustee’s ownership (including the ownership of his or her immediate family) in the Fund and in all registered investment companies in the DFA Fund Complex as of December 31, 2020 is set forth in the chart below.

Name	Dollar Range of Fund Shares Owned	Aggregate Dollar Range of Shares Owned in All Funds Overseen by Trustee in Family of Investment Companies
Disinterested Trustees:
George M. Constantinides	None	None Directly; Over $100,000 in Simulated Funds*
Douglas W. Diamond	None	None Directly; Over $100,000 in Simulated Funds*
Darrell Duffie	None	None
Roger G. Ibbotson	None	Over $100,000; Over $100,000 in Simulated Funds*
Myron S. Scholes	None	Over $100,000; Over $100,000 in Simulated Funds*
Abbie J. Smith	None	None Directly; Over $100,000 in Simulated Funds*
Ingrid M. Werner	None	None
Interested Trustee:
David G. Booth	None	Over $100,000

*
As discussed below, the compensation to certain of the disinterested Trustees may be in amounts that correspond to a hypothetical investment in a cross-section of the DFA Funds.  Thus, the disinterested Trustees who are so compensated experience the same investment returns that are experienced by shareholders of the DFA Funds although the disinterested Trustees do not directly own shares of the DFA Funds.

Set forth below is a table listing, for each Trustee entitled to receive compensation, the compensation received from the Fund during the fiscal year ended October 31, 2020 and the total compensation received from all five registered investment companies for which the Advisor served as investment advisor during that same fiscal period.  The table also provides the compensation paid by the Fund to the Fund’s Chief Compliance Officer for the fiscal year ended October 31, 2020.
Name and Position	Aggregate Compensation from the Fund*	Pension or Retirement Benefits as Part of Expenses	Estimated Annual Benefits upon Retirement	Total Compensation from the Fund and DFA Fund Complex Paid to Trustees†
George M. Constantinides Trustee	$9,607	N/A	N/A	$320,000
Douglas W. Diamond Trustee	$10,366	N/A	N/A	$345,000

Name and Position	Aggregate Compensation from the Fund*	Pension or Retirement Benefits as Part of Expenses	Estimated Annual Benefits upon Retirement	Total Compensation from the Fund and DFA Fund Complex Paid to Trustees†
Darrell Duffie Trustee	$9,607	N/A	N/A	$320,000
Roger G. Ibbotson Trustee	$10,366	N/A	N/A	$345,000
Myron S. Scholes Lead Disinterested Trustee	$13,399	N/A	N/A	$445,000
Abbie J. Smith Trustee	$9,607	N/A	N/A	$320,000
Ingrid M. Werner Trustee	$9,607	N/A	N/A	$320,000
Randy C. Olson** Chief Compliance Officer	$1,432	N/A	N/A	N/A

†
The term DFA Fund Complex refers to the five registered investment companies for which the Advisor performs advisory and administrative services and for which the individuals listed above serve as directors/trustees on the Boards of Directors/Trustees of such companies.

*
Under a deferred compensation plan (the “Plan”) adopted effective January 1, 2002, the disinterested Trustees of the Fund may defer receipt of all or a portion of the compensation for serving as members of the five Boards of Directors/Trustees of the investment companies in the DFA Fund Complex (the “DFA Funds”).  Amounts deferred under the Plan are treated as though equivalent dollar amounts had been invested in shares of a cross-section of the DFA Funds (the “Reference Funds” or “Simulated Funds”).  The amounts ultimately received by the disinterested Trustees under the Plan will be directly linked to the investment performance of the Reference Funds.  Deferral of fees in accordance with the Plan will have a negligible effect on a fund’s assets, liabilities, and net income per share, and will not obligate a fund to retain the services of any disinterested Trustee or to pay any particular level of compensation to the disinterested Trustee.  The total amount of deferred compensation accrued by the disinterested Trustees from the DFA Fund Complex who participated in the Plan during the fiscal year ended October 31, 2020 is as follows:  $445,000 (Mr. Scholes).  A disinterested Trustee’s deferred compensation will be distributed at the earlier of: (a) January in the year after the disinterested Trustee’s resignation from the Boards of Directors/Trustees of the DFA Funds, or death or disability; or (b) five years following the first deferral, in such amounts as the disinterested Trustee has specified.  The obligations of the DFA Funds to make payments under the Plan will be unsecured general obligations of the DFA Funds, payable out of the general assets and property of the DFA Funds.

** Randy C. Olson began serving as the Chief Compliance Officer of the Fund effective July 30, 2020.  The chief compliance officer of the Fund who served prior to Mr. Olson received $11,065 in compensation from the Fund during the fiscal year ended October 31, 2020.

Officers
Below is the name, year of birth, information regarding positions with the Fund and the principal occupation for each officer of the Fund.  The address of each officer is 6300 Bee Cave Road, Building One, Austin, TX 78746.  Each of the officers listed below holds the same office (except as otherwise noted) in the DFA Entities.

Name and Year of Birth	Position	Term of Office[1] and Length of Service	Principal Occupation During Past 5 Years
Valerie A. Brown 1967	Vice President and Assistant Secretary	Since 2001
Vice President and Assistant Secretary of
• all the DFA Entities (since 2001)
• DFA Australia Limited (since 2002)
• Dimensional Fund Advisors Ltd. (since 2002)
• Dimensional Cayman Commodity Fund I Ltd. (since 2010)
• Dimensional Fund Advisors Pte. Ltd. (since 2012)
• Dimensional Hong Kong Limited (since 2012)
• Dimensional ETF Trust (since 2020)
Director, Vice President and Assistant Secretary (since 2003) of
• Dimensional Fund Advisors Canada ULC

Ryan P. Buechner 1982	Vice President and Assistant Secretary	Since 2019
Vice President and Assistant Secretary of
• DFAIDG, DIG, DFAITC and DEM (since 2019)
• Dimensional ETF Trust (since 2020)
Vice President (since January 2018) of
• Dimensional Holdings Inc.
• Dimensional Fund Advisors LP
• Dimensional Investment LLC
• DFA Securities LLC

David P. Butler 1964	Co-Chief Executive Officer	Since 2017
Co-Chief Executive Officer of
• all the DFA Entities (since 2017)
• Dimensional ETF Trust (since 2020)
Director (since 2017) of
• Dimensional Holdings Inc.
• Dimensional Fund Advisors Canada ULC
• Dimensional Japan Ltd.
• Dimensional Advisors Ltd.
• Dimensional Fund Advisors Ltd.
• DFA Australia Limited
Director and Co-Chief Executive Officer (since 2017) of
• Dimensional Cayman Commodity Fund I Ltd.
Head of Global Financial Advisor Services (since 2007) for
• Dimensional Fund Advisors LP

Formerly, Vice President (2007 – 2017) of
• all the DFA Entities

Stephen A. Clark 1972	Executive Vice President	Since 2017
Executive Vice President of
• all the DFA Entities (since 2017)
• Dimensional ETF Trust (since 2020)
Director and Vice President (since 2016) of
• Dimensional Japan Ltd.
President and Director (since 2016) of
• Dimensional Fund Advisors Canada ULC
Vice President (since 2008) and Director (since 2016) of
• DFA Australia Limited
Director (since 2016) of
• Dimensional Advisors Ltd.
• Dimensional Fund Advisors Pte. Ltd.
• Dimensional Hong Kong Limited
Vice President (since 2019) of
• Dimensional Fund Advisors Pte. Ltd.

Formerly, Vice President (2004 – 2017) of
• all the DFA Entities
Formerly, Vice President (2010 – 2016) of

Name and Year of Birth	Position	Term of Office[1] and Length of Service	Principal Occupation During Past 5 Years

• Dimensional Fund Advisors Canada ULC
Formerly, Vice President (2016-2019) of
• Dimensional Fund Advisors Pte. Ltd.
Formerly, Interim Chief Executive Officer (2019) of
• Dimensional Fund Advisors Pte. Ltd.
Formerly, Head of Institutional, North America (2012 – 2013) and Head of Global Institutional Services (2014-2018) for
• Dimensional Fund Advisors LP

Lisa M. Dallmer 1972	Vice President, Chief Financial Officer, and Treasurer	Since March 2020
Vice President, Chief Financial Officer, and Treasurer (since 2020) of
• The DFA Fund Complex
• Dimensional ETF Trust
Executive Vice President (since January 2020)
• Dimensional Holdings Inc.
• Dimensional Fund Advisors LP
• Dimensional Investment LLC
• DFA Securities LLC
Chief Operating Officer (since December 2019)
• Dimensional Holdings Inc.
• Dimensional Fund Advisors LP
• Dimensional Investment LLC
• DFA Securities LLC

Formerly, Senior Vice President, Business Operations (March 2019 – October 2019) at
• Delphix Inc.
Formerly, Chief Operating Officer Global Technology & Operations, Managing Director (2014 – 2018) of
• BlackRock Inc.

Jeff J. Jeon 1973	Vice President	Since 2004
Vice President (since 2004) and Assistant Secretary (2017-2019) of
• all the DFA Entities
Vice President (since 2020) of
• Dimensional ETF Trust
Vice President and Assistant Secretary (since 2010) of
• Dimensional Cayman Commodity Fund I Ltd.

Joy Lopez 1971	Vice President and Assistant Treasurer	Vice President since 2015 and Assistant Treasurer since 2017
Vice President (since 2015) of
• all the DFA Entities
Assistant Treasurer (since 2017) of
• the DFA Fund Complex
Vice President and Assistant Treasurer (since 2020) of
• Dimensional ETF Trust
Formerly, Senior Tax Manager (2013 – 2015) for
• Dimensional Fund Advisors LP

Kenneth M. Manell 1972	Vice President	Since 2010	Vice President of • all the DFA Entities (since 2010) • Dimensional Cayman Commodity Fund I Ltd. (since 2010) • Dimensional ETF Trust (since 2020)
Catherine L. Newell 1964	President and General Counsel	President since 2017 and General Counsel since 2001
President of
• the DFA Fund Complex (since 2017)
• Dimensional ETF Trust (since 2020)
General Counsel (since 2001) of
• all the DFA Entities
Executive Vice President (since 2017) and Secretary (since 2000) of
• Dimensional Fund Advisors LP

Name and Year of Birth	Position	Term of Office[1] and Length of Service	Principal Occupation During Past 5 Years

• Dimensional Holdings Inc.
• DFA Securities LLC
• Dimensional Investment LLC
Director (since 2002), Vice President (since 1997) and Secretary (since 2002) of
• DFA Australia Limited
• Dimensional Fund Advisors Ltd.
Vice President and Secretary of
• Dimensional Fund Advisors Canada ULC (since 2003)
• Dimensional Cayman Commodity Fund I Ltd. (since 2010)
• Dimensional Japan Ltd. (since 2012)
• Dimensional Advisors Ltd (since 2012)
• Dimensional Fund Advisors Pte. Ltd. (since 2012)
Director of
• Dimensional Funds plc (since 2002)
• Dimensional Funds II plc (since 2006)
• Director of Dimensional Japan Ltd. (since 2012)
• Dimensional Advisors Ltd. (since 2012)
• Dimensional Fund Advisors Pte. Ltd. (since 2012)
• Dimensional Hong Kong Limited (since 2012)
• Dimensional Ireland Limited (since 2019)

Formerly, Vice President and Secretary (2010 – 2014) of
• Dimensional SmartNest (US) LLC
Formerly, Vice President (1997 – 2017) and Secretary (2000 – 2017) of
• the DFA Fund Complex
Formerly, Vice President of
• Dimensional Fund Advisors LP (1997 – 2017)
• Dimensional Holdings Inc. (2006 – 2017)
• DFA Securities LLC (1997 – 2017)
• Dimensional Investment LLC (2009 – 2017)

Carolyn L. O 1974	Vice President and Secretary	Vice President since 2010 and Secretary since 2017
Vice President (since 2010) and Secretary (since 2017) of
• the DFA Fund Complex
Vice President and Secretary (since 2020) of
• Dimensional ETF Trust
Vice President (since 2010) and Assistant Secretary (since 2016) of
• Dimensional Fund Advisors LP
• Dimensional Holdings Inc.
• Dimensional Investment LLC
Vice President of
• DFA Securities LLC (since 2010)
• Dimensional Cayman Commodity Fund I Ltd. (since 2010)
• Dimensional Fund Advisors Canada ULC (since 2016)

Randy C. Olson 1980	Chief Compliance Officer	Since August 2020
Chief Compliance Officer (since 2020)
• all the DFA Funds
• Dimensional ETF Trust
Formerly, Vice President – Senior Compliance Officer
• Dimensional Investment Advisors LP (January 2020 – August 2020 and July 2014 – March 2017)
Formerly, Vice President – Head of Compliance & Operations Asia Ex-Japan
• Dimensional Investment Advisors LP (April 2017 – January 2020)

Gerard K. O’Reilly 1976	Co-Chief Executive Officer and Chief Investment Officer	Co-Chief Executive Officer	Co-Chief Executive Officer and Chief Investment Officer of • all the DFA Entities (since 2017)

Name and Year of Birth	Position	Term of Office[1] and Length of Service	Principal Occupation During Past 5 Years
and Chief Investment Officer since 2017
• Dimensional Fund Advisors Canada ULC (since 2017)
• Dimensional ETF Trust (since 2020)
Director, Chief Investment Officer and Vice President (since 2017) of
• DFA Australia Limited
Chief Investment Officer (since 2017) and Vice President (since 2016) of
• Dimensional Japan Ltd.
Director, Co-Chief Executive Officer and Chief Investment Officer (since 2017) of
• Dimensional Cayman Commodity Fund I Ltd.
Director of
• Dimensional Funds plc (since 2014)
• Dimensional Fund II plc (since 2014)
• Dimensional Holdings Inc. (since 2017)
• Dimensional Ireland Limited (since 2019)

Formerly, Co-Chief Investment Officer of
• Dimensional Japan Ltd. (2016 – 2017)
• DFA Australia Limited (2014 – 2017)
Formerly, Executive Vice President (2017) and Co-Chief Investment Officer (2014 – 2017) of
• all the DFA Entities
Formerly, Vice President (2007 – 2017) of
• all the DFA Entities
Formerly, Vice President and Co-Chief Investment Officer (2014 – 2017) of
• Dimensional Fund Advisors Canada ULC
Formerly, Director (2017-2018) of
• Dimensional Fund Advisors Pte. Ltd.

James J. Taylor 1983	Vice President and Assistant Treasurer	Since March 2020
Vice President and Assistant Treasurer (since 2020) of
• The DFA Fund Complex
• Dimensional ETF Trust
Vice President (since 2016)
• Dimensional Holdings Inc.
• Dimensional Fund Advisors LP
• Dimensional Investment LLC
• DFA Securities LLC

Formerly, Accounting Manager (2015 – 2016)
• Dimensional Fund Advisors LP

[1]	Each officer holds office for an indefinite term at the pleasure of the Board and until his or her successor is elected and qualified.
As of January 31, 2021, Trustees and officers as a group owned less than 1% of the Fund’s outstanding stock.
SERVICES TO THE FUND
Administrative Services
State Street Bank and Trust Company (“State Street”), 1 Lincoln Street, Boston, MA 02111, serves as the administrative and accounting services, dividend disbursing and transfer agent for the Fund.  The services provided by State Street and/or its delegates are subject to supervision by the executive officers and the Board, and include day-to-day keeping and maintenance of certain records; calculation of the offering price of the shares; preparation of reports; liaison with the Fund’s custodian; and transfer and dividend disbursing agency services.  For the administrative and accounting services provided by State Street, the Fund pays State Street annual fees that are calculated daily and paid monthly according to a fee schedule based on the aggregate average net assets of the DFA mutual fund complex (the “Fund Complex”), which includes four registered investment companies.  The fee schedule is set forth in the table below:

Net Asset Value of the Fund Complex (Excluding Fund of Funds)	Annual Basis Point Rate
$0 - $100 Billion	0.47
Over $100 Billion - $200 Billion	0.35
Over $200 Billion - $300 Billion	0.25
Over $300 Billion	0.19

The fees charged to the Fund under the fee schedule are allocated to the Fund based on the Fund’s pro-rata portion of the applicable aggregate average net assets of the Fund Complex.
The Fund also pays separate fees to State Street with respect to the services State Street or its delegates provide as transfer agent and dividend disbursing agent of the Fund. As of the date hereof, State Street has delegated performance of certain of its duties and responsibilities as the Fund’s transfer agent to DST Asset Manager Solutions, Inc. (“DST”), however, State Street remains responsible to the Fund for the acts and omissions of DST in its performances of such duties and responsibilities.
Custodian
Citibank, N.A., 111 Wall Street, New York, New York, 10005, the custodian for the Fund, maintains a separate account or accounts for the Fund; receives, holds and releases portfolio securities on account of the Fund; makes receipts and disbursements of money on behalf of the Fund; and collects and receives income and other payments and distributions on account of the Fund’s portfolio securities.
Distributor
The Fund’s shares are distributed by DFA Securities LLC (“DFAS”), a wholly-owned subsidiary of the Advisor.  DFAS is registered as a limited purpose broker-dealer under the Securities Exchange Act of 1934 and is a member of the Financial Industry Regulatory Authority.  The principal business address of DFAS is 6300 Bee Cave Road, Austin, Texas 78746.
DFAS acts as an agent of the Fund by serving as the principal underwriter of the Fund’s shares.  Pursuant to the Fund’s Distribution Agreement, DFAS uses its best efforts to seek or arrange for the sale of shares of the Fund, which are continuously offered.  No sales charges are paid by investors or the Fund.  No compensation is paid by the Fund to DFAS under the Distribution Agreement.
Legal Counsel
Stradley Ronon Stevens & Young, LLP serves as legal counsel to the Fund.  Its address is 2600 One Commerce Square, Philadelphia, PA 19103-7098.
Independent Registered Public Accounting Firm
PricewaterhouseCoopers LLP (“PwC”) is the independent registered public accounting firm to the Fund and audits the annual financial statements of the Fund.  The address of PwC is Two Commerce Square, Suite 1800, 2001 Market Street, Philadelphia, PA 19103-7042.
Investment Management
Dimensional Fund Advisors LP, located at 6300 Bee Cave Road, Building One, Austin, TX 78746, serves as investment advisor to the Fund. Pursuant to an Investment Management Agreement with the Fund, the Advisor is responsible for the management of its assets.
Pursuant to a Sub-Advisory Agreement with the Advisor, DFA Australia Limited (“DFA Australia”), Level 43 Gateway, 1 Macquarie Place, Sydney, New South Wales 2000, Australia, has the authority and responsibility to select brokers and dealers to execute securities transactions for the Fund. DFA Australia’s duties include the maintenance of a trading desk for the Fund and the determination of the best and most efficient means of executing securities transactions. On at least a semi-annual basis, the Advisor reviews the holdings of Fund, and reviews the trading process and the execution of securities transactions. The Advisor is responsible for determining those securities which are eligible for purchase and sale by the Fund and may delegate this task, subject to its own review, to DFA Australia. DFA Australia maintains and furnishes to the Advisor information and reports on securities of international companies, including its recommendations of securities to be added to the securities that are eligible for purchase by the Fund as well as making recommendations and elections on corporate actions. In rendering investment management services to the Advisor with respect to the Fund, DFA Australia expects to use the resources of certain participating affiliates of DFA Australia. Such participating affiliates are providing such services to DFA Australia pursuant to conditions provided in no-action relief granted by the staff of the SEC allowing registered investment advisers to use portfolio management, research and trading resources of advisory affiliates subject to the supervision of a registered adviser.
Pursuant to a Sub-Advisory Agreement with the Advisor, Dimensional Fund Advisors Ltd. (“DFAL”), 20 Triton Street, Regent’s Place, London, NW13BF, United Kingdom, a company that is organized under the laws of England, has the authority and responsibility to select brokers or dealers to execute securities transactions for the Fund. DFAL’s duties include the maintenance of a trading desk for the Fund and the determination of the best and most efficient means of executing securities transactions. On at least a semi-annual basis, the Advisor reviews the holdings of the Fund and reviews the trading process and the execution of securities transactions. The Advisor is responsible for determining those securities which are eligible for purchase and sale by the Fund and may delegate this task, subject to its own review, to DFAL.

DFAL maintains and furnishes to the Advisor information and reports on securities of United Kingdom and European equity market companies, including its recommendations of securities to be added to the securities that are eligible for purchase by the Fund as well as making recommendations and elections on corporate actions.
Payments by the Advisor to Certain Third Parties Not Affiliated with the Advisor
The Advisor and its advisory affiliates have entered into arrangements with certain unaffiliated third parties pursuant to which the Advisor or its advisory affiliates make payments from their own assets or provide services to such unaffiliated third parties as further described below.  Certain of the unaffiliated third parties who have entered into such arrangements with the Advisor or its advisory affiliates are affiliated with independent financial advisors (“FAs”) whose clients may invest in the Fund or other mutual funds advised by the Advisor (“DFA Advised Funds”).  Generally, the Advisor does not consider the existence of such arrangements with an affiliate, by itself, to be determinative in assessing whether an FA is independent.
Training and Education Related Benefits Provided by the Advisor
From time to time, the Advisor or its affiliates provide certain non-advisory services (such as data collection and analysis or other consulting services) to financial intermediaries (“Intermediaries”) that may be involved in the distribution of DFA Advised Funds and may recommend the purchase of such DFA Advised Funds for their clients. Intermediaries may include, without limitation, FAs, broker-dealers, institutional investment consultants, and plan service providers (such as recordkeepers). The Advisor or its affiliates also may provide services to Intermediaries, including: (i) personnel and outside consultants for purposes of continuing education, internal strategic planning and, for FAs, practice management; (ii) analysis, including historical market analysis and risk/return analysis; (iii) continuing education to investment advisers (some of whom may be dual registered investment advisers/broker-dealers); and (iv) other services.
The Advisor regularly provides educational speakers and facilities for conferences or events for Intermediaries, customers or clients of the Intermediaries, or such customers’ or clients’ service providers, and also may sponsor such events. For its sponsored events, the Advisor typically pays any associated food, beverage, and facilities-related expenses.  The Advisor or its affiliates sometimes pay a fee to attend, speak at or assist in sponsoring conferences or events organized by others, and on occasion, pay travel accommodations of certain participants attending such conferences or events.  The Advisor’s sponsorship of conferences or events organized by others from time to time includes direct payments to vendors on behalf of, and/or reimbursement of expenses incurred by, the organizers of such events.  Also, from time to time, the Advisor makes direct payments to vendors on behalf of, and/or reimbursement of expenses incurred by, Intermediaries in connection with the Intermediaries hosting educational, training, customer appreciation, or other events for such Intermediaries and/or their customers. Personnel of the Advisor may or may not be present at any of the conferences or events hosted by third parties described above.  The Advisor generally will promote its participation in or sponsorship of such conferences or events in marketing or advertising materials.  At the request of a client or potential client, the Advisor or its affiliates may also refer such client to one or more Intermediaries.

The provision of these services, arrangements and payments described above by the Advisor present conflicts of interest because they provide incentives for Intermediaries, customers or clients of Intermediaries, or such customers’ or clients service providers to recommend, or otherwise make available, the Advisor’s strategies or DFA Advised Funds to their clients in order to receive or continue to benefit from these arrangements from the Advisor or its affiliates.  However, the provision of these services, arrangements and payments by the Advisor or its affiliates is not dependent on the amount of DFA Advised Funds or strategies sold or recommended by such Intermediaries, customers or clients of Intermediaries, or such customers’ or clients’ service providers.
Consultation Referral Fees Paid by the Advisor
From time to time, consultants of the Advisor are paid a commission for client referrals.  Such commissions typically are calculated based on a flat fee, percentage of total fees received by the Advisor as a result of such referrals, or other means agreed to between the Advisor and the consultants.
Payments to Intermediaries by the Advisor
Additionally, the Advisor or its advisory affiliates may enter into arrangements with, and/or make payments from their own assets to, certain Intermediaries to enable access to DFA Advised Funds on platforms made available by such Intermediaries or to assist such Intermediaries to upgrade existing technology systems, or implement new technology systems, or programs in order to improve the methods through which the Intermediaries provide services to the Advisor and its advisory affiliates, and/or their clients. Such arrangements or payments may establish contractual obligations on the part of such Intermediaries to provide DFA Advised Funds with certain exclusive or preferred access to the use of the subject technology or programs or preferable placement on platforms operated by such Intermediaries.
The payments described above present conflicts of interest because they provide incentives for Intermediaries, customers or clients of Intermediaries, or such customers’ or clients’ service providers, to recommend, or otherwise make available, DFA Advised Funds to their clients in order to receive or continue to benefit from these arrangements from the Advisor or its affiliates.
Data Services Purchased by the Advisor
The Advisor purchases certain data services, such as products to gather analytic data used by the Advisor’s research department.  In limited circumstances, a data vendor or its affiliate also provides investment consulting services, and such vendor or affiliated entity may refer one or more of its consulting clients to DFA Advised Funds. Any investment consulting services and referrals are unrelated to the Advisor’s process for the review and purchase of certain data services.
MANAGEMENT FEES
David G. Booth, as a director and officer of the Advisor and shareholder of the Advisor’s general partner, and Rex A. Sinquefield, as a shareholder of the Advisor’s general partner, acting together, could be deemed controlling persons of the Advisor.  Mr. Booth also serves as Trustee and officer of the Fund.
For the services it provides as investment advisor to the Fund, the Advisor is entitled to receive from the Fund a fee, payable monthly, at the annual rate of 0.10% of the average daily net assets of the Fund.  For the fiscal years ended October 31, 2020, October 31, 2019 and October 31, 2018, the Fund paid management fees to the Advisor for its services of $14,821,000, $17,663,000, and $19,295,000, respectively.
PORTFOLIO MANAGERS
In accordance with the team approach used to manage the Fund, the portfolio managers and portfolio traders implement the policies and procedures established by the Investment Committee.  The portfolio managers and portfolio traders also make daily investment decisions regarding the Fund based on the parameters established by the Investment Committee.  Jed S. Fogdall, Bhanu P. Singh, Allen Pu, and Ethan Wren coordinate the efforts of all other portfolio managers or trading personnel with respect to the day-to-day management of the Fund.
Other Managed Accounts
In addition to the Fund, the portfolio managers manage: (i) other U.S. registered investment companies advised or sub-advised by the Advisor; (ii) other pooled investment vehicles that are not U.S. registered mutual funds; and (iii) other accounts managed for organizations and individuals.  The following table sets forth information regarding the total accounts for which the portfolio manager has the primary responsibility for coordinating the day-to-day management responsibilities.
Name of Portfolio Manager	Number of Accounts Managed and Total Assets by Category As of October 31, 2020
Jed S. Fogdall
• 110 U.S. registered mutual funds with $347,864 million in total assets under management.
• 25 unregistered pooled investment vehicles with $16,478 million in total assets under management, of which 1 account with $149 million in assets may be subject to a performance fee.
• 78 other accounts with $25,761 million in total assets under management, of which 5 accounts with $3,535 million in assets may be subject to a performance fee.

Allen Pu
• 45 U.S. registered mutual funds with $115,196 million in total assets under management.
• 15 unregistered pooled investment vehicles with $9,557 million in total assets under management.
• 0 other accounts.

Name of Portfolio Manager	Number of Accounts Managed and Total Assets by Category As of October 31, 2020
Bhanu P. Singh
• 47 U.S. registered mutual funds with $155,177 million in total assets under management.
• 1 unregistered pooled investment vehicle with $52 million in total assets under management.
• 1 other account with $567 million in total assets under management.

Ethan Wren
• 6 U.S. registered mutual funds with $24,071 million in total assets under management.
• 1 unregistered pooled investment vehicle with $231 million in total assets under management.
• 6 other accounts with $3,071 million in total assets under management, of which 2 accounts with $559 million in assets may be subject to a performance fee.

Description of Compensation Structure
Portfolio managers receive a base salary and bonus.  Compensation of a portfolio manager is determined at the discretion of the Advisor and is based on a portfolio manager’s experience, responsibilities, the perception of the quality of his or her work efforts, and other subjective factors.  The compensation of portfolio managers is not directly based upon the performance of the funds or other accounts that the portfolio managers manage.  The Advisor reviews the compensation of each portfolio manager annually and may make modifications in compensation as its Compensation Committee deems necessary to reflect changes in the market.  Each portfolio manager’s compensation consists of the following:
•	Base salary. Each portfolio manager is paid a base salary. The Advisor considers the factors described above to determine each portfolio manager’s base salary.
•	Semi-Annual Bonus. Each portfolio manager may receive a semi-annual bonus. The amount of the bonus paid to each portfolio manager is based upon the factors described above.
Portfolio managers may be awarded the right to purchase restricted shares of the Advisor’s stock as determined from time to time by the Board of Directors of the Advisor or its delegates.  Portfolio managers also participate in benefit and retirement plans and other programs available generally to all employees.
In addition, portfolio managers may be given the option of participating in the Advisor’s Long Term Incentive Plan.  The level of participation for eligible employees may be dependent on overall level of compensation, among other considerations.  Participation in this program is not based on or related to the performance of any individual strategies or any particular client accounts.

Potential Conflicts of Interest
Actual or apparent conflicts of interest may arise when a portfolio manager has the primary day-to-day responsibilities with respect to the Fund and other accounts.  Other accounts include registered mutual funds (other than the Fund), other unregistered pooled investment vehicles, and other accounts managed for organizations and individuals (“Accounts”).  An Account may have similar investment objectives to the Fund, or may purchase, sell or hold securities that are eligible to be purchased, sold or held by the Fund.  Actual or apparent conflicts of interest include:
•
Time Management.  The management of the Fund and Accounts may result in a portfolio manager devoting unequal time and attention to the management of the Fund and Accounts.  The Advisor seeks to manage such competing interests for the time and attention of portfolio managers by having portfolio managers focus on a particular investment discipline.  Most Accounts managed by a portfolio manager are managed using the same investment approaches that are used in connection with the management of the Fund.

•
Investment Opportunities.  It is possible that at times identical securities will be held by the Fund and other Accounts.  However, positions in the same security may vary and the length of time that the Fund or any Account may choose to hold its investment in the same security may likewise vary.  If a portfolio manager identifies a limited investment opportunity that may be suitable for the Fund or other Accounts, the Fund may not be able to take full advantage of that opportunity due to an allocation of filled purchase or sale orders across the Fund and all eligible Accounts.  To deal with these situations, the Advisor has adopted procedures for allocating portfolio transactions across the Fund and multiple Accounts.

•
Broker Selection.  With respect to securities transactions for the Fund, the Advisor determines which broker to use to execute each order, consistent with its duty to seek best execution of the transaction.  However, with respect to certain Accounts (such as separate accounts), the Advisor may be limited by the client with respect to the selection of brokers or may be instructed to direct trades through a particular broker.  In these cases, the Advisor or its affiliates may place separate, non-simultaneous, transactions for the Fund and another Account that may temporarily affect the market price of the security or the execution of the transaction, or both, to the detriment of the Fund or the Account.

•
Performance-Based Fees.  For some Accounts, the Advisor may be compensated based on the profitability of the Account, such as by a performance-based management fee.  These incentive compensation structures may create a conflict of interest for the Advisor with regard to Accounts where the Advisor is paid based on a percentage of assets because the portfolio manager may have an incentive to allocate securities preferentially to the Accounts where the Advisor might share in investment gains.

•
Investment in an Account.  The portfolio manager or his/her relatives may invest in the Fund or a fund that solely invests in the Fund and a conflict may arise where she may therefore have an incentive to treat the Fund in which the portfolio manager or her relatives invest preferentially as compared to other Accounts for which she has portfolio management responsibilities.

The Advisor and the Fund have adopted certain compliance procedures that are reasonably designed to address these types of conflicts.  However, there is no guarantee that such procedures will detect each and every situation in which a conflict arises.
Investments in the Fund
Information relating to each portfolio manager’s ownership (including the ownership of his or her immediate family) in the Fund as of October 31, 2020 is set forth in the chart below.
Portfolio Manager	Dollar Range of Fund Shares Owned
Jed S. Fogdall	None
Bhanu P. Singh[1]	$1 - $10,000
Allen Pu	None
Ethan Wren[1]	$10,001–$50,000
[1]	The portfolio manager does not invest in the Fund but invests in the Emerging Markets Value Portfolio that invests all its assets in the Fund.
GENERAL INFORMATION
The Fund was incorporated under Maryland law on January 9, 1991.  The shares of the Fund, when issued and paid for in accordance with the Fund’s registration statement, will be fully paid and non-assessable shares with equal, non-cumulative voting rights and no preferences as to conversion, exchange, dividends, redemption, or any other feature.  On December 2, 1998, the Fund changed its name from Dimensional Emerging Markets Fund Inc. to Dimensional Emerging Markets Value Fund Inc.
On November 21, 1997, the shareholders of Dimensional Emerging Markets Value Fund approved its conversion from a closed-end management investment company to an open-end management investment company; and at the shareholder meeting held on June 2, 2009, the shareholders of the Fund approved the redomestication of the Fund from a Maryland corporation to a Delaware statutory trust, which became effective on October 30, 2009.
CODE OF ETHICS
The Fund, the Advisor, DFA Australia, DFAL and DFAS have adopted a revised Code of Ethics, pursuant to Rule 17j-1 under the 1940 Act, for certain access persons of the Fund.  The Code of Ethics is designed to ensure that access persons act in the interest of the Fund and its shareholders with respect to any personal trading of securities.  Under the Code of Ethics, access persons are generally prohibited from knowingly buying or selling securities (except for mutual funds, U.S. Government securities and money market instruments) which are being purchased, sold or considered for purchase or sale by the Fund, unless their proposed purchases are approved in advance.  The Code of Ethics also contains certain reporting requirements and securities trading clearance procedures.
SHAREHOLDER RIGHTS
The shares of the Fund, when issued and paid for in accordance with Part A, will be fully paid and non-assessable shares.  Each share of the Fund represents an equal proportional interest in the assets and liabilities of the Fund and has identical, non-cumulative voting, dividend, redemption, liquidation, and other rights and preferences.
With respect to matters that require shareholder approval, shareholders are entitled to vote only with respect to matters which affect the interest of the class of shares that they hold, except as otherwise required by applicable law.  If liquidation of the Fund should occur, shareholders would be entitled to receive, on a per class basis, the assets of the particular class whose shares they own, as well as a proportionate share of Fund assets not attributable to any particular class.  Ordinarily, the Fund does not intend to hold annual meetings of its shareholders, except as required by the 1940 Act or other applicable law.  The Fund’s Bylaws provide that special meetings of its shareholders shall be called at the request of holders of 10% of the Fund’s shares, unless the purpose of the meeting is to consider any matter that is substantially the same as a matter voted upon at a meeting during the preceding twelve months, in which case the meeting may be called at the request of the holders of a majority of the outstanding shares entitled to vote at such meeting.  Shareholders will receive shareholder communications with respect to such matters as required by the 1940 Act, including semi-annual and annual financial statements of the Fund, the latter being audited.
Shareholder inquiries may be made by writing or calling the Fund at the address or telephone number appearing on the cover of this Part B.  Only those individuals whose signatures are on file for the account in question may receive specific account information or make changes in the account registration.
PRINCIPAL HOLDERS OF SECURITIES

As of January 31, 2021, the following shareholders may be deemed to control the Fund either by owning more than 25% of the voting securities of the Fund directly or, through the operation of pass-through voting rights, by owning more than 25% of the voting securities of the Feeder Portfolio that invests its assets in the Fund.  Unless otherwise indicated, the address of each shareholder is 6300 Bee Cave Road, Building One, Austin, Texas 78746.

Emerging Markets Value Portfolio	98.15%
of DFA Investment Dimensions Group Inc.

As of January 31, 2021, the following shareholders owned beneficially at least 5% of the outstanding shares of the Fund, as set forth below:
Emerging Markets Value Portfolio	98.15%
of DFA Investment Dimensions Group Inc.

PURCHASE OF SHARES
The following information supplements the information set forth in Part A under the caption “PURCHASE OF SHARES.”
The Fund will accept purchase and redemption orders on each day that the New York Stock Exchange (“NYSE”) is scheduled to be open for business.  However, no purchases by wire may be made on any day that the Federal Reserve System is closed.  The Fund generally will be closed on days that the NYSE is closed.  The NYSE is generally scheduled to be open Monday through Friday throughout the year except for days closed to recognize New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.  The Federal Reserve System is closed on the same days as the NYSE, except that it is open on Good Friday and closed on Columbus Day and Veterans’ Day.  Orders for redemptions and purchases will not be processed if the Fund is closed.
The Fund reserves the right, in its sole discretion, to suspend the offering of shares of the Fund or reject purchase orders when, in the judgment of management, such suspension or rejection is in the best interest of the Fund.  Securities accepted in exchange for shares of the Fund will be acquired for investment purposes and will be considered for sale under the same circumstances as other securities in the Fund.
REDEMPTION OF SHARES
The following information supplements the information set forth in Part A under the caption “REDEMPTION OF SHARES.”
The Fund may suspend redemption privileges or postpone the date of payment:  (i) during any period when the NYSE is closed or trading on the NYSE is restricted, as determined by the SEC; (ii) during any period when an emergency exists, as defined by the rules of the SEC, as a result of which it is not reasonably practicable for the Fund to dispose of securities owned by it, or fairly to determine the value of its assets; and (iii) for such other periods as the SEC may permit.
The Fund has filed a notice of election under Rule 18f-1 of the 1940 Act that allows the Fund to redeem in-kind redemption requests of a certain amount. Specifically, if the amount being redeemed is over the lesser of $250,000 or 1% of the Fund’s net assets, the Fund has the right to redeem the shares by providing the amount that exceeds $250,000 or 1% of the Fund’s net assets in securities instead of cash. The securities distributed in-kind would be readily marketable and would be valued for this purpose using the same method employed in calculating the Fund’s net asset value per share. If a shareholder receives redemption proceeds in-kind, the shareholder should expect to incur transaction costs upon the disposition of the securities received in the redemption.

TAX MATTERS
The following is only a summary of certain additional tax considerations generally affecting the Fund and its shareholders that are not described in Part A.  No attempt is made to present a detailed explanation of the tax treatment of the Fund or its shareholders, and the discussion here and in Part A is not intended as a substitute for careful tax planning.
This “Tax Matters” section is based on the Code and applicable regulations in effect on the date of this statement of additional information.  Future legislative, regulatory or administrative changes, including provisions of current law that sunset and thereafter no longer apply, or court decisions may significantly change the tax rules applicable to the Fund and its shareholders. Any of these changes or court decisions may have a retroactive effect.
This is for general information only and not tax advice and does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules.  All investors should consult their own tax advisors as to the federal, state, local, and foreign tax provisions applicable to the investors.
Taxation of the Fund
Effective on and after November 1, 2009, the Fund elected to be treated as a partnership for U.S. federal income tax purposes rather than as an association taxable as a corporation.  As a partnership, the Fund will not be subject to U.S. federal income tax, subject to the application of certain partnership audit rules.  Instead, each shareholder will be required to report separately on its income tax return for each year its distributive share of the Fund’s items of income, gain, loss and deduction and credit.
The Fund will be taxable as a partnership if it is not a publicly traded partnership.  Under the Code, a “publicly traded partnership” is treated as a corporation unless 90% or more of its gross income during certain prescribed periods is “qualifying income” (generally, interest, dividends, real estate rents, and gain from the sale of capital assets and certain other items).  It is not intended that the Fund, as currently structured and intended to operate, will be classified as a publicly traded partnership.   If the Fund does not satisfy the qualifying income test, a partnership such as the Fund will not be treated as a publicly traded partnership if, among other reasons, (i) all interests in the partnership were issued in a transaction (or transactions) that was not required to be registered under the Securities Act of 1933 and (ii) the partnership does not have more than 100 partners at any time during the taxable year of the partnership. The discussion in the following paragraphs assumes that the Fund will be taxed as a partnership for federal income tax purposes. Whether the Fund will be treated as a partnership under the various state and local laws that may apply to investors depends on the specific laws of each such jurisdiction.
Taxation of Shareholders on Income or Losses of the Fund
The Fund will not be subject to any U.S. federal income tax, subject to the application of certain partnership audit rules.  Instead, each investor will be required to report separately on its own U.S. federal income tax return its distributive share (as determined in accordance with the governing instruments of the Fund) of the Fund’s income, gains, losses, deductions, and credits.

Each investor will be required to report its distributive share regardless of whether it has received a corresponding distribution of cash or property from the Fund.  The characterization of an item of profit or loss usually will be determined at the Fund level (rather than at the shareholder level).  Because the Fund does not contemplate making cash distributions to investors, the amount of income that may be realized by an investor likely will exceed the cash distributions to such investor.  An allocable share of a tax-exempt investor’s income will be UBTI to the extent that the Fund borrows money to acquire property or invests in assets that produce UBTI.  In addition to U.S. federal income taxes, investors in the Fund also may be subject to state and local taxes on their distributive share of the Fund’s income and on gains arising on redemption or exchange of the Fund’s shares.
While the Fund is not classified as a “regulated investment company” under Subchapter M of the Code, the Fund’s assets, income and distributions will be managed in such a way that an investor in the Fund will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invested all of its assets in the Fund for the Fund’s entire fiscal year.
Foreign Income Tax.  Various non-U.S. taxing jurisdictions may impose tax filing obligations and withholding and other taxes in respect of interest, dividends, gains from dispositions of investments and other income generated by such investments. In some circumstances, a shareholder may be able to claim a reduced rate of non-U.S. tax under an applicable income tax treaty. Any foreign withholding taxes could reduce the Fund’s income and gains allocated to shareholders. These foreign taxes may not be fully creditable by investors for U.S. federal income tax purposes, particularly given the complex set of limitations and restrictions on the use of foreign tax credits.
Qualified Dividend Income for Individuals.  Amounts allocated and reported by the Fund to shareholders as derived from qualified dividend income will be taxed in the hands of individuals and other noncorporate shareholders at the rates applicable to long-term capital gain.  “Qualified dividend income” means dividends paid to the Fund (a) by domestic corporations, (b) by foreign corporations that are either (i) incorporated in a possession of the United States, or (ii) are eligible for benefits under certain income tax treaties with the United States that include an exchange of information program, or (c) with respect to stock of a foreign corporation that is readily tradable on an established securities market in the United States.  The Fund must meet certain holding period requirements to qualify dividends for this treatment.  Specifically, the Fund must hold the stock for at least 61 days during the 121-day period beginning 60 days before the stock becomes ex-dividend.  Income derived from investments in derivatives, fixed-income securities, U.S. REITs, PFICs, and income received “in lieu of” dividends in a securities lending transaction generally is not eligible for treatment as qualified dividend income.
Dividends-Received Deduction for Corporations.  For corporate shareholders, a portion of the income allocated by the Fund may qualify for the 50% corporate dividends-received deduction.  The portion of income allocated by the Fund that so qualifies will be reported by the Fund to shareholders each year and cannot exceed the gross amount of dividends received by the Fund from domestic (U.S.) corporations.  The availability of the dividends-received deduction is subject to certain holding period and debt financing restrictions that apply to the Fund.  Specifically, the amount that the Fund may report as eligible for the dividends-received deduction will be reduced or eliminated if the shares on which the dividends earned by the Fund were debt-financed or held by the Fund for less than a minimum period of time, generally 46 days during a 91-day period beginning 45 days before the stock becomes ex-dividend.  Income derived by the Fund from investments in derivatives, fixed-income and foreign securities generally is not eligible for this treatment.
U.S. Government Securities. To the extent the Fund invests in certain U.S. Government obligations, income allocated by the Fund to shareholders that is derived from interest on these obligations should be exempt from state and local personal income taxes, subject in some states to minimum investment or reporting requirements that must be met by the Fund.  The income on portfolio investments in certain securities, such as repurchase agreements, commercial paper and federal agency-backed obligations (e.g., Government National Mortgage Association (“GNMA”) or Federal National Mortgage Association (“FNMA”) securities), generally does not qualify for tax-free treatment.  The rules on exclusion of this income are different for corporate shareholders.
Annual Information Returns.  The amount of tax due, if any, with respect to gains and income of the Fund is determined separately for each shareholder. The Fund will be required to file annually an information return on IRS Form 1065 and, following the close of the Fund’s taxable year, to provide each shareholder with a Schedule K-1 indicating such shareholder’s allocable share of income, gain, losses, deductions, credits and items of tax preference.  Each shareholder, however, is responsible for keeping the shareholder’s own records for determining its tax basis in the Fund and calculating and reporting any gain or loss resulting from a distribution or disposition of shares of the Fund.
Sales, Exchanges, and Redemption of Fund Shares.  If a shareholder is a taxable investor, sales and exchanges are taxable transactions for federal and state income tax purposes.  If the shareholder held its shares as a capital asset, the gain or loss that it realizes generally will be capital gain or loss and will be long-term or short-term, generally depending on how long the shareholder has held its shares.  Any loss may be recognized only if an investor redeems its entire interest in the Fund for money.  A distribution in partial or complete redemption of the shareholder’s shares in the Fund is taxable as a sale or exchange only to the extent the amount of money received exceeds the shareholder’s tax basis in the entire interest in Fund.
Generally, a distribution or series of distributions by the Fund to a shareholder that results in termination of its entire interest in the Fund results in gain to the distributee shareholder only to the extent that any money and the fair market value on the date of distribution of marketable securities (within the meaning of Section 731(c) of the Code) distributed exceeds the shareholder’s adjusted basis in its Fund shares.  When only money (including any marketable securities treated as a distribution of money) and unrealized receivables are distributed, loss will be recognized to the extent that the shareholder’s adjusted basis in its Fund shares exceeds the amount of money distributed and the basis to the shareholder of any unrealized receivables distributed.  Any gain or loss recognized as a result of such distributions will be considered as gain or loss from the sale or exchange of the distributee shareholder’s Fund shares and generally will be capital gain or loss.
The tax basis of a shareholder’s interest in the Fund will include the amount of money, and/or the basis in securities that the shareholder contributes to the Fund, increased principally by (i) any additional contributions made by the shareholder to the Fund, (ii) the shareholder’s allocable share of any Fund profit, income or gain, and (iii) the amount, if any, of the shareholder’s share of the Fund indebtedness; and decreased, but not below zero, principally by (iv) distributions from the Fund to the shareholder, (v) the amount of the shareholder’s allocable share of Fund losses, and (vi) any reduction in the shareholder’s share of Fund indebtedness.  In the case of non-liquidating distributions other than cash (and other than certain ordinary income type assets, such as accounts receivable) basis is reduced (but not below zero) by the basis of the property distributed.
Tax Treatment of Fund Transactions.  In general, gain or loss recognized by the Fund on the sale or other disposition of Fund investments will be a capital gain or loss.  Such capital gain and loss may be long-term or short-term depending, in general, upon the length of time a particular investment position is maintained and, in some cases, upon the nature of the transaction. Property held for more than one year generally will be eligible for long-term capital gain or loss treatment. The application of certain rules described below may serve to alter the manner in which the holding period for a security is determined or may otherwise affect the characterization as long-term or short-term, and also the timing of the realization and/or character, of certain gains or losses.
Certain fixed-income investments.  Gain recognized on the disposition of a debt obligation purchased by the Fund at a market discount (generally, at a price less than its principal amount) will be treated as ordinary income to the extent of the portion of the market discount that accrued during the period of time the Fund held the debt obligation unless the Fund made a current inclusion election to accrue market discount into income as it accrues.  If the Fund purchases a debt obligation (such as a zero coupon security or pay-in-kind security) that was originally issued at a discount, the Fund generally is required to include in gross income each year the portion of the original issue discount that accrues during such year. Therefore, the Fund’s investment in such securities may cause the Fund to recognize income before it receives any cash payments on the securities.
Investments in debt obligations that are at risk of or in default present tax issues for the Fund. Tax rules are not entirely clear about issues such as whether and to what extent the Fund should recognize market discount on a debt obligation, when the Fund may cease to accrue interest, original issue discount or market discount, when and to what extent the Fund may take deductions for bad debts or worthless securities and how the Fund should allocate payments received on obligations in default between principal and income.
Options, futures, forward contracts, swap agreements and hedging transactions. In general, option premiums received by the Fund are not immediately included in the income of the Fund. Instead, the premiums are recognized when the option contract expires, the option is exercised by the holder, or the Fund transfers or otherwise terminates the option (e.g., through a closing transaction). If an option written by the Fund is exercised and the Fund sells or delivers the underlying stock, the Fund generally will recognize capital gain or loss equal to (a) sum of the strike price and the option premium received by the Fund minus (b) the Fund’s basis in the stock. Such gain or loss generally will be short-term or long-term depending upon the holding period of the underlying stock. If securities are purchased by the Fund pursuant to the exercise of a put option written by it, the Fund generally will subtract the premium received from its cost basis in the securities purchased. The gain or loss with respect to any termination of the Fund’s obligation under an option other than through the exercise of the option and related sale or delivery of the underlying stock generally will be short-term gain or loss depending on whether the premium income received by the Fund is greater or less than the amount paid by the Fund (if any) in terminating the transaction. Thus, for example, if an option written by the Fund expires unexercised, the Fund generally will recognize short-term gain equal to the premium received.
The tax treatment of certain futures contracts entered into by the Fund as well as listed non-equity options written or purchased by the Fund on U.S. exchanges (including options on futures contracts, broad-based equity indices and debt securities) may be governed by section 1256 of the Code (“section 1256 contracts”). Gains or losses on section 1256 contracts generally are considered 60% long-term and 40% short-term capital gains or losses (“60/40”), although certain foreign currency gains and losses from such contracts may be treated as ordinary in character. Also, any section 1256 contracts held by the Fund at the end of each taxable year are “marked to market” with the result that unrealized gains or losses are treated as though they were realized and the resulting gain or loss is treated as ordinary or 60/40 gain or loss, as applicable. Section 1256 contracts do not include any interest rate swap, currency swap, basis swap, interest rate cap, interest rate floor, commodity swap, equity swap, equity index swap, credit default swap, or similar agreement.
In addition to the special rules described above in respect of options and futures transactions, the Fund’s transactions in other derivative instruments (including options, forward contracts and swap agreements) as well as its other hedging, short sale, or similar transactions, may be subject to one or more special tax rules (including the constructive sale, notional principal contract, straddle, wash sale and short sale rules). These rules may affect whether gains and losses recognized by the Fund are treated as ordinary or capital or as short-term or long-term, accelerate the recognition of income or gains to the Fund, defer losses to the Fund, and cause adjustments in the holding periods of the Fund’s securities.
Foreign currency transactions. The Fund’s transactions in foreign currencies, foreign currency-denominated debt obligations and certain foreign currency options, futures contracts and forward contracts (and similar instruments) may give rise to ordinary income or loss to the extent such income or loss results from fluctuations in the value of the foreign currency concerned.  These gains when allocated are taxable to shareholders as ordinary income, and any losses reduce the Fund’s ordinary income otherwise available for allocation to shareholders.  In certain cases, the Fund may make an election to treat such gain or loss as capital.
PFIC securities.  The Fund may invest in equity interests in non-U.S. entities that are PFICs for U.S. federal income tax purposes. In general, a PFIC is any foreign corporation if 75% or more of its gross income for its taxable year is passive income, or 50% or more of its average assets (by value) are held for the production of passive income. If the Fund does not make either the “qualified electing fund” (“QEF”) election or the mark-to-market election described below with respect to a PFIC, a shareholder’s share of gain from the Fund’s sale of the PFIC stock, and of certain distributions received by the Fund from the PFIC, will be taxed at ordinary income rates, rather than at capital gain rates, and the shareholder may be subject to an interest charge in respect of the resulting tax liability. Because the determination of whether a foreign entity is a PFIC is made annually on the basis of facts and circumstances that may be beyond the Fund’s control or information, there can be no assurance that the Fund will not invest in a foreign entity that is a PFIC.  If the Fund makes a QEF election with respect to a PFIC, a shareholder will be required to include in income its share of the PFIC’s ordinary earnings and long-term capital gains for each taxable year, regardless of whether the PFIC makes any distributions. The Fund will be able to make a QEF election with respect to a PFIC only if the PFIC agrees to cooperate, including by providing certain information to the Fund, and there can be no assurance that any PFIC in which the Fund invests will agree to such cooperation. If the Fund invests in “marketable stock” of a PFIC, the Fund may elect to mark the PFIC stock to market each year. Pursuant to this election, the Fund will be deemed to have sold the shares of the relevant PFIC at the end of each taxable year. Shareholders will recognize any gain on the deemed sale as ordinary income and will recognize any loss on the deemed sale as ordinary loss to the extent of net mark-to-market ordinary income inclusions in prior years. In addition, if the Fund makes a mark-to-market election with respect to a PFIC, gain or loss, if any, that it recognizes on the actual sale or other disposition of the PFIC stock will be treated as ordinary income or loss. If a U.S. shareholder of the Fund is a tax-exempt person, the above rules relating to distributions and dispositions will apply only if dividends paid by the PFIC and allocated by the Fund to such shareholder are taxable as unrelated business taxable income (UBTI). Shareholders may be subject to reporting requirements which may require them to file information returns with the IRS with respect to the Fund’s direct or indirect investments in foreign entities (including PFICs). Penalties may be imposed upon a shareholder for failure to comply with these requirements.
Investments in non-U.S. REITs. While non-U.S. REITs often use complex acquisition structures that seek to minimize taxation in the source country, an investment by the Fund in a non-U.S. REIT may subject the Fund, directly or indirectly, to corporate taxes, withholding taxes, transfer taxes and other indirect taxes in the country in which the real estate acquired by the non-U.S. REIT is located. The Fund’s pro rata share of any such taxes will reduce the Fund’s return on its investment. The Fund’s investment in a non-U.S. REIT may be considered an investment in a PFIC, as discussed above in “PFIC securities.” Additionally, foreign withholding taxes on distributions from the non-U.S. REIT may be reduced or eliminated under certain tax treaties.  Also, the Fund in certain limited circumstances may be required to file an income tax return in the source country and pay tax on any gain realized from its investment in the non-U.S. REIT under rules similar to those in the United States which tax foreign persons on gain realized from dispositions of interests in U.S. real estate.
Investments in U.S. REITs.  A U.S. REIT is not subject to federal income tax on the income and gains it distributes to shareholders.  Dividends paid by a U.S. REIT, other than capital gain distributions, will be taxable as ordinary income up to the amount of the U.S. REIT’s current and accumulated earnings and profits. Capital gain dividends paid by a U.S. REIT to the Fund will be treated as long term capital gains by the Fund and, in turn, will be allocated by the Fund to its shareholders as a long term capital gain.  Because of certain noncash expenses, such as property depreciation, an equity U.S. REIT’s cash flow may exceed its taxable income. The equity U.S. REIT may allocate this excess cash to the Fund in the form of a return of capital distribution.  However, if a U.S. REIT is operated in a manner that fails to qualify as a REIT, an investment in the U.S. REIT would become subject to double taxation, meaning the taxable income of the U.S. REIT would be subject to federal income tax at the corporate income tax rate without any deduction for dividends paid to shareholders and the dividends would be taxable to shareholders as ordinary income (or possibly as qualified dividend income) to the extent of the U.S. REIT’s current and accumulated earnings and profits. Also, see “Tax Treatment of Fund Transactions — Investment in taxable mortgage pools (excess inclusion income)” with respect to certain other tax aspects of investing in U.S. REITs.
Investment in taxable mortgage pools (excess inclusion income). Under a Notice issued by the IRS, the Code and Treasury regulations to be issued, a portion of the Fund’s income from a U.S. REIT that is attributable to the REIT’s residual interest in a real estate mortgage investment conduit (“REMIC”) or equity interests in a “taxable mortgage pool” (referred to in the Code as an excess inclusion) will be subject to federal income tax in all events. The excess inclusion income of the Fund will be allocated to shareholders of the Fund (as determined in accordance with the governing instruments of the Fund) with the same consequences as if the shareholders held the related REMIC residual interest or, if applicable, taxable mortgage pool directly. In general, excess inclusion income allocated to shareholders (i) cannot be offset by net operating losses (subject to a limited exception for certain thrift institutions), (ii) will constitute unrelated business taxable income (“UBTI”) to entities (including qualified pension plans, individual retirement accounts, 401(k) plans, Keogh plans or other tax-exempt entities) subject to tax on unrelated business income, thereby potentially requiring such an entity that is allocated excess inclusion income, and otherwise might not be required to file a tax return, to file a tax return and pay tax on such income, and (iii) in the case of a foreign stockholder, will not qualify for any reduction in U.S. federal withholding tax. In addition, if at any time during any taxable year a “disqualified organization” (which generally includes certain cooperatives, governmental entities, and tax-exempt organizations not subject to tax on UBTI) is a record holder of a share in the Fund, then the Fund will be subject to a tax equal to that portion of its excess inclusion income for the taxable year that is allocable to the disqualified organization, multiplied by the corporate income tax rate. The Notice imposes certain reporting requirements upon pass-through entities such as the Fund that have excess inclusion income. There can be no assurance that the Fund will not allocate to shareholders excess inclusion income.
These rules are potentially applicable to the Fund with respect to any income it receives from the equity interests of certain mortgage pooling vehicles, either directly or, as is more likely, through an investment in a U.S. REIT.  It is unlikely that these rules will apply to a pass through entity such as the Fund that has a non-REIT strategy.
Securities lending.  While securities are loaned out by the Fund, the Fund generally will receive from the borrower amounts equal to any dividends or interest paid on the borrowed securities.  For federal income tax purposes, payments made “in lieu of” dividends are not considered dividend income.  These distributions will neither qualify for the reduced rate of taxation for individuals on qualified dividends nor the 50% dividends-received deduction for corporations.  Also, any foreign tax withheld on payments made “in lieu of” dividends or interest will not qualify for the pass-through of foreign tax credits to shareholders.
Investments in convertible securities. Convertible debt is ordinarily treated as a “single property” consisting of a pure debt interest until conversion, after which the investment becomes an equity interest. If the security is issued at a premium (i.e., for cash in excess of the face amount payable on retirement), the creditor-holder may amortize the premium over the life of the bond. If the security is issued for cash at a price below its face amount, the creditor-holder must accrue original issue discount in income over the life of the debt. The creditor-holder's exercise of the conversion privilege is treated as a nontaxable event. Mandatorily convertible debt (e.g., an exchange traded note or ETN issued in the form of an unsecured obligation that pays a return based on the performance of a specified market index, exchange currency, or commodity) is often, but not always, treated as a contract to buy or sell the reference property rather than debt. Similarly, convertible preferred stock with a mandatory conversion feature is ordinarily, but not always, treated as equity rather than debt. Dividends-received generally are qualified dividend income and eligible for the corporate dividends-received deduction. In general, conversion of preferred stock for common stock of the same corporation is tax-free. Conversion of preferred stock for cash is a taxable redemption. Any redemption premium for preferred stock that is redeemable by the issuing company might be required to be amortized under original issue discount principles.
Reporting Requirements.  A direct or indirect participant in any “reportable transaction” must disclose its participation to the IRS on IRS Form 8886. Furthermore, a “material advisor” to a reportable transaction is required to maintain a list of each person with respect to whom such advisor acted as a material advisor and to disclose to the IRS certain other information regarding the transaction. For purposes of the disclosure rules, a shareholder may, if certain conditions are satisfied, be treated as a participant in a reportable transaction in which the Fund participates.  It is possible that the Fund will participate in one or more transactions that are required to be reported by the Fund and certain or all of the shareholders. In addition, a transfer of a Fund share will be reportable by the transferor shareholder if the shareholder recognizes a loss on the transfer that equals or exceeds the applicable threshold amount.  Shareholders may also be subject to other reporting requirements as a result of their investments in the Fund. For example, shareholders may be required to file IRS Form 926 in connection with investments by the Fund in certain non-U.S. companies. Shareholders may also be required to file information statements on IRS Form 8621 with respect to any investment by the Fund in a PFIC. Failure to comply with the reporting requirements gives rise to substantial penalties. Shareholders are urged to consult their tax advisors concerning the potential tax consequences of an investment in the Fund.
Consistency Requirement. Each shareholder is required to treat Fund items on his return in a manner consistent with the treatment of such items on the Fund’s return and may be penalized for intentional disregard of the consistency requirement. The consistency requirement may be waived if the shareholder files a statement (Form 8082) identifying the inconsistency or shows that it resulted from an incorrect schedule furnished by the Fund.
Medicare Tax.  A 3.8% Medicare tax is imposed on net investment income earned by certain individuals, estates and trusts. “Net investment income,” for these purposes, means investment income (including (i) net gains from the taxable disposition of shares of the Fund to the extent the net gain would be taken into account by the investor if the Fund sold all of its property for fair market value immediately before the disposition of the shares of the Fund, and (ii) an allocable share of the Fund’s dividends and capital gains earned by the Fund) reduced by the deductions properly allocable to such income.  In the case of an individual, the tax will be imposed on the lesser of (1) the shareholder’s net investment income or (2) the amount by which the shareholder’s modified adjusted gross income exceeds $250,000 (if the shareholder is married and filing jointly or a surviving spouse), $125,000 (if the shareholder is married and filing separately) or $200,000 (in any other case). This Medicare tax, if applicable, is reported by investors on, and paid with, the investor’s federal income tax return.
Non-U.S. Investors.  Investors in the Fund who are not U.S. persons for purposes of U.S. federal income taxation should consult with their tax advisors to determine the applicability of U.S. withholding by the Fund on interest, dividends and any other items of fixed or determinable annual or periodical gains, profits and income included in such investors’ distributive share of the Fund’s income.  Non-U.S. investors also may wish to contact their tax advisors to determine the applicability of foreign tax laws.
Fund income not derived from the conduct of a U.S. trade or business.  Non-U.S. investors should be aware of certain U.S. federal income tax consequences of investing in the Fund.  Provided that the Fund is not deemed to be engaged in a trade or business in the United States for U.S. federal income tax purposes, certain items of gross income (including an allocable share of the Fund’s dividends, certain types of interest income and “dividend equivalents,” derived by the Fund from U.S. sources) may be subject to a U.S. withholding tax at the 30% statutory rate (or at a lower rate if the shareholder is a resident of a country that has a tax treaty with the U.S.).  Interest from U.S. sources that is “portfolio interest” will not be subject to this 30% tax provided the shareholder furnishes a certificate of foreign status.  Capital gains  derived by the Fund from U.S. sources (other than those from disposition of a U.S. real property interest) also will not be subject to this 30% tax, unless the shareholder is a nonresident alien present in the United States for a period or periods aggregating 183 days or more during the calendar year. Furthermore, certain dividends and interest received from sources outside of the U.S. may be subject to withholding taxes imposed by other countries.
Income effectively connected with the conduct of a U.S. trade or business.  If, on the other hand, the Fund derives income which is effectively connected with a U.S. trade or business carried on by the Fund (for example, by investing in REITs or other entities holding U.S. real property interests or by investing in an entity that is classified as a partnership for U.S. federal tax purposes), this 30% tax will not apply to such effectively connected income of the Fund, and the Fund generally will be required to withhold quarterly amounts of tax from the amount of effectively connected taxable income allocable to each non-U.S. shareholder at the highest rate of tax applicable to U.S. taxpayers.  Thus, non-U.S. investors would be taxable on capital gains, as well as other income that is treated as effectively connected with the Fund’s trade or business, and generally would be required to file U.S. tax returns.  Furthermore, a foreign corporation investing in the Fund would be subject to an additional 30% branch profits tax, unless the tax were reduced or eliminated by treaty.
U.S. tax certification rules.  Special U.S. tax certification requirements apply to non-U.S. shareholders.
U.S. estate tax.  An individual who, at the time of death, is a non-U.S. shareholder will nevertheless be subject to U.S. federal estate tax with respect to Fund shares at the graduated rates applicable to U.S. citizens and residents, unless a treaty exemption applies.  If a treaty exemption is available, a decedent’s estate may nonetheless need to file a U.S. estate tax return to claim the exemption.  In the absence of a treaty, there is a $13,000 statutory estate tax credit.  Transfers by gift of shares of the Fund by a non-U.S. shareholder who is a nonresident alien individual will not be subject to U.S. federal gift tax.  The tax consequences to a non-U.S. shareholder entitled to claim the benefits of an applicable tax treaty may be different from those described herein.  Non-U.S. shareholders are urged to consult their own tax advisers with respect to the particular tax consequences to them of an investment in the Fund, including the applicability of foreign tax.
Foreign Account Tax Compliance Act (“FATCA”).  Under FATCA, the Fund will be required to withhold a 30% tax on certain U.S. source payments (such as interest and dividends) to certain foreign entities, referred to as foreign financial institutions or non-financial foreign entities, that fail to comply (or be deemed compliant) with extensive reporting and withholding requirements designed to inform the U.S. Department of the Treasury of U.S.-owned foreign investment accounts.  After December 31, 2018, FATCA withholding also would have applied to payments of gross proceeds; however, based on proposed regulations issued by the IRS, which may be relied upon currently, such withholding is no longer required unless final regulations provide otherwise (which is not expected).  The Fund may disclose the information that it receives from its investors to the Internal Revenue Service, non-U.S. taxing authorities or other parties as necessary to comply with FATCA.  Withholding also may be required if a foreign entity that is an investor of the Fund fails to provide the Fund with appropriate certifications or other documentation concerning its status under FATCA.
Changes in Entity Classification
The Board reserves the right to change the entity classification of the Fund for U.S. federal income tax purposes at any time, as may be permitted or required under the Code.  For instance, the Board might cause the Fund, which is presently classified as a partnership, to elect to be classified as a corporation and taxable as a regulated investment company (if it has two or more shareholders) or disregarded entity (if it has one shareholder) or vice versa.  Such a change in entity classification may be prompted by, among other things, changes in law, the investment strategy of the Fund, or the nature and number of shareholders of the Fund or other factors or events adversely affecting the ability of the Fund to comply with the Code.  A change in entity classification of the Fund may be a taxable event, causing the Fund and shareholders of the Fund that are subject to tax to recognize a taxable gain or loss.  Such a change in entity classification also would cause the shareholders of the Fund to be subject to a different taxation regime, which may adversely affect some shareholders depending upon their particular circumstances.
At any time the Fund has a sole shareholder, the Fund ceases to be classified as a partnership and is treated as a disregarded entity.  The income, gains, losses, deductions, and credits of a disregarded entity are treated as earned by its sole shareholder with the same consequences as if the shareholder directly realized such amounts.  A distribution in cash or in-kind in partial or complete redemption of shares in a disregarded entity by its sole shareholder is a non-event for federal income tax purposes.  A partial sale of shares in a disregarded entity to another person would create a new partnership.  A disregarded entity does not file U.S. federal income tax returns.

In-Kind Contributions of Securities or Local Currencies
The Fund may accept securities or local currencies in exchange for shares of the Fund.  A gain or loss for U.S. federal income tax purposes will generally be realized by investors who are subject to U.S. federal taxation upon the exchange, depending upon the U.S. dollar cost of the securities or local currency exchanged.  Investors should consult their tax advisers.  (See “In-kind Purchases” in Item 6(b).)
There are certain other tax issues that will be relevant to only certain investors; for instance, investors that are segregated asset accounts and investors who contribute assets rather than cash to the Fund.  Such investors are advised to consult their own tax advisors as to the tax consequences of an investment in the Fund.
Fund Tax Returns; Audit
Under partnership audit rules, which are generally applicable to tax years beginning after December 31, 2017, the Internal Revenue Service (“IRS”) may collect any taxes resulting from audit adjustments to the Fund’s income tax returns (including any applicable penalties and interest) directly from the Fund. In that case, current investors would bear some or all of the tax liability resulting from such audit adjustment, even if they did not own interests in the Fund during the tax year under audit. The Fund may have the ability to shift any such tax liability to the investors in accordance with their interests in the Fund during the year under audit, but there can be no assurance that the Fund will be able to do so under all circumstances. For taxable years not subject to the new audit rules, items of Fund income, gain, loss, deduction and credit will be determined at the Fund level in a unified audit. NO REPRESENTATION OR WARRANTY OF ANY KIND IS MADE WITH RESPECT TO THE TAXATION, DEDUCTIBILITY OR CAPITALIZATION OF ANY ITEM BY THE FUND OR INVESTOR. In addition, the “partnership representative” (tax matters partner, for taxable years before the partnership audit rules become effective) will have the sole authority to act on the Fund’s behalf for purposes of, among other things, federal income tax audits and judicial review of administrative adjustments by the IRS, and any such actions will be binding on the Fund and all of the Investors.
Effect of Future Legislation; Local Tax Considerations
The foregoing general discussion of U.S. federal income tax consequences is based on the Code and the regulations issued thereunder as in effect on the date of this statement of additional information.  Future legislative or administrative changes, including provisions of current law that sunset and thereafter no longer apply, or court decisions may significantly change the conclusions expressed herein, and any such changes or decisions may have a retroactive effect with respect to the transactions contemplated herein.  Rules of state and local taxation of ordinary income, qualified dividend income, and capital gain dividends may differ from the rules for U.S. federal income taxation described above.  Allocations also may be subject to additional state, local, and foreign taxes depending on each shareholder’s particular situation.  Non-U.S. shareholders may be subject to U.S. tax rules that differ significantly from those summarized above.  Shareholders are urged to consult their tax advisors as to the consequences of these and other state and local tax rules affecting investment in the Fund.

PROXY VOTING POLICIES
The Board of the Fund has delegated the authority to vote proxies for the portfolio securities held by the Fund to the Advisor in accordance with the Proxy Voting Policies and Procedures (the “Voting Policies”) and Proxy Voting Guidelines (“Voting Guidelines”) adopted by the Advisor.  A concise summary of the Voting Guidelines is provided in an Appendix to this Part B.
The Investment Committee at the Advisor is generally responsible for overseeing the Advisor’s proxy voting process. The Investment Committee has formed the Investment Stewardship Committee (the “Committee”) composed of certain officers, directors, and other personnel of the Advisor and has delegated to its members authority to:  (i) oversee the voting of proxies and third-party proxy service providers; (ii) make determinations as to how to vote certain specific proxies; (iii) verify ongoing compliance with the Voting Policies; (iv) receive reports on the review of the third-party proxy service providers; and (v) review the Voting Policies from time to time and recommend changes to the Investment Committee.  The Committee may designate one or more of its members to oversee specific, ongoing compliance with respect to the Voting Policies and may designate personnel of the Advisor to vote proxies on behalf of the Fund, such as authorized traders of the Advisor.
The Advisor seeks to vote (or refrains from voting) proxies for the Fund in a manner that the Advisor determines is in the best interests of the Fund and which seeks to maximize the value of the Fund’s investments.  Generally, the Advisor analyzes proxy statements on behalf of the Fund and instructs the vote (or refrains from voting) in accordance with the Voting Policies and the Voting Guidelines.  Most proxies the Advisor receives are instructed to be voted in accordance with the Voting Guidelines, and when proxies are voted consistently with such guidelines, the Advisor considers such votes not to be affected by conflicts of interest.  However, the Voting Policies do address the procedures to be followed if a potential or actual conflict of interest arises between the interests of the Fund and the interests of the Advisor or its affiliates.  If a Committee member has actual knowledge of a conflict of interest and recommends a vote contrary to the Voting Guidelines (or in the case where the Voting Guidelines do not prescribe a particular vote and the proposed vote is contrary to the recommendation of third-party proxy service providers), the Committee member will bring the vote to the Committee which will (a) determine how the vote should be cast keeping in mind the principle of preserving shareholder value, or (b) determine to abstain from voting, unless abstaining would be materially adverse to the interest of the Fund.  To the extent the Committee makes a determination regarding how to vote or to abstain for a proxy on behalf of the Fund in the circumstances described in this paragraph, the Advisor will report annually on such determinations to the Board.
The Advisor will usually instruct voting of proxies in accordance with the Voting Guidelines.  The Voting Guidelines provide a framework for analysis and decision-making; however, the Voting Guidelines do not address all potential issues.  In order to be able to address all the relevant facts and circumstances related to a proxy vote, the Advisor reserves the right to instruct votes that deviate from the Voting Guidelines if, after a review of the matter, the Advisor believes that the best interests of the Fund would be served by, or applicable legal and fiduciary standards require,  such a vote.  In such a circumstance, the analysis will be documented in writing and periodically presented to the Committee for review.  To the extent that the Voting

Guidelines do not cover potential voting issues, the Advisor may consider the spirit of the Guidelines and applicable legal standards and instruct the vote on such issues in a manner that the Advisor believes would be in the best interests of the Fund.
In some cases, the Advisor may determine that it is in the best interests of the Fund to refrain from exercising proxy voting rights.  The Advisor may determine that voting is not in the best interest of the Fund and refrain from voting if the costs, including the opportunity costs, of voting would, in the view of the Advisor, exceed the expected benefits of voting. For securities on loan, the Advisor will balance the revenue-producing value of loans against the difficult-to-assess value of casting votes.  It is the Advisor’s belief that the expected value of casting a vote generally will be less than the securities lending income, either because the votes will not have significant economic consequences or because the outcome of the vote would not be affected by the Advisor recalling loaned securities for voting.  The Advisor does intend to recall securities on loan if, based upon information in the Advisor’s possession, it determines that voting the securities is likely to materially affect the value of the Fund’s investment and that it is in the Fund’s best interests to do so.  In cases where the Advisor does not receive a solicitation or enough information within a sufficient time (as reasonably determined by the Advisor) prior to the proxy-voting deadline, the Advisor or its service provider may be unable to vote.
With respect to non-U.S. securities, it may be both difficult and costly to vote proxies due to local regulations, customs, and other requirements or restrictions.  The Advisor does not intend to vote proxies of non-U.S. companies if the Advisor determines that the expected economic costs from voting outweigh the anticipated economic benefit to the Fund associated with voting.  The Advisor intends to make its determination on whether to vote proxies of non-U.S. companies on a portfolio-by-portfolio basis. In doing so, the Advisor evaluates market requirements and impediments to voting proxies of companies in a country.  The Advisor periodically reviews voting logistics, including costs and other voting difficulties, on a portfolio-by-portfolio and country-by-country basis, in order to determine if there have been any material changes that would affect the Advisor’s determinations and procedures.  In the event the Advisor is made aware of and believes an issue to be voted is likely to materially affect the economic value of the Fund, that its vote is reasonably likely to be determinative of the outcome of the contest, and the expected benefits of voting the proxies exceed the costs, the Advisor will make reasonable efforts to vote such proxies.
The Advisor considers social or environmental issues when voting proxies for portfolios that do not have social or sustainability screens, such as the Fund, if the Advisor believes that doing so is in the best interest of the portfolio and is otherwise consistent with applicable law and the Advisor’s duties, such as where material environmental or social risks may have economic ramifications for shareholders.
The Advisor has retained certain third-party proxy voting service providers (“Proxy Service Firms”) to provide certain services with respect to proxy voting.  Proxy Service Firms will: provide information on shareholder meeting dates and proxy materials; translate proxy materials printed in a foreign language; provide research on proxy proposals; operationally process votes in accordance with the Voting Guidelines on behalf of the Fund; and provide reports concerning the proxies voted (“Proxy Voting Services”).  Although the Advisor retains third-party service providers for Proxy Voting Services, the Advisor remains responsible for proxy voting decisions and making such decisions in accordance with its fiduciary duties.  The Advisor has designed Voting Policies to prudently select, oversee and evaluate Proxy Service Firms consistent with the Advisor’s fiduciary duties, including with respect to the matters described below, which Proxy Service Firms have been engaged to provide Proxy Voting Services to support the Advisor’s voting in accordance with the Voting Policies.  Prior to the selection of a new Proxy Service Firm and annually thereafter or more frequently if deemed necessary by the Advisor, the Committee will consider whether the Proxy Service Firm (i) has the capacity and competency to timely and adequately analyze proxy issues and provide the Proxy Voting Services the Proxy Service Firm has been engaged to provide and (ii) can make its recommendations in an impartial manner and in the best interests of the Advisor’s clients, and consistent with the Advisor’s Voting Policies and fiduciary duties.
In the event that the Voting Guidelines are not implemented precisely as the Advisor intends because of the actions or omissions of any third party service providers, custodians or sub-custodians or other agents or any such persons experience any irregularities (e.g., misvotes or missed votes), then such instances will not necessarily be deemed by the Advisor as a breach of the Voting Policies.
Information regarding how the Fund voted proxies related to its portfolio securities during the 12-month period ended June 30 of each year is available, no later than August 31 of each year, without charge, (i) on the Advisor’s Web site at http://us.dimensional.com and (ii) on the SEC’s Web site at http://www.sec.gov.
DISCLOSURE OF PORTFOLIO HOLDINGS
The Advisor and the Board have adopted a policy (the “Policy”) to govern disclosure of the portfolio holdings of the Fund (“Holdings Information”), and to prevent the misuse of material non-public Holdings Information.  The Advisor has determined that the Policy and its procedures (i) are reasonably designed to ensure that disclosure of Holdings Information is in the best interests of the shareholders of the Fund, and (ii) appropriately address the potential for material conflicts of interest.
Disclosure of Holdings Information as Required by Applicable Law.  Holdings Information (whether a partial listing of portfolio holdings or a complete listing of portfolio holdings) shall be disclosed to any person as required by applicable law, rules and regulations.
Online Disclosure of Portfolio Holdings Information.  The Fund generally discloses its complete Holdings Information (other than cash and cash equivalents), as of month-end, by presenting this information for portfolios that invest in the Fund online at the Advisor’s Web site, http://us.dimensional.com, which is accessible by shareholders, 30 days following the month-end.
From time to time, the Advisor and/or the Fund may provide a list of securities that the Fund would expect to distribute in-kind upon a request by a shareholder to redeem shares in-kind (the “Redemption Basket”) on the Advisor’s public website.  Any such Redemption Basket may be posted daily on its public website as disclosed in the Part A.

Disclosure of Holdings Information to Recipients.  The Advisor’s Head of Global Institutional Services and Global Chief Compliance Officer, or a delegate of the same, respectively (collectively, the “Designated Persons”), together may authorize disclosing non-public Holdings Information more frequently or at different periods than as described above solely to those financial advisors, registered accountholders, authorized consultants, authorized custodians, or third-party data service providers (each a “Recipient”) who: (i) specifically request the more current non-public Holdings Information, and (ii) execute a Use and Nondisclosure Agreement (each a “Nondisclosure Agreement”).  Each Nondisclosure Agreement subjects the Recipient to a duty of confidentiality with respect to the non-public Holdings Information, and prohibits the Recipient from trading based on the non-public Holdings Information.  Any non-public Holdings Information that is disclosed shall not include any material information about the Fund’s trading strategies or pending portfolio transactions.  The non-public Holdings Information provided to a Recipient under a Nondisclosure Agreement, unless indicated otherwise, is not subject to a time delay before dissemination.

As of February 28, 2021, the Advisor and the Fund had ongoing arrangements with the following Recipients to make available non-public Holdings Information:
Recipient	Business Purpose	Frequency
Aon Hewitt	Monitoring investor exposure and investment strategy	Monthly
Callan Associates	Monitoring investor exposure and investment strategy	Quarterly
Cambridge Associates Limited	Monitoring investor exposure and investment strategy	Monthly
Citibank, N.A.	Fund Custodian	Daily
Crewcial Partners, formerly Colonial Consulting Corporation, Inc.	Monitoring investor exposure and investment strategy	Monthly
Greycourt & Co., Inc.	Monitoring investor exposure and investment strategy	Quarterly
Marquette Associates, Inc.	Monitoring investor exposure and investment strategy	Quarterly
Meketa Investment Group	Monitoring investor exposure and investment strategy	Monthly
Mercer, LLC	Monitoring investor exposure and investment strategy	Monthly

Recipient	Business Purpose	Frequency
NEPC, LLC	Monitoring investor exposure and investment strategy	Monthly
R.V. Kuhns & Associates, Inc.	Monitoring investor exposure and investment strategy	Quarterly
PricewaterhouseCoopers LLP	Independent registered public accounting firm	Upon Request
Pricing Service Vendor	Fair value information services	Daily
Shinhan BNP Paribas Asset Management	Monitoring investor exposure and investment strategy	Upon Request
Southern Company	Monitoring investor exposure and investment strategy	Monthly
State Street Bank and Trust Company	Fund Administrator, Accounting Agent and Transfer Agent	Daily
Texas Mutual Insurance Company	Monitoring investor exposure and investment strategy	Monthly
Verus Advisory, Inc.	Monitoring investor exposure and investment strategy	Monthly
Willis Towers Watson	Monitoring investor exposure and investment strategy	Monthly
Wilshire Associates	Monitoring investor exposure and investment strategy	Quarterly
In addition, certain employees of the Advisor and its subsidiaries receive Holdings Information on a quarterly, monthly, or daily basis, or upon request, in order to perform their business functions.  Neither the Fund, nor the Advisor, nor any other party receives any compensation in connection with these arrangements.
The Policy includes the following procedures to ensure that disclosure of Holdings Information is in the best interests of shareholders, and to address any conflicts between the interests of shareholders, on the one hand, and the interests of the Advisor, DFAS, or any affiliated person of the Fund, the Advisor or DFAS, on the other.  In order to protect the interests of shareholders and the Fund, and to ensure no adverse effect on shareholders, in the limited circumstances where a Designated Person is considering making non-public Holdings Information available to a Recipient, the Advisor’s Director of Institutional Services and the Chief Compliance Officer will consider any conflicts of interest.  If the Chief Compliance Officer, following appropriate due diligence, determines that (i) the Fund has a legitimate business purpose for providing the non-public Holdings Information to a Recipient, and (ii)

disclosure of non-public Holdings Information to the Recipient would be in the best interests of shareholders and will not adversely affect the shareholders, then the Chief Compliance Officer may approve the proposed disclosure.
The Chief Compliance Officer documents all disclosures of non-public Holdings Information (including the legitimate business purpose for the disclosure), and periodically reports to the Board on such arrangements.  The Chief Compliance Officer is also responsible for ongoing monitoring of the distribution and use of non-public Holdings Information.  Such arrangements are reviewed by the Chief Compliance Officer on an annual basis.  Specifically, the Chief Compliance Officer requests an annual certification from each Recipient that the Recipient has complied with all terms contained in the Nondisclosure Agreement.  Recipients who fail to provide the requested certifications are prohibited from receiving non-public Holdings Information.
The Board exercises continuing oversight of the disclosure of Holdings Information by:  (i) overseeing the implementation and enforcement of the Policy by the Chief Compliance Officer of the Advisor and of the Funds and Trust; (ii) considering reports and recommendations by the Chief Compliance Officer concerning the implementation of the Policy and any material compliance matters that may arise in connection with the Policy; and (iii) considering whether to approve or ratify any amendments to the Policy.  The Advisor and the Board reserve the right to amend the Policy at any time, and from time to time without prior notice, in their sole discretion.
Prohibitions on Disclosure of Portfolio Holdings and Receipt of Compensation.  No person is authorized to disclose Holdings Information or other investment positions (whether online at http://us.dimensional.com, in writing, by fax, by e-mail, orally, or by other means) except in accordance with the Policy.  In addition, no person is authorized to make disclosure pursuant to the Policy if such disclosure is otherwise in violation of the antifraud provisions of the federal securities laws.
The Policy prohibits the Fund, the Advisor or an affiliate thereof from receiving any compensation or other consideration of any type for the purpose of obtaining disclosure of non-public Holdings Information or other investment positions.  “Consideration” includes any agreement to maintain assets in the Fund or in other investment companies or accounts managed by the Advisor or by any affiliated person of the Advisor.
The Policy and its procedures are intended to provide useful information concerning the Fund to existing and prospective shareholders, while at the same time preventing the improper use of Holdings Information.  However, there can be no assurance that the furnishing of any Holdings Information is not susceptible to inappropriate uses, particularly in the hands of sophisticated investors, or that the Holdings Information will not in fact be misused in other ways, beyond the control of the Advisor.
Disclosure of Non-Material Information. To the extent permitted under the Policy, Designated Persons, officers of the Fund,  portfolio managers, other representatives of the Advisor, and anyone employed by or associated with the Advisor who has been authorized by the Advisor’s Legal Department or the Designated Persons (collectively, “Approved Representatives”) may disclose any views, opinions, judgments, advice or commentary, or any analytical, statistical, performance or other information, in connection with or relating to the Fund or its Holdings Information and/or other investment positions (collectively, commentary and analysis) or any changes in the Holdings Information of the Fund that occurred after the most recent publicly disclosed Holdings Information (recent portfolio changes) to any person if such information does not constitute material non-public information.
With respect to each instance of such disclosure, an Approved Representative will make a good faith determination whether the information constitutes material non-public information, which involves an assessment of the particular facts and circumstances. The Advisor believes that in most cases recent portfolio changes that involve a few or even several securities in a diversified portfolio and/or commentary and analysis would be immaterial and would not convey any advantage to a recipient in making an investment decision concerning the Fund. Nonexclusive examples of commentary and analysis include: (i) the allocation of the Fund’s portfolio holdings and other investment positions among various asset classes, sectors, industries and countries; (ii) the characteristics of the equity and fixed income components of the Fund’s portfolio holdings and other investment positions; (iii) the attribution of Fund returns by asset class, sector, industry and country; and (iv) the volatility characteristics of the Fund. An Approved Representative may in his or her sole discretion determine whether to deny any request for information made by any person, and may do so for any reason or no reason.
 Such information, if made available to anyone, will be made available to any person upon request, but, because such information is generally not material to investors, it may or may not be posted on the Fund’s website.
SECURITIES LENDING
 The Board of the Fund has approved the Fund’s participation in a securities lending program. Under the securities lending program, Citibank, N.A. serves as the securities lending agent for the Fund.
  For the fiscal year ended October 31, 2020, the income earned by the Fund, as well as the fees and/or compensation paid by the Fund (in dollars) pursuant to a securities lending agency/authorization agreement between the Fund, and Citibank, N.A. (the “Securities Lending Agent”), were as follows*:

Fees and/or compensation for securities lending activities and related services:
Gross income from securities lending activities	Fees paid to Securities Lending Agent from a revenue split	Fees paid for any cash collateral management service (including fees deducted from a pooled cash collateral reinvestment vehicle) not included in the revenue split	Administrative fees not included in the revenue split	Indemnification fees not included in the revenue split	Rebate (paid to borrower)	Other fees not included in the revenue split	Aggregate fees/ compensation for securities lending activities	Net income from securities lending Activities
$14,197,682	$1,496,237	$158,288	--	--	$1,570,034	--	$3,224,559	$10,973,123
*The amounts included in the table above may differ from the amounts disclosed in the Fund’s annual report due to timing differences, reconciliations, and certain other adjustments.
For the fiscal year ended October 31, 2020, the Securities Lending Agent provided the following services for the Fund in connection with securities lending activities: (i) entering into loans with approved entities subject to guidelines or restrictions provided by the Fund; (ii) receiving and holding collateral from borrowers, and facilitating the investment and reinvestment of cash collateral; (iii) monitoring daily the value of the loaned securities and collateral, including receiving and delivering additional collateral as necessary from/to borrowers; (iv) negotiating loan terms; (v) selecting securities to be loaned subject to guidelines or restrictions provided by the Fund; (vi) recordkeeping and account servicing; (vii) monitoring dividend/distribution activity relating to loaned securities; and (viii) arranging for return of loaned securities to the Fund at loan termination.
FINANCIAL STATEMENTS
PricewaterhouseCoopers LLP (“PwC”), Two Commerce Square, Suite 1800, 2001 Market Street, Philadelphia, PA 19103-7042, is the Fund’s independent registered public accounting firm.  PwC audits the Fund’s annual financial statements. The audited financial statements and financial highlights of the Fund for its fiscal period ended October 31, 2020, as set forth in the Fund’s annual report to shareholders, including the report of PwC, are incorporated by reference into this Part B.
A shareholder may obtain a copy of the annual reports, upon request and without charge, by contacting the Fund at the address or telephone number appearing on the cover of this Part B.

Effective Date: February 16, 2021	PROPRIETARY

Exhibit A
Proxy Voting Guidelines

General Approach to Corporate Governance and Proxy Voting

When voting proxies, Dimensional1 seeks to act in the best interests of the funds and accounts we manage and consistent with applicable legal and fiduciary standards . We seek to maximize shareholder value subject to the standards of the relevant legal and regulatory regimes, listing requirements, corporate governance and stewardship codes, and any particular investment or voting guidelines of specific funds or accounts. Dimensional will evaluate management and shareholder proposals on a case-by-case basis, in the circumstances explained below.

We expect the members of a portfolio company’s board to act in the interests of their shareholders. Each portfolio company’s board should implement policies and adopt practices that align the interests of the board and management with those of its shareholders. Since a board’s main responsibility is to oversee management and to manage and mitigate risk, it is important that board members have the experience and skills to carry out that responsibility.

This document outlines Dimensional’s global approach to key proxy voting issues and highlights particular considerations in specific markets.

Global Evaluation Framework

Dimensional’s Global Evaluation Framework sets out our general expectations for all portfolio companies. When implementing the principles contained in our Global Evaluation Framework in a given market, in addition to the relevant legal and regulatory requirements, Dimensional will consider local market practices. Additionally, for portfolio companies in the United States, Europe, the Middle East, Africa, Japan, and Australia, Dimensional will apply the market-specific considerations contained in the relevant subsection in these Guidelines.

Uncontested Director Elections
Dimensional may vote against individual directors, committee members, or the full board of a portfolio company, such as in the following situations:
1. There are problematic audit-related practices;
2. There are problematic compensation practices or persistent pay for performance misalignment;
3. There are problematic anti-takeover provisions;
4. There have been material failures of governance, risk oversight, or fiduciary responsibilities;
5. The board has failed to adequately respond to shareholder concerns;
6. The board has demonstrated a lack of accountability to shareholders;
7. There is an ineffective board refreshment process2;

If a director is a member of multiple boards of various portfolio companies, and one of those boards has one of the issues listed in 1-7 above, Dimensional may vote against that director with respect to the board of the portfolio company with the issue as well as any other portfolio company boards.

Dimensional also considers the following when voting on directors of portfolio companies:

[1]	“Dimensional” refers to any of Dimensional Fund Advisors LP, Dimensional Fund Advisors Ltd., DFA Australia Limited, Dimensional Fund Advisors Pte. Ltd. or Dimensional Japan Ltd.
[2]
As used in these guidelines “board refreshment process” means the method for reviewing and establishing the composition of the board of the portfolio company (e.g., assessments or self-evaluation, succession planning, approach for searches for board members, criteria for qualification of board members).

1. Board and committee independence;
2. Director attendance: Dimensional generally expects directors to attend at least 75% of board and committee meetings;
3. Director capacity to serve;
4. Board composition.

Board Refreshment

An effective board refreshment process for a portfolio company can include the alignment of directors’ skills with business needs, assessment of individual director performance and feedback, and a search process for new directors that appropriately incorporates qualification criteria. Dimensional believes information about a portfolio company’s assessment and refreshment process should be disclosed and should generally include:

•
The processes and procedures by which the company identifies the key competencies that directors should possess in order to ensure the board is able to appropriately oversee the risks and opportunities associated with the company’s strategy and operations;

•	How the performance of individual directors and the board as a whole is assessed;
•	The alignment between the skills and expertise of each board member and the key competencies identified in the board assessment process;
•	Board refreshment mechanisms;
•	Director recruitment policies and procedures; and
•	The extent to which diversity considerations are incorporated into board assessment and refreshment practices and director recruitment policies.

In evaluating a portfolio company’s refreshment process, Dimensional may consider, among other information:

•	Whether the company’s board assessment process meets market best practices in terms of objectiveness, rigor, disclosure, and other criteria;
•	Whether the company has any mechanisms to encourage board refreshment; and
•	Whether the company has board entrenchment devices, such as a classified board or plurality vote standard.

An additional consideration that may lead Dimensional to scrutinize the effectiveness of a portfolio company’s board refreshment process is a lack of gender, racial, or ethnic diversity on the board. In jurisdictions where gender, racial, or ethnic representation on a board is not mandated by law, Dimensional may consider whether a portfolio company seeks to follow market best practices as the portfolio company nominates new directors and assesses the performance of existing directors who have the diversity of backgrounds, experiences, and skill-sets needed to effectively oversee management and manage risk.

Bundled/Slate Director Elections
Dimensional generally opposes bundled director elections at portfolio companies; however, in markets where individual director elections are not an established practice, bundled elections are acceptable as long as the full list of candidates is disclosed in a timely manner.

Contested Director Elections
In the case of contested board elections at portfolio companies, Dimensional takes a case-by-case approach. With the goal of maximizing shareholder value, we consider the qualifications of the nominees, the likelihood that each side can accomplish their stated plans, the portfolio company’s corporate governance practices, and the incumbent board’s history of responsiveness to shareholders.

Board Size

Dimensional believes that portfolio company boards are responsible for determining an appropriate size of the board of directors within the confines of relevant corporate governance codes and best practice standards. However, Dimensional will generally oppose proposals to alter board structure or size in the context of a fight for control of the portfolio company or the board .

Auditors
Dimensional will typically support the ratification of auditors unless there are concerns with the auditor's independence, the accuracy of the auditor’s report, the level of non-audit fees, or if lack of disclosure makes it difficult for us to assess these factors.

In addition to voting against the ratification of the auditors, Dimensional may also vote against or withhold votes from audit committee members at portfolio companies in instances of fraud, material weakness, or significant financial restatements.

Anti-Takeover Provisions
We believe that the market for corporate control, which often results in acquisitions which generally increase shareholder value, should be able to function without undue restrictions. Takeover defenses such as shareholder rights plans (poison pills) can lead to entrenchment of management and reduced accountability at the board level.

Related-Party Transactions
Related-party transactions have played a significant role in several high-profile corporate scandals and failures. We believe related-party transactions should be minimized.  When such transactions are determined to be fair to the portfolio company and its shareholders in accordance with the company’s policies and governing law, they should be thoroughly disclosed in public filings.

Amendments to Articles of Association/Incorporation
Dimensional expects the details of proposed amendments to articles of association or incorporation, or similar portfolio company documents, to be clearly disclosed. Dimensional will typically support such amendments that are routine in nature or are required or prompted by regulatory changes. Dimensional may vote against amendments that negatively impact shareholder rights or diminish board oversight.

Equity Plans
Dimensional supports the adoption of equity plans that align the interests of the portfolio company board, management, and company employees with those of shareholders.

Dimensional will evaluate equity plans on a case-by-case basis, taking into account the potential dilution to shareholders, the portfolio company’s historical use of equity, and the particular plan features.

Executive Remuneration
Dimensional supports remuneration for executives that is clearly linked to the portfolio company’s performance. Remuneration should be designed to attract, retain and appropriately motivate and serve as a means to align the interests of executives with those of shareholders. To the extent that remuneration is clearly excessive and not aligned with the portfolio company’s performance or other factors, Dimensional would not support such remuneration. Additionally, Dimensional expects portfolio companies to strive to follow local market practices with regards to the specific elements of remuneration and the overall structure of the remuneration plan.

Therefore, Dimensional reviews proposals seeking approval of a portfolio company’s executive remuneration plan closely, taking into account the quantum of pay, company performance, and the structure of the plan.

Director Remuneration
Dimensional will generally support director remuneration at portfolio companies that is reasonable in both size and composition relative to industry and market norms.

Mergers & Acquisitions (M&A)
Dimensional’s primary consideration in evaluating mergers and acquisitions is maximizing shareholder value. Given that we believe market prices reflect future expected cash flows, an important consideration is the price reaction to the announcement, and the extent to which the deal represents a premium to the pre-announcement price. Dimensional will also consider the strategic rationale, potential conflicts of interest, and the possibility of competing offers.

Dimensional may vote against deals where there are concerns with the acquisition process or where there appear to be significant conflicts of interest.

Capitalization
Dimensional will vote case-by-case on proposals related to portfolio company share issuances, taking into account the purpose for which the shares will be used, the risk to shareholders of not approving the request, and the dilution to existing shareholders.

Dimensional opposes the creation of share structures that provide for unequal voting rights, including dual class stock with unequal voting rights or mechanisms such as loyalty shares that may skew economic ownership and voting rights within the same class of shares, and will generally vote against proposals to create or continue such structures. Dimensional may also vote against directors at portfolio companies that adopt or maintain such structures without shareholder approval.

Shareholder Proposals
Dimensional’s goal when voting on shareholder proposals to portfolio companies is to support those proposals that protect or enhance shareholder value through improved board accountability, improved policies and procedures, or improved disclosure.

When evaluating shareholder proposals, Dimensional will consider the portfolio company’s current handling of the issue (both on an absolute basis and relative to market practices), the company’s compliance with regulatory requirements, the potential cost to the company of implementing the proposal, and whether the issue is better addressed through legal or regulatory action.

Virtual Meetings

Dimensional does not oppose the use of virtual-only meetings if shareholders are provided with the same rights and opportunities as available during a physical meeting, including:
•	The ability to see and hear company representatives;
•	The ability to ask questions of company representatives; and
•	The ability to see or hear questions submitted to company representatives by other shareholders, including those questions not answered by company representatives.

Disclosure of Vote Results

Dimensional expects detailed disclosure of voting results. In cases where vote results have not been disclosed within a reasonable time frame, we may vote against individual directors, committee members, or the full board of a portfolio company.

Voting Guidelines for Environmental and Social Issues3

Dimensional believes that portfolio company boards are responsible for addressing material environmental & social (E&S) issues within their duties. If a portfolio company is unresponsive to material E&S risks which may have economic ramifications for shareholders, Dimensional may vote against directors individually, committee members, or the entire board. We may communicate with portfolio companies to better understand the alignment of the interests of boards and management with those of shareholders on these topics.

Dimensional evaluates shareholder proposals on environmental or social issues consistent with its general approach to shareholder proposals, paying particular attention to the portfolio company’s current handling of the issue, current disclosures, the financial materiality of the issue, market practices, and regulatory requirements. Dimensional may vote for proposals requesting disclosure of specific environmental and social data, such as information about board oversight, risk management policies and procedures, or performance against a specific metric, if we believe that the portfolio company’s current disclosure is inadequate to allow shareholders to effectively assess the portfolio company’s handling of a material issue.

Evaluating Disclosure of Material Environmental or Social Risks

Dimensional generally believes that information about the oversight and mitigation of material environmental or social risks should be disclosed by portfolio companies. Dimensional generally expects the disclosure regarding oversight and mitigation to include:

•	A description of material risks.
•	A description of the process for identifying and prioritizing such risks and how frequently it occurs.
•	The policies and procedures governing the handling of each material risk.
•	A description of the management-level roles/groups involved in oversight and mitigation of each material risk.
•	A description of the metrics used to assess the effectiveness of mitigating each material risk, and the frequency at which performance against these metrics is assessed.
•	A description of how the board is informed of material risks and the progress against relevant metrics.

In certain instances where Dimensional determines that disclosure by a portfolio company is insufficient for a shareholder to be able to adequately assess the relevant risks facing a portfolio company, Dimensional may, on a case-by-case basis, vote against individual directors, committee members, or the entire board, or may vote in favor of related shareholder proposals consistent with Dimensional’s general approach to such proposals.

Political and Lobbying Activities

Dimensional expects boards of portfolio companies to exercise oversight of political and lobbying-related expenditures and ensure that such spending is in line with shareholder interests.

In evaluating a portfolio company’s policies related to political and lobbying expenditure, we expect the following practices:
•	The board to adopt policies and procedures to oversee political and lobbying expenditures;
•	The details of the board oversight, including the policies and procedures governing such expenditures, to be disclosed publicly; and
•
That board oversight of political and lobbying activities, such as spending, should include ensuring that the portfolio company’s publicly stated positions are in alignment with its related activities and spending.

[3]	For considerations in connection with ERISA-covered clients, see the Policy and its references to requirements under ERISA.

Human Capital Management

Dimensional expects portfolio company board oversight of human capital management issues. We expect portfolio companies to disclose sufficient information for shareholders to understand the policies, procedures, and personnel a company has in place to address issues related to human capital management. This disclosure should include the company’s human capital management goals in key areas, such as compensation, employee health and wellness, employee training and development, and workforce composition, as well as the metrics by which the company assesses performance against these goals.

Climate Change

Dimensional expects portfolio companies to disclose information on their handling of risks from climate change, to the extent those risks may have a material impact on the company. Climate change risks may include physical risks of climate change from changing weather patterns and/or transitional risks of climate change from changes in regulation or consumer preferences. Disclosure should include the specific risks identified, the potential impact those risks could have on the company’s business, operations, or strategy, the individuals responsible for managing these risks, and the metrics used to assess the handling of these risks. The methodology for measuring performance against these metrics should be clearly disclosed, particularly in instances where a recognized third-party framework, such as Task Force for Climate-related Financial Disclosures (TCFD) or Sustainability Account Standards Board (SASB), is not being used.

Evaluation Framework for U.S. Listed Companies

Director Elections:

Uncontested Director Elections
Shareholders elect the board of a portfolio company to represent their interests and oversee management and expect boards to adopt policies and practices that align the interests of the board and management with those of shareholders and limit the potential for conflicts of interest.

One of the most important measures aimed at ensuring that portfolio company shareholders’ interests are represented is an independent board of directors, made up of individuals with the diversity of backgrounds, experiences, and skill-sets needed to effectively oversee management and manage risk. We expect portfolio company boards to be majority independent and key committees to be fully independent.

Dimensional believes shareholders should have a say in who represents their interests and portfolio companies should be responsive to shareholder concerns. Dimensional may vote against or withhold votes from individual directors, committee members, or the full board, and may also vote against such directors when they serve on other portfolio company boards, in the following situations:

•	The continued service of directors who failed to receive the support of a majority of shareholders (regardless of whether the company uses a majority or plurality vote standard).
•	Failure to adequately respond to majority-supported shareholder proposals.

Contested Director Elections
In the case of contested board elections at portfolio companies, Dimensional takes a case-by-case approach. With the goal of maximizing shareholder value, we consider the qualifications of the nominees, the likelihood that each side can accomplish their stated plans, the portfolio company’s corporate governance practices, the incumbent board’s history of responsiveness to shareholders, and the market’s reaction to the contest.

Board Structure and Composition:

Age and Term Limits
Dimensional believes it is the responsibility of a portfolio company’s nominating committee to ensure that the company’s board of directors is composed of individuals with the skills needed to effectively oversee management and will generally oppose proposals seeking to impose age or term limits for directors.

That said, portfolio companies should clearly disclose their director evaluation and board refreshment policies in their proxy. Lack of healthy turnover on the board of a portfolio company or lack of observable diversity on a portfolio company board may lead Dimensional to scrutinize the rigor of a portfolio company’s board refreshment process.

CEO/Chair
Dimensional believes that the portfolio company boards are responsible for determining whether the separation of roles is appropriate and adequately protects the interests of shareholders.

At portfolio companies with a combined CEO/Chair, Dimensional expects the board to appoint a lead independent director with specific responsibilities, including the setting of meeting agendas, to seek to ensure the board is able to act independently.

Recent environmental, social, and governance controversies resulting from inadequate board oversight may be taken into account when voting on shareholder proposals seeking the separation of the roles of CEO and Chair at a portfolio company.

Governance Practices:

Classified Boards
Dimensional believes that shareholders should be given the right to vote on the entire slate of directors at a portfolio company on an annual basis. Therefore, we encourage portfolio company boards to conduct annual elections for all sitting directors.

Dimensional will generally support proposals to declassify existing boards at portfolio companies and will generally oppose efforts by portfolio companies to adopt classified board structures, in which only part of the board is elected each year.

Dimensional will generally vote against or withhold votes from incumbent directors at portfolio companies that adopt a classified board without shareholder approval.  Dimensional may also vote against or withhold votes from directors at portfolio companies that adopt classified boards prior to or in connection with an IPO.

Dual Classes of Stock
Dual class share structures are generally seen as detrimental to shareholder rights, as they are accompanied by unequal voting rights. Dimensional believes in the principle of one share, one vote.

Dimensional opposes the creation of dual-class share structures with unequal voting rights at portfolio companies and will generally vote against proposals to create or continue dual-class capital structures.

Dimensional will generally vote against or withhold votes from directors at portfolio companies that adopt a dual-class structure without shareholder approval after the company’s IPO. Votes against or withheld votes from directors for implementation of a dual-class structure prior to or in connection with an IPO will be considered on a case-by-case basis.

Supermajority Vote Requirements
Dimensional believes that the affirmative vote of a majority of shareholders of a portfolio company should be sufficient to approve items such as bylaw amendments and mergers. Dimensional will generally vote against proposals seeking to implement a supermajority vote requirement and for shareholder proposals seeking the adoption of a majority vote standard.

Dimensional will generally vote against or withhold votes from incumbent directors at portfolio companies that adopt a supermajority vote requirement without shareholder approval. Dimensional may also vote against or withhold votes from directors at portfolio companies that adopt supermajority vote requirements prior to or in connection with an IPO.

Shareholder Rights Plans (Poison Pills)
Dimensional generally opposes poison pills. As a result, we may vote against the adoption of a pill and all directors at a portfolio company that put a pill in place without first obtaining shareholder approval. Votes against (or withheld votes from) directors may extend beyond the portfolio company that adopted the pill, to all boards the directors serve on. In considering a poison pill for approval, we may take into account the existence of ‘qualified offer’ and other shareholder-friendly provisions.

For pills designed to protect net operating losses, we may take into consideration a variety of factors, including but not limited to the size of the available operating losses and the likelihood that they will be utilized to offset gains.

Cumulative Voting
Under cumulative voting, each shareholder is entitled to the number of his or her shares multiplied by the number of directors to be elected. Shareholders have the flexibility to allocate their votes among directors in the proportion they see fit, including casting all their votes for one director. This is particularly impactful in the election of dissident candidates to the board in the event of a proxy contest.

Dimensional will typically support proposals that provide for cumulative voting and against proposals to eliminate cumulative voting unless the portfolio company has demonstrated that there are adequate safeguards in place, such as proxy access and majority voting.

Majority Voting
For the election of directors, portfolio companies may adopt either a majority or plurality vote standard. In a plurality vote standard, the directors with the most votes are elected. If the number of directors up for election is equal to the number of board seats, each director only needs to receive one vote in order to be elected. In a majority vote standard, in order to be elected, a director must receive the support of a majority of shares voted or present at the meeting.

Dimensional supports a majority (rather than plurality) voting standard for uncontested director elections at portfolio companies. The majority vote standard should be accompanied by a director resignation policy to address failed elections.

To account for contested director elections, portfolio companies with a majority vote standard should include a carve-out for plurality voting in situations where there are more nominees than seats.

Right to Call Meetings and Act by Written Consent
Dimensional will generally support the right of shareholders to call special meetings of a portfolio company board (if they own 25% of shares outstanding) and take action by written consent.

Proxy Access
Dimensional will typically support management and shareholder proposals for proxy access that allow a shareholder (or group of shareholders) holding three percent of voting power for three years to nominate up to 25 percent of a portfolio company board.  Dimensional will typically vote against proposals that are more restrictive than these guidelines.

Amend Bylaws/Charters
Dimensional believes that shareholders should have the right to amend a portfolio company’s bylaws. Dimensional will generally vote against or withhold votes from incumbent directors at portfolio companies that place substantial restrictions on shareholders’ ability to amend bylaws through excessive ownership requirements for submitting proposals or restrictions on the types of issues that can be amended.

Exclusive Forum
Dimensional is generally supportive of management proposals at portfolio companies to adopt an exclusive forum for shareholder litigation.

Executive and Director Compensation:

Stock-Based Compensation Plans
Dimensional supports the adoption of equity plans that align the interests of portfolio company board, management, and company employees with those of shareholders.

Dimensional will evaluate equity compensation plans on a case-by-case basis, taking into account the potential dilution to shareholders, the portfolio company’s historical use of equity, and the particular plan features.

Dimensional will typically vote against plans that have features that have a negative impact on shareholders of portfolio companies. Such features include single-trigger or discretionary vesting, an overly broad definition of change in control, a lack of minimum vesting periods for grants, evergreen provisions, and the ability to reprice shares without shareholder approval.

Dimensional may also vote against equity plans if problematic equity grant practices have contributed to a pay for performance misalignment at the portfolio company.

Employee Stock Purchase Plans
Dimensional will generally support qualified employee stock purchase plans (as defined by Section 423 of the Internal Revenue Code), provided that the purchase price is no less than 85 percent of market value, the number of shares reserved for the plan is no more than ten percent of outstanding shares, and the offering period is no more than 27 months.

Supplemental Executive Retirement Plans
Dimensional will generally support shareholder proposals that ask the portfolio company to put to shareholder vote extraordinary benefits such as credit for years of service not actually worked, preferential benefit formulas, or accelerated vesting of pension benefits contained in supplemental executive retirement plan (SERP).

Advisory Votes on Executive Compensation (Say on Pay)
Dimensional supports reasonable compensation for executives that is clearly linked to the portfolio company’s performance. Compensation should serve as a means to align the interests of executives with those of shareholders. To the extent that compensation is excessive, it represents a transfer to management of shareholder wealth. Therefore, Dimensional reviews proposals seeking approval of a portfolio company’s executive compensation plan closely, taking into account the quantum of pay, company performance, and the structure of the plan.

Certain practices, such as:
•	multi-year guaranteed bonuses
•	excessive severance agreements (particularly those that vest without involuntary job loss or diminution of duties or those with excise-tax gross-ups)
•	single, or the same, metrics used for both short-term and long-term executive compensation plans may encourage excessive risk-taking by executives at portfolio companies and are generally opposed by Dimensional.

At portfolio companies that have a history of problematic pay practices or excessive compensation, Dimensional will consider the company’s responsiveness to shareholders’ concerns and may vote against or withhold votes from members of the compensation committee if these concerns have not been addressed.

Frequency of Say on Pay
Executive compensation in the United States is typically composed of three parts: 1) base salary; 2) cash bonuses based on annual performance (short-term incentive awards); 3) and equity awards based on performance over a multi-year period (long-term incentive awards).

Dimensional supports triennial say on pay because it allows for a longer-term assessment of whether compensation was adequately linked to portfolio company performance. This is particularly important in situations where a company makes significant changes to their long-term incentive awards, as the effectiveness of such changes in aligning pay and performance cannot be determined in a single year.

If there are serious concerns about a portfolio company’s compensation plan in a year where the plan is not on the ballot, Dimensional may vote against or withhold votes from members of the Compensation Committee.

Clawback Provisions
Dimensional typically supports clawback provisions in executive compensation plans as a way to mitigate risk of excessive risk taking by executives at portfolio companies.

Executive Severance Agreements (Golden Parachutes)
Dimensional analyzes golden parachute proposals on a case-by-case basis.

Dimensional expects payments to be reasonable on both an absolute basis and relative to the value of the transaction. Dimensional will typically vote against agreements with cash severance of more than 3x salary and bonus.

Dimensional expects vesting of equity to be contingent on both a change in control and a subsequent involuntary termination of the employee (“double-trigger change in control”).

Corporate Actions:

Reincorporation
Dimensional will evaluate reincorporation proposals on a case-by-case basis.

Dimensional may vote against reincorporations if the move would result in a substantial diminution of shareholder rights at the portfolio company.

Capitalization:

Increase Authorized Shares
Dimensional will vote case-by-case on proposals seeking to increase common or preferred stock of a portfolio company, taking into account the purpose for which the shares will be used and the risk to shareholders of not approving the request.

Dimensional will typically vote against requests for common or preferred stock issuances that are excessively dilutive relative to common market practice.

Dimensional will typically vote against proposals at portfolio companies with multiple share classes to increase the number of shares of the class with superior voting rights.

Blank Check Preferred Stock
Blank check preferred stock is stock that can be issued at the discretion of the board, with the voting, conversion, distribution, and other rights determined by the board at the time of issue. Therefore, blank check preferred stock can potentially serve as means to entrench management and prevent takeovers at portfolio companies.

To mitigate concerns regarding what we believe is the inappropriate use of blank check preferred stock, Dimensional expects portfolio companies seeking approval for blank preferred stock to clearly state that the shares will not be used for anti-takeover purposes.

Share Repurchases

Dimensional will generally support open-market share repurchase plans that allow all shareholders to participate on equal terms. Portfolio companies that use metrics such as earnings per share (EPS) in their executive compensation plans should ensure that the impact of such repurchases are taken into account when determining payouts.

Shareholder Proposals:
Dimensional’s goal when voting on shareholder proposals is to support those proposals that protect or enhance shareholder value through improved board accountability, improved policies and procedures, or improved disclosure.

When evaluating shareholder proposals, Dimensional will consider the portfolio company’s current handling of the issue (both on an absolute basis and relative to market practices), the company’s compliance with regulatory requirements, the potential cost to the company of implementing the proposal, and whether the issue is better addressed through legal or regulatory action.

In instances where a shareholder proposal is excluded from the meeting agenda but the SEC has declined to state a view on whether such proposal should be excluded, or when the SEC has verbally permitted a portfolio company to exclude a shareholder proposal but there is no written record provided by the SEC about such determination, we expect the portfolio company to provide shareholders with substantive disclosure concerning this exclusion and/or no-action relief. If substantive disclosure is lacking, Dimensional may vote against or withhold votes from certain directors on a case-by-case basis.

Evaluation Framework for Europe, the Middle East, and Africa (EMEA) Listed Companies

Continental Europe:

Director Election Guidelines

•
Portfolio company boards should be majority independent (excluding shareholder or employee representatives as provided by law); however, lower levels of board independence may be acceptable in controlled companies and in those markets where local best practice indicates that at least one-third of the board be independent.

•
A majority of audit and remuneration committee members (excluding shareholder or employee representatives as provided by law) should be independent; the committees overall should be at least one-third independent.

•	Executives should generally not serve on audit and remuneration committees.

Remuneration Guidelines

Dimensional expects annual remuneration reports published by portfolio companies pursuant to the Shareholder Rights Directive II to disclose, at a minimum:

•	The amount paid to executives;

•	Alignment between pay and performance;

•	The targets used for variable incentive plans and the ex-post levels achieved; and

•	The rationale for any discretion applied.

Other Market Specific Guidelines for Continental Europe

•	In Germany, Dimensional will generally vote against the appointment of a former CEO as chairman of the supervisory board.

United Kingdom & Ireland:

Dimensional expects portfolio companies to follow the requirements of the UK Corporate Governance Code with regards to board and committee composition. When evaluating the methods used by a portfolio company to review and establish board composition, including determining female representation on the board, Dimensional intends to apply the board evaluation process as outlined in our Global Evaluation Framework.

Dimensional also expects companies to align their remuneration with the requirements of the UK Corporate Governance Code and to consider best practices such as those set forth in the Investment Association Principles of Remuneration.

South Africa:
Dimensional expects portfolio companies to follow the recommendations of the King Report On Corporate Governance (King Code IV) with regards to board and committee composition.

Turkey:
Dimensional expects the board of directors of a portfolio company to be at least one-third independent; at minimum two directors should be independent.

Dimensional expects the board of a portfolio company to establish an independent audit committee.

Dimensional expects the board of a portfolio company to establish a board committee with responsibility for compensation and nominating matters. This committee should be chaired by an independent director.

Framework for Evaluating Australia-Listed Companies

Uncontested Director Elections
Shareholders elect the board of a portfolio company to represent their interests and oversee management and expect portfolio company boards to adopt policies and practices that align the interests of the board and management with those of shareholders and limit the potential for conflicts of interest.

One of the most important measures aimed at ensuring that portfolio company shareholders’ interests are represented is an independent board of directors, made up of individuals with the diversity of backgrounds, experiences, and skill-sets needed to effectively oversee management and manage risk. We expect portfolio company boards to be majority independent.

Dimensional believes that key audit and remuneration committees should be composed of independent directors. Dimensional will generally vote against executive directors of the portfolio company who serve on the audit committee or who serve on the remuneration committee if the remuneration committee is not majority independent.

CEO/Chair
If a portfolio company’s board chair is not independent, the board should have a lead independent director with specific responsibilities, including the setting of meeting agendas. Dimensional may vote against executive board chairs if such measures are absent.

Auditors
Australian law does not require the annual ratification of auditors; therefore, concerns with a portfolio company's audit practices will be reflected in votes against members of the audit committee.

Dimensional may vote against audit committee members at a portfolio company if there are concerns with the auditor's independence, the accuracy of the auditor’s report, the level of non-audit fees, or if lack of disclosure makes it difficult to assess these factors.

Dimensional may also vote against audit committee members in instances of fraud or material failures in oversight of audit functions.

Share Issuances
Dimensional will evaluate requests for share issuances on a case-by-case basis, taking into account factors such as the impact on current shareholders and the rationale for the request.

When voting on approval of prior share distributions, Dimensional will generally support prior issuances that conform to the dilution guidelines set out in ASX Listing Rule 7.1.

Share Repurchase
Dimensional will evaluate requests for share repurchases on a case-by-case basis, taking into account factors such as the impact on current shareholders, the rationale for the request, and the portfolio company’s history of repurchases. Dimensional expects repurchases to be made in arms-length transactions using independent third parties.

Dimensional may vote against portfolio company plans that do not include limitations on the company’s ability to use the plan to repurchase shares from third parties at a premium and limitations on the use of share purchases as an anti-takeover device.

Constitution Amendments
Dimensional will evaluate requests for amendments to a portfolio company’s constitution on a case-by-case basis. The primary consideration will be the impact on the rights of shareholders.

Non-Executive Director Compensation
Dimensional will support non-executive director remuneration at portfolio companies that is reasonable in both size and composition relative to industry and market norms.

Dimensional will generally vote against components of non-executive director remuneration that are likely to impair a director’s independence, such as options or performance-based remuneration.

Equity Plans
Dimensional supports the adoption of equity plans that align the interests of the portfolio company board, management, and company employees with those of shareholders.

Companies should clearly disclose components of the plan, including vesting periods and performance hurdles.

Dimensional may vote against plans that are exceedingly dilutive to existing shareholders. Plans that permit retesting or repricing will generally be viewed unfavorably.

Framework for Evaluating Japan-Listed Securities

Uncontested Director Elections
Shareholders elect the board of a portfolio company to represent their interests and oversee management and expect portfolio company boards to adopt policies and practices that align the interests of the board and management with those of shareholders and limit the potential for conflicts of interest.

One of the most important measures aimed at ensuring that portfolio company shareholders’ interests are represented is an independent board of directors, made up of individuals with the diversity of backgrounds, experiences, and skill-sets needed to effectively oversee management and manage risk.

At portfolio companies with a three-committee structure, Dimensional expects at least one-third of the board to be outsiders. Ideally, the board should be majority independent. At portfolio companies with a three-committee structure that have a controlling shareholder, at least two directors and at least one-third of the board should be independent outsiders.

At portfolio companies with an audit committee structure, Dimensional expects at least one-third of the board to be outsiders. Ideally, the audit committee should be entirely independent; at minimum, any outside directors who serve on the committee should be independent. At portfolio companies with an audit committee structure that have a controlling shareholder, at least two directors and at least one-third of the board should be independent outsiders.

At portfolio companies with a statutory auditor structure, Dimensional expects the board to include at least two outside directors.  At portfolio companies with a statutory auditor structure that have a controlling shareholder, at least two directors and at least one-third of the board should be independent outsiders.

Statutory Auditors
Statutory auditors are responsible for effectively overseeing management and ensuring that decisions made are in the best interest of shareholders. Dimensional may vote against statutory auditors who are remiss in their responsibilities.

When voting on outside statutory auditors, Dimensional expects nominees to be independent and to have the capacity to fulfill the requirements of their role as evidenced by attendance at meetings of the board of directors or board of statutory auditors.

Director and Statutory Auditor Compensation
Dimensional will support compensation for portfolio company directors and statutory auditors that is reasonable in both size and composition relative to industry and market norms.

When requesting an increase to the level of director fees, Dimensional expects portfolio companies to provide a specific reason for the increase.  Dimensional will generally support an increase of director fees if it is in conjunction with the introduction of performance-based compensation, or where the ceiling for performance-based compensation is being increased. Dimensional will generally not support an increase in director fees if there is evidence that the directors have been remiss in effectively overseeing management or ensuring that decisions made are in the best interest of shareholders.

Dimensional will typically support an increase to the statutory auditor compensation ceiling unless there is evidence that the statutory auditors have been remiss in effectively overseeing management or ensuring that decisions made are in the best interest of shareholders.

Dimensional will generally support the granting of annual bonuses to portfolio company directors and statutory auditors unless there is evidence the board or the statutory auditors have been remiss in effectively overseeing management or ensuring that decisions made are in the best interest of shareholders.

Dimensional generally supports the granting of retirement benefits to portfolio company insiders, so long as the individual payments, and aggregate amount of such payments, is disclosed.

Dimensional will generally vote against the granting of retirement bonuses if there is evidence the portfolio company board or statutory auditors have been remiss in effectively overseeing management or ensuring that decisions made are in the best interest of shareholders.

Equity Based Compensation
Dimensional supports the adoption of equity plans that align the interests of the portfolio company board, management, and company employees with those of shareholders.

Dimensional will typically support stock option plans to portfolio company executives and employees if total dilution from the proposed plans and previous plans does not exceed 5 percent for mature companies or 10 percent for growth companies.

Dimensional will generally vote against stock plans if upper limit of options that can be issued per year is not disclosed.

For deep-discounted stock option plans, Dimensional typically expects portfolio companies to disclose specific performance hurdles.

Capital Allocation
Dimensional will typically support well-justified dividend payouts that do not negatively impact the portfolio company's overall financial health.

Share Repurchase
Dimensional is typically supportive of portfolio company boards having discretion over share repurchases absent concerns with the company’s balance sheet management, capital efficiency, buyback and dividend payout history, board composition, or shareholding structure.

Dimensional will typically support proposed repurchases that do not have a negative impact on shareholder value.

For repurchases of more than 10 percent of issue share capital, Dimensional expects the company to provide a robust explanation for the request.

Shareholder Rights Plans (Poison Pills)
We believe the market for corporate control, which can result in acquisitions that are accretive to shareholders, should be able to function without undue restrictions. Takeover defenses such as poison pills can lead to entrenchment and reduced accountability at the board level.

Indemnification and Limitations on Liability
Dimensional generally supports limitations on liability for directors and statutory auditors in ordinary circumstances.

Limit Legal Liability of External Auditors
Dimensional generally opposes limitations on the liability of external auditors.

Increase in Authorized Capital
Dimensional will typically support requests for increases of less than 100 percent of currently authorized capital, so long as the increase does not leave the portfolio company with less than 30 percent of the proposed authorized capital outstanding.

For increases that exceed these guidelines, Dimensional expects portfolio companies to provide a robust explanation for the increase.

Dimensional will generally not support requests for increases that will be used as an anti-takeover device.

Expansion of Business Activities
For well performing portfolio companies seeking to expand their business into enterprises related to their core business, Dimensional will typically support management requests to amend the company’s articles to expand the company’s business activities.

DIMENSIONAL EMERGING MARKETS VALUE FUND (the “Registrant”)
(Amendment No. 45)

PART C
OTHER INFORMATION

Item 28.  Exhibits.

(a)	Charter.

(1)   Agreement and Declaration of Trust effective as of March 18, 2009
Incorporated herein by reference to:
Filing: Post-Effective Amendment No. 25 to the Registrant’s Registration Statement on Form N‑1A.
File No.: 811-7440.
Filing Date: October 30, 2009.

(2)	Certificate of Trust dated March 18, 2009
Incorporated herein by reference to:
Filing: Post-Effective Amendment No. 25 to the Registrant’s Registration Statement on Form N‑1A.
File No.: 811-7440.
Filing Date: October 30, 2009.

(b)	Bylaws.
Bylaws as adopted March 18, 2009
Incorporated herein by reference to:
Filing: Post-Effective Amendment No. 25 to the Registrant’s Registration Statement on Form N‑1A.
File No.: 811-7440.
Filing Date: October 30, 2009.

(c)	Instruments Defining the Rights of Security Holders.

(1)	No specimen securities are issued on behalf of the Registrant.

(2)	Relevant portion of Agreement and Declaration of Trust.
See Article V.

(3)	Relevant portion of Bylaws.
See Article II.

(d)	Investment Advisory Contracts.

(1) Investment Management Agreements.

(a)	Investment Management Agreement between the Registrant and Dimensional Fund Advisors LP dated July 21, 2015.
Incorporated herein by reference to:
Filing: Post-Effective Amendment No. 36 to the Registrant’s Registration Statement on Form N‑1A.

File No.: 811-7440.
Filing Date: February 28, 2017.

(e)	Underwriting Contracts.
Amended and Restated Distribution Agreement between the Registrant and DFA Securities LLC dated March 22, 2011.
Incorporated herein by reference to:
Filing: Post-Effective Amendment No. 39 to the Registrant’s
Registration Statement on Form N‑1A.
File No.: 811-7440.
Filing Date: February 28, 2019.

(f)	Bonus or Profit Sharing Contracts.
Not applicable.

(g)	Custodian Agreements.

(1)	Global Custodial Services Agreement between the Registrant and Citibank, N.A. dated December 21, 2012.
Incorporated herein by reference to:
Filing: Post-Effective Amendment No. 39 to the Registrant’s Registration Statement on Form N‑1A.
File No.: 811-7440.
Filing Date: February 28, 2019.

(i) Form of Amendment re: Interfund Lending Program
Incorporated herein by reference to:
Filing: Post-Effective Amendment No. 39 to the Registrant’s Registration Statement on Form N‑1A.
File No.: 811-7440.
Filing Date: February 28, 2019.

(ii)	Amendment Number 2 re: Term
Incorporated herein by reference to:
Filing: Post-Effective Amendment No. 39 to the Registrant’s Registration Statement on Form N‑1A.
File No.: 811-7440.
Filing Date: February 28, 2019.

(iii)	Supplement re: China Connect Securities
Incorporated herein by reference to:
Filing: Post-Effective Amendment No. 41 to the Registrant’s Registration Statement on Form N‑1A.
File No.: 811-7440.
Filing Date: February 28, 2020.

(h)	Other Material Contracts.

(1)	Transfer Agency Agreement between the Registrant and State Street Bank and Trust Company
Incorporated herein by reference to:

Filing: Post-Effective Amendment No. 25 to the Registrant’s Registration Statement on Form N‑1A.
File No.: 811-7440.
Filing Date: February 28, 2013.

(a)   Amendment No. 1 re: the addition of “FAN” services.
Incorporated herein by reference to:
Filing: Post-Effective Amendment No. 39 to the Registrant’s Registration Statement on Form N‑1A.
File No.: 811-7440.
Filing Date: February 28, 2019.

(2)	Administration Agreement between the Registrant and State Street Bank and Trust Company
Incorporated herein by reference to:
Filing: Post-Effective Amendment No. 25 to the Registrant’s Registration Statement on Form N‑1A.
File No.: 811-7440.
Filing Date: February 28, 2013.

(a)	Amendment dated November 13, 2018 re: Liquidity
Risk Measurement Services
Incorporated herein by reference to:
Filing: Post-Effective Amendment No. 39 to the Registrant’s
Registration Statement on Form N‑1A.
File No.: 811-7440.
Filing Date: February 28, 2019.

(i)	Legal Opinion.
Not applicable.

(j)	Other Opinions.
Consent of Independent Certified Public Accountants, PricewaterhouseCoopers LLP.
ELECTRONICALLY FILED HEREWITH AS EXHIBIT NO. EX-28.j.

(k)	Omitted Financial Statements.
Not applicable.

(l)	Initial Capital Agreements.
Subscription Agreement dated as of February 1, 1993.
Incorporated herein by reference to:
Filing: Post-Effective Amendment No. 13 to the Registrant’s Registration Statement on Form N‑1A.
File No.: 811-7440.
Filing Date: March 29, 2001.

(m)	Rule 12b-1 Plan.
Not applicable.

(n)	Rule 18f-3 Plan.
Not applicable.

(o)	Power-of-Attorney.
On behalf of the Registrant, Power-of-Attorney dated as of December 16, 2020, appointing David G. Booth, Catherine L. Newell, Valerie A. Brown, Jeff J. Jeon, Gerard K. O’Reilly, David P. Butler, Carolyn L. O, Lisa M. Dallmer, Joy L. Lopez, Ryan P. Buechner and James J. Taylor as attorneys-in-fact to David G. Booth, David P. Butler, George M. Constantinides, Roger G. Ibbotson, Gerard K. O’Reilly, Lisa M. Dallmer, Myron S. Scholes, Abbie J. Smith, Douglas W. Diamond, Catherine L. Newell, Darrell Duffie, and Ingrid M. Werner.
ELECTRONICALLY FILED HEREWITH AS EXHIBIT NO. EX-28.o.

(p)	Code of Ethics.
Code of Ethics of Registrant, Advisor and Underwriter.
ELECTRONICALLY FILED HEREWITH AS EXHIBIT NO. EX-28.p.

Item 29.	Persons Controlled by or Under Common Control with Registrant.
If an investor beneficially owns more than 25% of the outstanding voting securities of the feeder fund that invests all of its investable assets in a Series of the Registrant, then the feeder fund and its corresponding Series may be deemed to be under the common control of such investor.  Accordingly, the feeder portfolio of DFA Investment Dimensions Group (“DFAIDG”), a Maryland corporation and registered investment company, may be deemed to be under common control with its corresponding Series of the Registrant.  As of January 31, 2021, no person beneficially owned more than 25% of the outstanding voting securities of the feeder portfolio investing in the Registrant.

Item 30.	Indemnification.
Reference is made to Article VII of the Registrant’s Agreement and Declaration of Trust, which is incorporated by reference to Amendment No. 25 electronically filed on October 30, 2009.

Pursuant to Rule 484 under the Securities Act of 1933, as amended, the Registrant furnishes the following undertaking:

Insofar as indemnification for liability arising under the Securities Act of 1933 (the “Act”) may be permitted to the trustees, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a trustee, an officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 31.	Business and Other Connections of the Investment Advisor.
Dimensional Fund Advisors LP (formerly, Dimensional Fund Advisors Inc.), the investment manager for the Registrant, is also the investment manager for four other registered open-end investment companies, DFA Investment Dimensions Group Inc., The DFA Investment Trust Company, Dimensional Investment Group Inc. and Dimensional ETF Trust.  The Advisor also serves as sub-advisor for certain other registered investment companies.

For additional information, please see “Management of the Fund” in Part A and “Services to the Fund-Investment Management” in Part B of this Registration Statement.

Additional information as to the Advisor and the directors and officers of the Advisor is included in the Advisor’s Form ADV filed with the Commission (File No. 801-16283), which is incorporated herein by reference, and sets forth the officers and directors of the Advisor and information as to any business, profession, vocation or employment of a substantial nature engaged in by those officers and directors during the past two years.

Item 32.	Principal Underwriters.

(a)
DFA Securities LLC (“DFAS”) is the principal underwriter for the Registrant.  DFAS also serves as principal underwriter for Dimensional Investment Group Inc., DFA Investment Dimensions Group Inc., The DFA Investment Trust Company and Dimensional ETF Trust.

(b)	The following table sets forth information as to the Distributor’s Officers, Partners and Control Persons. The address of each officer is 6300 Bee Cave Road, Building One, Austin, Texas 78746:
Name and Principal Business Address	Positions and Offices with Underwriter	Positions and Offices with Fund
Valerie A. Brown	Vice President and Assistant Secretary	Vice President and Assistant Secretary
Ryan P. Buechner	Vice President	Vice President and Assistant Secretary
David P. Butler	Co-Chief Executive Officer	Co-Chief Executive Officer
Stephen A. Clark	Executive Vice President	Executive Vice President
Lisa M. Dallmer	Vice President	Vice President, Chief Financial Officer and Treasurer
Bernard J. Grzelak	Vice President, Chief Financial Officer, and Treasurer	Not Applicable
Jeff J. Jeon	Vice President	Vice President
Joy L. Lopez	Vice President	Vice President and Assistant Treasurer
Kenneth M. Manell	Vice President	Vice President
Catherine L. Newell	Executive Vice President, Secretary and General Counsel	President and General Counsel
Carolyn L. O	Vice President	Vice President and Secretary
Randy C. Olson	Vice President and Chief Compliance Officer	Vice President and Chief Compliance Officer
Gerard K. O'Reilly	Co-Chief Executive Officer and Chief Investment Officer	Co-Chief Executive Officer and Chief Investment Officer
James J. Taylor	Vice President	Vice President and Assistant Treasurer
David G. Booth	Executive Chairman	Chairman and Director
Dimensional Fund Advisors LP	Sole Member	Not Applicable

(c)	Not applicable.

Item 33.	Location of Accounts and Records.
The accounts and records of the Registrant will be located at the office of the Registrant and at additional locations, as follows:

Name	Address
Dimensional Emerging Markets Value Fund	6300 Bee Cave Road, Building One Austin, TX 78746
State Street Bank and Trust Company	1 Lincoln Street, Boston, MA 02111
Citibank, N.A.	111 Wall Street New York, New York 10005

Item 34.	Management Services.
None.

Item 35.	Undertakings.
Not applicable.

SIGNATURE

Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Post-Effective Amendment No. 45 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, the State of Texas, as of the 26th day of February, 2021.

DIMENSIONAL EMERGING MARKETS VALUE FUND
(Registrant)

By:	/s/ Ryan P. Buechner
Ryan P. Buechner
(Attorney-in-Fact to Registrant pursuant to a Power of Attorney)
Vice President
(Signature and Title)

EXHIBIT INDEX

Exhibit No.	Description
EX-28.j	Consent of Independent Certified Public Accountants
EX-28.o.	Power of Attorney
EX-28.p	Code of Ethics of Registrant, Advisor and Underwriter